Filed Pursuant to Rule 424(b)(3)

Registration No. 333-112708

PROSPECTUS

Bank of America Corporate Center

100 North Tryon Street

Charlotte, North Carolina 28255

(704) 386-5972

Debt Securities

Affiliates of Bank of America Corporation, including Banc of America Securities LLC, may use this prospectus in connection with offers and sales in the secondary market of senior or subordinated debt securities of Bank of America Corporation. These affiliates may act as principal or agent in those transactions. Secondary market sales made by them will be made at prices related to market prices at the time of sale.

The following debt securities that may be offered using this prospectus are listed on the New York Stock Exchange:

Title of Securities	Ticker Symbol
8 1/2% Subordinated Notes, due 2007	n/a

The following debt securities that may be offered using this prospectus are listed on the American Stock Exchange:

Title of Securities	Ticker Symbol
DJIASM Return Linked Notes, due March 28, 2005	BOA.B
S&P 500® Index Return Linked Notes, due July 2, 2007	BOA.C

Our debt securities are unsecured and are not savings accounts, deposits, or other obligations of a bank. Our securities are not guaranteed by Bank of America, N.A. or any other bank, are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, and may involve investment risks. Potential purchasers of our debt securities denominated in euro or our indexed debt securities should consider the information in “Risk Factors Related to Some of the Debt Securities” beginning on page 11.

None of the Securities and Exchange Commission, any state securities commission or any other regulatory body has approved or disapproved of the securities to be offered under this prospectus or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated April 14, 2004

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s® 500,” and “500” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by us. The debt securities included in this prospectus that are described by reference to any of the above are not sponsored, endorsed, sold or promoted by Standard & Poor’s®, and Standard & Poor’s® makes no representation regarding the advisability of investing in any of those debt securities.

“Dow Jones,” “Dow Jones Industrial AverageSM,” and “DJIASM” are service marks of Dow Jones & Company, Inc. and have been licensed by us for use for certain purposes. The debt securities included in this prospectus that are described by reference to any of the above are not sponsored, endorsed, sold or promoted by Dow Jones, and Dow Jones makes no representation regarding the advisability of investing in any of those debt securities.

“Nasdaq®,” “Nasdaq-100®,” and “Nasdaq-100 Index®” are trade or service marks of The Nasdaq Stock Market, Inc. (with its affiliates, “Nasdaq®”) and are licensed for use by us. The debt securities included in this prospectus that are described by reference to any of the above have not been passed on by Nasdaq® as to their legality or suitability. These debt securities are not issued, endorsed, sold or promoted by Nasdaq®. NASDAQ® MAKES NO WARRANTIES AND BEARS NO LIABILITY WITH RESPECT TO ANY OF THOSE DEBT SECURITIES.

The Dow Jones EURO STOXX 50SM Index is proprietary and copyrighted material. The Dow Jones EURO STOXX 50SM Index and the related trademarks have been licensed for certain purposes by us. Neither STOXX Limited nor Dow Jones sponsors, endorses, or promotes any of the debt securities included in this prospectus that are described by reference to the Dow Jones EURO STOXX 50SM Index.

“HOLDRSSM” is a service mark of Merrill Lynch & Co., Inc.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the SEC and is intended to describe certain outstanding senior and subordinated debt securities previously issued by us and our predecessor companies. Those predecessor companies are:

•	NCNB Corporation
•	NationsBank Corporation
•	FleetBoston Financial Corporation
•	Fleet Boston Corporation
•	Fleet Financial Group, Inc.
•	Fleet/Norstar Financial Group, Inc.
•	BankBoston Corporation
•	Bank of Boston Corporation
•	BankAmerica Corporation
•	Barnett Banks, Inc.
•	Boatmen’s BancShares, Inc.
•	Sovran Financial Corporation

This prospectus will be used by our affiliates, including Banc of America Securities LLC, in connection with offers and sales in the secondary market of the debt securities we describe in this prospectus. Any of our affiliates, including Banc of America Securities LLC, may act as a principal or agent in these transactions. Any affiliate that is a member of the National Association of Securities Dealers, Inc., including Banc of America Securities LLC, will conduct these offers and sales in compliance with the requirements of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding the offer and sale of securities of an affiliate. The transactions in the secondary market by our affiliates, including Banc of America Securities LLC, may occur in the open market or may be privately negotiated at prevailing market prices at the time of sale.

We will not receive the net proceeds from the sale of any debt securities offered by this prospectus.

In considering an investment in the debt securities offered by this prospectus, you should rely only on the information included or incorporated by reference in this prospectus or any supplement to this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The delivery of this prospectus, at any time, does not create any implication that there has been no change in our affairs since the date of this prospectus or that the information in this prospectus is correct as of any time subsequent to the date of this prospectus.

We are offering to sell these debt securities only in places where sales are permitted. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy these debt securities in any jurisdiction in which such offer or solicitation is unlawful.

References in this prospectus to “$” and “dollars” are to the currency of the United States of America. References in this prospectus to “€” and “euro” are to the currency introduced at the start of the third stage of the European Economic and Monetary Union pursuant to Article 109g of the Treaty establishing the European Communities, as amended by the Treaty on European Union, as amended by the Treaty of Amsterdam.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “we,” “us,” “our,” or similar references are to Bank of America Corporation.

BANK OF AMERICA CORPORATION

General

Bank of America Corporation is a Delaware corporation, a bank holding company, and a financial holding company. Bank of America Corporation was incorporated in 1998 as part of the merger of BankAmerica Corporation with NationsBank Corporation. We provide a diversified range of banking and nonbanking financial services and products in 29 states and the District of Columbia and in selected international markets. We provide services and products through four business segments: (1) Consumer and Small Business, (2) Commercial Banking, (3) Global Corporate and Investment Banking, and (4) Wealth and Investment Management.

On October 27, 2003, we entered into an Agreement and Plan of Merger with FleetBoston Financial Corporation, or “FleetBoston,” providing for the merger of FleetBoston with and into us (the “FleetBoston Merger”). The FleetBoston Merger closed on April 1, 2004, and we were the surviving corporation in the transaction. Following the FleetBoston Merger, our principal banking subsidiaries are Bank of America, N.A. and Fleet National Bank (the “Banks”).

Acquisitions and Sales

As part of our operations, we regularly evaluate the potential acquisition of, and hold discussions with, various financial institutions and other businesses of a type eligible for financial holding company ownership or control. In addition, we regularly analyze the values of, and submit bids for, the acquisition of customer-based funds and other liabilities and assets of such financial institutions and other businesses. We also regularly consider the potential disposition of certain of our assets, branches, subsidiaries, or lines of businesses. As a general rule, we publicly announce any material acquisitions or dispositions when a definitive agreement has been reached.

Outstanding Debt

The following table sets forth: (1) our outstanding long-term debt as of December 31, 2003, (2) the pro forma combined outstanding long-term debt of us and FleetBoston as of December 31, 2003, and (3) the pro forma combined outstanding long-term debt of us and FleetBoston as adjusted for the issuance and maturity of some of our and FleetBoston’s long-term debt during the period beginning January 1, 2004 through April 13, 2004. The pro forma information assumes that we had been combined with FleetBoston on January 1, 2003, on a purchase accounting basis.

	Bank of America Actual	Unaudited Pro Forma Bank of America/ FleetBoston Combined— December 31, 2003	Unaudited Pro Forma As Adjusted Bank of America/ FleetBoston Combined
	(Amounts in Millions)
Senior debt
Bank of America Corporation	$36,887	$41,816	$45,413
Subsidiaries (1)	12,862	16,976	18,207

Total senior debt	$49,749	$58,792	$63,620

Subordinated debt
Bank of America Corporation	19,041	22,098	21,617
Subsidiaries (1)	308	2,508	2,508

Total subordinated debt	$19,349	$24,606	$24,125

Junior subordinated debt
Bank of America Corporation	5,472	8,729	8,729
Subsidiaries (1)	773	773	773

Total junior subordinated debt	$6,245	$9,502	$9,502

Pro forma adjustments (2)	$—	$912	$912

Total long-term debt	$75,343	$93,812	$98,159

(1)	These obligations are direct obligations of our subsidiaries and represent claims against those subsidiaries prior to our equity interest in those subsidiaries.
(2)	For additional information, see “Unaudited Pro Forma Condensed Combined Financial Information” included in our Form 8-K/A filed April 14, 2004.

Also, as of December 31, 2003, there was approximately $2.6 billion of Bank of America Corporation commercial paper and other short-term notes payable outstanding and approximately $759 million of FleetBoston commercial paper and other short-term notes payable outstanding.

RATIOS OF EARNINGS TO FIXED CHARGES

The consolidated ratio of earnings to fixed charges for (a) us for each of the years in the five-year period ended December 31, 2003; and (b) us and FleetBoston prepared using unaudited pro forma condensed combined financial information of us and FleetBoston as of December 31, 2003, are as follows:

	Year Ended December 31,					Unaudited Pro Forma Bank of America/ FleetBoston Combined– December 31, 2003(1)
	2003	2002	2001	2000	1999
Ratio of Earnings to Fixed Charges:
Excluding interest on deposits	3.8	3.1	2.1	1.8	2.2	3.9
Including interest on deposits	2.5	2.1	1.6	1.5	1.6	2.5

(1)	The pro forma information assumes that we had been combined with FleetBoston on January 1, 2003, on a purchase accounting basis. For additional information, see “Unaudited Pro Forma Condensed Combined Financial Information” included in our Form 8-K/A filed April 14, 2004.

•	The consolidated ratio of earnings to fixed charges is calculated as follows:

(net income before taxes and fixed charges – equity in undistributed earnings of unconsolidated subsidiaries)

fixed charges

Fixed charges consist of:

•	interest expense, which we calculate excluding interest on deposits in one case and including that interest in the other;

•	amortization of debt discount and appropriate issuance costs; and

•	one-third (the amount deemed to represent an appropriate interest factor) of net rent expense under lease commitments.

REGULATORY MATTERS

The following discussion describes elements of an extensive regulatory framework applicable to bank holding companies, financial holding companies, and banks, as well as specific information about us and our subsidiaries. Federal regulation of banks, bank holding companies, and financial holding companies is intended primarily for the protection of depositors and the Bank Insurance Fund rather than for the protection of securityholders and creditors.

General

As a registered bank holding company and a financial holding company, we are subject to the supervision of, and to regular inspection by, the Board of Governors of the Federal Reserve System, or the “Federal Reserve Board.” Our banking subsidiaries are organized predominantly as national banking associations, which are subject to regulation, supervision, and examination by the Office of the Comptroller of the Currency, or the “Comptroller,” the Federal Deposit Insurance Corporation, or the “FDIC,” the Federal Reserve Board, and other federal and state regulatory agencies. In addition to banking laws, regulations, and regulatory agencies, we and our subsidiaries and affiliates are subject to the laws and regulations of both the federal government and the states and counties in which they conduct business and supervision and examination by the Securities and Exchange Commission, or the “SEC,” the New York Stock Exchange, or the “NYSE,” the National Association of Securities Dealers, Inc., and other regulatory agencies, all of which directly or indirectly affect our operations and management and our ability to make distributions to stockholders.

A financial holding company, and the non-bank companies under its control, are permitted to engage in activities considered “financial in nature” as defined by the Gramm-Leach-Bliley Act and Federal Reserve Board interpretations (including, without limitation, insurance and securities activities), and therefore may engage in a broader range of activities than permitted for bank holding companies and their subsidiaries. A financial holding company may engage directly or indirectly in activities considered financial in nature, either de novo or by acquisition, provided the financial holding company gives the Federal Reserve Board after-the-fact notice of the new activities. The Gramm-Leach-Bliley Act also permits national banks, such as our banking subsidiaries, to engage in activities considered financial in nature through a financial subsidiary, subject to certain conditions and limitations and with the approval of the Comptroller.

Interstate Banking

Bank holding companies (including bank holding companies that also are financial holding companies) also are required to obtain the prior approval of the Federal Reserve Board before acquiring more than 5% of any class of voting stock of any bank which is not already majority-owned by the bank holding company. Pursuant to the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994, a bank holding company may acquire banks in states other than its home state without regard to the permissibility of such acquisitions under state law, but subject to any state requirement that the bank has been organized and operating for a minimum period of time, not to exceed five years, and the requirement that the bank holding company, after the proposed acquisition, controls no more than 10% of the total amount of deposits of insured depository institutions in the United States and no more than 30% or such lesser or greater amount set by state law of such deposits in that state.

Subject to certain restrictions, the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 also authorizes banks to merge across state lines to create interstate branches. This act also permits a bank to open new branches in a state in which it does not already have banking operations if such state enacts a law permitting de novo branching.

Changes in Regulations

Proposals to change the laws and regulations governing the banking industry are frequently introduced in Congress, in the state legislatures, and before the various bank regulatory agencies. The likelihood and timing of any proposals or legislation and the impact they might have on us and our subsidiaries cannot be determined at this time.

Capital and Operational Requirements

The Federal Reserve Board, the Comptroller, and the FDIC have issued regulatory capital guidelines for United States banking organizations. Failure to meet the capital requirements can initiate certain mandatory and discretionary actions by regulators that could have a material effect on our financial statements. At December 31, 2003, we, as well as Bank of America, N.A., were classified as well-capitalized under this regulatory framework.

The regulatory capital guidelines measure capital in relation to the credit and market risks of both on- and off-balance sheet items using various risk weights. Under the regulatory capital guidelines, total capital consists of three tiers of capital. Tier 1 capital includes common shareholders’ equity, trust preferred securities, minority interests, and qualifying preferred stock, less goodwill and other adjustments. Tier 2 capital consists of preferred stock not qualifying as Tier 1 capital, mandatory convertible debt, limited amounts of subordinated debt, other qualifying term debt, the allowance for credit losses up to 1.25% of risk-weighted assets and other adjustments. Tier 3 capital includes subordinated debt that is unsecured, fully paid, has an original maturity of at least two years, is not redeemable before maturity without prior approval by the Federal Reserve Board and includes a lock-in clause precluding payment of either interest or principal if the payment would cause the issuing bank’s risk-based capital ratio to fall or remain below the required minimum. Tier 3 capital can only be used to satisfy our market risk capital requirement and may not be used to support our credit risk requirement. At December 31, 2003, we had no subordinated debt that qualified as Tier 3 capital.

The capital treatment of trust preferred securities currently is under review by the Federal Reserve Board due to the issuing trust companies being deconsolidated under Financial Accounting Standards Board Interpretation 46, “Consolidation of Variable Interest Entities, an interpretation of ARB No. 51” (FIN 46). Depending on the capital treatment resolution, trust preferred securities may no longer qualify for Tier 1 capital treatment, but instead would qualify for Tier 2 capital. On July 2, 2003, the Federal Reserve Board issued a Supervision and Regulation Letter requiring that bank holding companies continue to follow the current instructions for reporting trust preferred securities in their regulatory reports. Accordingly, we will continue to report trust preferred securities in Tier 1 capital until further notice from the Federal Reserve Board. On September 2, 2003, the Federal Reserve Board and other regulatory agencies issued the Interim Final Capital Rule for Consolidated Asset-Backed Commercial Paper Program Assets. This interim rule allows companies to exclude from risk-weighted assets the newly consolidated assets of asset-backed commercial paper programs required by FIN 46, when calculating Tier 1 and total risk-based capital ratios through March 31, 2004.

To meet minimum, adequately capitalized regulatory requirements, an institution must maintain a Tier 1 capital ratio of 4% and a total capital ratio of 8%. A well-capitalized institution must generally maintain capital ratios 100 to 200 basis points higher than the minimum guidelines. The risk-based capital rules have been further supplemented by a leverage ratio, defined as Tier 1 capital divided by quarterly average total assets, after certain adjustments. The leverage ratio guidelines establish a minimum of 100 to 200 basis points above 3%. Banking organizations must maintain a leverage capital ratio of at least 5% to be classified as well-capitalized. As of December 31, 2003, we were classified as “well-capitalized” for regulatory purposes, the highest classification. As of December 31, 2003, our Tier 1 capital, total risk-based capital, and leverage ratio under these guidelines were 7.85%, 11.87% and 5.73%, respectively.

Net unrealized gains (losses) on available-for-sale debt securities, net unrealized gains on marketable equity securities and net unrealized gains (losses) on derivatives included in shareholders’ equity at December 31, 2003 are excluded from the calculations of Tier 1 capital, total capital, and leverage ratios.

The Federal Deposit Insurance Corporation Improvement Act of 1991, among other things, identifies five capital categories for insured depository institutions (well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized) and requires the respective federal regulatory agencies to implement systems for “prompt corrective action” for insured depository institutions that do not meet minimum capital requirements within such categories. This act imposes progressively more restrictive constraints on operations, management, and capital distributions, depending on the category in which an institution is classified. Failure to meet the capital guidelines could also subject a banking institution to capital raising requirements. An “undercapitalized” bank must develop a capital restoration plan and its parent holding company must guarantee that bank’s compliance with the plan. The liability of the parent holding company under any such guarantee is limited to the lesser of (1) 5% of the bank’s total assets at the time it became “undercapitalized” or (2) the amount needed to comply with the plan. Furthermore, in the event of the bankruptcy of the parent holding company, such guarantee would take priority over the parent’s general unsecured creditors. In addition, this act requires the various regulatory agencies to prescribe certain non-capital standards for safety and soundness relating generally to operations and management, asset quality, and executive compensation and permits regulatory action against a financial institution that does not meet such standards.

The various regulatory agencies have adopted substantially similar regulations that define the five capital categories identified by this act, using the total risk-based capital, Tier 1 risk-based capital and leverage capital ratios as the relevant capital measures. Such regulations establish various degrees of corrective action to be taken when an institution is considered undercapitalized. Under the regulations, a “well capitalized” institution must have (1) a Tier 1 risk-based capital ratio of at least 6%, (2) a total risk-based capital ratio of at least 10%, (3) a leverage ratio of at least 5%, and (4) not be subject to a capital directive order. Under these guidelines, each of our banking subsidiaries is considered well capitalized as of December 31, 2003. In order for us to continue to qualify as a financial holding company, each of our banking subsidiaries must remain well capitalized.

Regulators also must take into consideration (1) concentrations of credit risk; (2) interest rate risk (when the interest rate sensitivity of an institution’s assets does not match the sensitivity of its liabilities or its off-balance-sheet position); and (3) risks from non-traditional activities, as well as an institution’s ability to manage those risks, when determining the adequacy of an institution’s capital. This evaluation will be made as a part of the institution’s regular safety and soundness examination. In addition, we and any of our banking subsidiaries with significant trading activity must incorporate a measure for market risk in our regulatory capital calculations.

Distributions

Our funds for payment of our indebtedness, including the debt securities, are derived from a variety of sources, including cash and temporary investments. However, the primary source of these funds is dividends received from our banking subsidiaries. Each of our banking subsidiaries is subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain capital above regulatory minimums. The appropriate federal regulatory authority is authorized to determine when, and under what circumstances, to prohibit a bank or bank holding company from paying dividends under its safety and soundness examination.

In addition, the ability of our banking subsidiaries to pay dividends may be affected by the various minimum capital requirements and the capital and non-capital standards established under the Federal Deposit Insurance Corporation Improvement Act of 1991, as described above. Our right, and the right of our stockholders and creditors, to participate in any distribution of the assets or earnings of our subsidiaries is further subject to the prior claims of creditors of the respective subsidiaries.

Source of Strength

According to Federal Reserve Board policy, bank holding companies are expected to act as a source of financial strength to each subsidiary bank and to commit resources to support each such subsidiary. This support may be required at times when a bank holding company may not be able to provide such support. Similarly, under the cross-guarantee provisions of the Federal Deposit Insurance Act, in the event of a loss suffered or anticipated by the FDIC—either as a result of default of a banking subsidiary or related to FDIC assistance provided to a subsidiary in danger of default—the other banking subsidiaries may be assessed for the FDIC’s loss, subject to certain exceptions.

DESCRIPTION OF DEBT SECURITIES

Introduction

Our outstanding senior and subordinated debt securities offered by this prospectus (the “Debt Securities”) were issued under a number of indentures. Some of these indentures were executed by our predecessor companies, and we assumed the obligations under these indentures when we acquired each of these predecessor companies.

The Debt Securities are our direct unsecured obligations and are not obligations of our subsidiaries.

Trustees

Each trustee under the respective indentures has two principal functions:

•	First, the trustee can enforce your rights against us if we default. However, there are limitations on the extent the trustee may act on your behalf.

•	Second, the trustee performs administrative duties for us, including sending you notices.

Covenants

None of our indentures limits the amount of debt securities that we may issue. Each indenture allows us to issue debt securities up to the principal amount we authorize from time to time. In addition, none of our subordinated indentures limits the amount of senior debt we may incur.

None of our indentures contains provisions protecting holders against a decline in our credit quality resulting from takeovers, recapitalizations, the incurrence of additional indebtedness, or restructurings. If our credit quality declines as a result of an event of this type, or otherwise, the ratings of any Debt Securities then outstanding may be withdrawn or downgraded.

Limitations on Payments

As a holding company, we own most of our assets and conduct substantially all of our operations through subsidiaries. Our ability to make payments of principal, any premium, interest, and any other amounts on the Debt Securities may be affected by the ability of our banking and nonbanking subsidiaries to pay dividends. Their ability, as well as our ability, to pay dividends in the future is and could be influenced by bank regulatory requirements and capital guidelines. See “Regulatory Matters.”

In addition, claims of holders of debt securities generally will have a junior position to claims of creditors of our subsidiaries including, in the case of our banking subsidiaries, their depositors.

Tax Considerations

In connection with any payment on a Debt Security, we may require the holder to certify information to us. In the absence of that certification, we may rely on any legal presumption to determine our responsibilities, if any, to deduct or withhold taxes, assessments or governmental charges from the payment.

We may have issued some Debt Securities at a price lower than their stated principal amount or lower than their minimum guaranteed repayment amount at maturity. These Debt Securities may bear no interest or may bear interest at a rate which at the time of issuance is below market rates. Some of our Debt Securities may be deemed to be issued with original issue discount (“OID”) for United States federal income tax purposes. See “Certain United States Federal Income Tax Considerations.” If you are considering the purchase, ownership or disposition of Debt Securities issued with OID, you should consult your own tax advisors concerning the United States federal income tax consequences with regard to the purchase, ownership or disposition of those securities in light of your particular situation, as well as any consequences arising under the laws of any other taxing jurisdiction.

Form, Registration and Payment

Unless otherwise indicated in this prospectus, we have issued the Debt Securities only in fully registered form without coupons. We may have issued some of the Debt Securities only as global securities and not as certificated securities. For a discussion of the exchange, registration, transfer, and payment of both global and certificated Debt Securities, see “Registration and Settlement.”

Repurchase

We, or our affiliates, may repurchase Debt Securities from investors who are willing to sell them from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. We, or our affiliates, have the discretion to hold or resell any repurchased Debt Securities. We also have the discretion to cancel any Debt Securities repurchased by us.

No Sinking Fund

Unless otherwise indicated in this prospectus, no series of the Debt Securities is entitled to the benefits of a sinking fund. This means that we will not deposit money on a regular basis into any separate custodial account to repay any of the Debt Securities.

Reopenings

We have the ability to “reopen” the offering of some of our Debt Securities. This means that we can increase the principal amount of that series of Debt Securities by selling additional Debt Securities with the same terms. We may do so without notice to the existing holders of securities of that series. However, any new securities of this kind may begin to bear interest at a different date.

RISK FACTORS RELATED TO SOME OF THE DEBT SECURITIES

Risks of Indexed Debt Securities

We have issued certain Debt Securities where the principal, interest and/or other amounts payable on the Debt Securities are indexed to the price or level of one or more stocks or stock indices. We refer to these securities as “Indexed Debt Securities,” and we refer to these stocks or stock indices as “indexed items.”

If you invest in our Indexed Debt Securities, you will be subject to significant risks not associated with conventional fixed rate or floating rate debt securities. In recent years, values of some indexed items have been volatile, and this volatality may be expected in the future. However, past experience is not necessarily indicative of what may occur in the future. We have no control over a number of matters, including economic, financial, and political events that are important in determining the existence, magnitude, and longevity of these risks and their impact on the value of, or payments made on, the Indexed Debt Securities.

• Principal amount. Our Indexed Debt Securities may or may not be “principal protected,” so the principal amount you will receive at maturity may be greater than, equal to, or less than the original purchase price of the Indexed Debt Security. It also is possible that principal will not be repaid. Unless otherwise indicated in this prospectus, each of the Indexed Debt Securities is “principal protected.” In addition, at maturity, for some of our Indexed Debt Securities you may receive shares of stock of companies included in a basket index, instead of a cash payment. These shares may have an aggregate value at that time that is less than the face amount of the Indexed Debt Security.

• Interest payments. If the interest rate of an Indexed Debt Security is indexed (whether or not the principal amount is indexed), then you may receive interest payments that are less than what you would have received had you purchased at the same time a conventional debt security having the same maturity date. It also is possible that no interest will be paid on the Indexed Debt Security.

•  Multiplier or leverage factor. Our Indexed Debt Securities may have interest and principal payments that increase or decrease at a rate that is greater than the rate of a favorable or unfavorable movement in the indexed item, which is referred to as a multiplier or leverage factor. A multiplier or leverage factor in a principal or interest index will increase the risk that no principal or interest will be paid at all.

•  Early payment. The terms of an Indexed Debt Security may require that the Indexed Debt Security be paid prior to its scheduled maturity date. That early payment could result in a reduction in your anticipated return on your investment. In addition, you may not be able to invest the funds you receive in a new investment that yields a similar return.

•  Limited Return. Amounts payable at maturity of some of our Indexed Debt Securities may be determined, in part, by reference to the periodic return of an indexed item during multiple reference periods during the term of the Indexed Debt Securities. If the level of the applicable indexed item declines during any reference period, the periodic return for that reference period will be negative. The return on those Indexed Debt Securities is based on the compounded value of the periodic returns during all of the reference periods. This has a cumulative negative effect as the number of negative periodic return values increases prior to the maturity date of the Indexed Debt Security. The likelihood that any supplemental amounts payable at maturity of these Indexed Debt Securities will be limited to the stated minimum amount for those Indexed Debt Securities, which may be zero, increases as (1) the number of negative periodic return values increases and (2) the decline in the level of the applicable indexed item in any reference period increases. The supplemental amount payable at maturity may be limited to the stated minimum amount even if (1) the level of the applicable indexed item increases during one or more reference periods during the term of the Indexed Debt Securities or (2) the final level of the applicable indexed item exceeds the initial level of that indexed item. In that case, at maturity you would receive only the principal amount of the Indexed Debt Securities and any minimum supplemental amount. In addition, if the periodic return during any reference period during the term of the Indexed Debt Securities is subject to a cap, the return on your investment in the Indexed Debt Securities may not fully reflect any increase in the market values of the stocks included in the applicable indexed item. A direct investment in the applicable indexed item or the stocks directly would allow you to receive the full benefit on any appreciation in the price of the shares, as well as in any dividends paid by those shares.

•  Value of underlying securities. Some of our Indexed Debt Securities may be linked to the performance of a basket of stocks. The basket composition, and in some circumstances the process of determining the basket level, may be subject to adjustment for events arising out of stock splits and combinations, stock dividends and a number of other transactions involving the companies whose stock is included in the applicable basket, including the liquidation, dissolution or winding up of an issuer. The applicable basket composition and the process of determining the basket level will not be adjusted for other events that may adversely affect the price of the stock of a company included in the basket, such as offerings of common stock for cash or in connection with acquisitions.

•  Companies included in index. While we currently, or in the future, may engage in business with companies represented by constituent stocks of an indexed item, neither we nor any of our affiliates assume any responsibility for the adequacy or accuracy of any publicly available information about any companies represented by constituent stocks of any indexed item or the calculation of any indexed item. You should make your own investigation into the applicable indexed item and the companies represented by its constituent stocks.

None of the companies represented by constituent stocks of any indexed item, nor the publisher of any indexed item, has any obligation of any sort with respect to any Indexed Debt Securities. Thus, none of these entities has any obligation to take your interests into consideration for any reason, including taking any corporate actions that might affect the value of your Indexed Debt Securities.

•  Our business activities may create conflicts of interest with you. We or one or more of our affiliates may engage in trading activities related to any indexed item or the stocks included in the indexed item that are not for your account or on your behalf. We and our affiliates from time to time may buy or sell the stocks included in an indexed item or futures or options contracts on the indexed item for our own account, for business reasons, or in connection with hedging our obligations under the Indexed Debt Securities.

These trading activities may present a conflict of interest between your interests in your Indexed Debt Securities and the interests we and our affiliates may have in our proprietary accounts, in facilitating transactions, including block trades, for our other customers, and in accounts under our management. These trading activities, if they influence the level of an indexed item, could be adverse to your interests as a beneficial owner of the Indexed Debt Securities.

We and our affiliates, at present or in the future, may engage in business with companies represented by constituent stocks of an indexed item, including making loans to, equity investments in, or providing investment banking, asset management, or other services to those companies, their affiliates, and their competitors. In connection with these activities, we may receive information about those companies that we will not divulge to you or other third parties. One or more of our affiliates have published, and in the future may publish, research reports on one or more of the companies included in an indexed item. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Indexed Debt Securities. Any of these activities may affect the market value of the Indexed Debt Securities.

•  No shareholder rights. The Indexed Debt Securities are our debt securities. They are not equity instruments or shares of stock. Investing in the Indexed Debt Securities will not make you a holder of the stock of any of the constituent companies of the applicable indexed item. You will not have any voting rights, any rights to receive dividends or other distributions, or any other rights with respect to the stock of the constituent companies of the applicable indexed item. As a result, the return on your Indexed Debt Securities may not reflect the return you would realize if you actually owned the stocks included in the indexed item and received the dividends paid or other distributions made in connection with such stocks. Your Indexed Debt Securities will be paid in cash and you have no right to receive delivery of stock of any of the constituent companies of the applicable indexed item, unless otherwise provided in the description of the applicable Indexed Debt Security.

•  Tax consequences. You should consider the tax consequences of investing in Indexed Debt Securities. You should assume that there is no statutory, judicial, or administrative authority that addresses directly the characterization of the Indexed Debt Securities or similar instruments for United States federal or other income tax purposes. As a result, the income tax consequences of an investment in Indexed Debt Securities are not certain. We have not requested a ruling from the Internal Revenue Service, or the “IRS,” for any of the outstanding Indexed Debt Securities. See “Certain United States Federal Income Tax Considerations – United States Holders – Principal Protected Indexed Notes” and “– United States Holders – Non-Principal Protected Indexed Notes.”

•  There may be potential conflicts of interest between you and the calculation agent for some of our Indexed Debt Securities. We have the right to appoint and remove a calculation agent for each series of Indexed Debt Securities. Either Banc of America Securities LLC or Bank of America, N.A., each a subsidiary of ours, is the calculation agent for each of these Indexed Debt Securities and will calculate the amounts payable, if any, with respect to these Indexed Debt Securities. The status of either Banc of America Securities LLC or Bank of America, N.A. as our subsidiary and its responsibilities as calculation agent for the Indexed Debt Securities could give rise to conflicts of interest.

•  Trading value. The trading market for, and trading value of, your Indexed Debt Securities may be affected by a number of factors. Often, the more specific the investment objective or strategy of the Indexed Debt Securities, the more limited the trading market and the more volatile the price of that Indexed Debt Security. These factors include:

•	the value, price or level of the applicable indexed item;

•	the complexity of the formula and volatility of the indexed item applicable to your Indexed Debt Securities;

•	the dividend yield on the stocks included in the applicable indexed item;

•	the method of calculating the principal, any premium, interest, and any other amounts of your Indexed Debt Securities;

•	the time remaining to maturity of your Indexed Debt Securities;

•	the aggregate amount of Indexed Debt Securities outstanding for the particular series of Indexed Debt Securities;

•	any redemption features of your Indexed Debt Securities; and

•	the level, direction, and volatility of market interest rates generally.

In addition, the following factors may also affect trading in your Indexed Debt Securities:

•	Our hedging activities may affect the trading value of the Indexed Debt Securities. At any time, we or our affiliates may engage in hedging activity related to the Indexed Debt Securities or to a component of the index or formula applicable to your Indexed Debt Securities. This hedging activity, in turn, may increase or decrease the value of your Indexed Debt Securities. In addition, we or our affiliates may acquire a long or short position in your Indexed Debt Securities from time to time. All or a portion of these positions may be liquidated at or about the time of the maturity date of your Indexed Debt Securities. The aggregate amount and the composition of these positions are likely to vary over time. We have no reason to believe that any of our activities will have a material effect on your Indexed Debt Securities, either directly or indirectly, by impacting the price of a component of the index or formula. However, we cannot assure you that our activities or our affiliates’ activities will not affect the price.

•	There may be no liquid secondary market for Indexed Debt Securities. We cannot assure you that a trading market for your Indexed Debt Securities exists, will develop or will be maintained if developed.

Risks of Debt Securities Denominated in Euros

We have issued some Debt Securities whose principal and interest is payable in euros, and not U.S. dollars. We refer to these securities as “Euro-Denominated Debt Securities.” If you intend to invest in any Euro-Denominated Debt Securities, you should consult your own financial and legal advisors as to the currency risks related to your investment. The Euro-Denominated Debt Securities are not an appropriate investment for you if you are not knowledgeable about the significant terms and conditions of the Euro-Denominated Debt Securities or financial matters in general. The information in this prospectus is directed primarily to investors who are U.S. residents. Investors who are not U.S. residents should consult their own financial and legal advisors about currency-related risks particular to their investment.

•   Currency-related risks. Euro-Denominated Debt Securities have significant risks that are not associated with a similar investment in a conventional debt security that is payable solely in U.S. dollars. These risks include possible significant changes in rates of exchange between the U.S. dollar and the euro and the imposition or modification of foreign exchange controls or other conditions by either the United States or non-U.S. governments. These risks generally are influenced by factors over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies in the global markets.

•   Currency exchange rates. Exchange rates between the U.S. dollar and other currencies have been highly volatile. This volatility may continue and could spread to other currencies in the future. Fluctuations in currency exchange rates could affect adversely an investment in the Euro-Denominated Debt Securities. Depreciation of the euro against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent value of payments on the Euro-Denominated Debt Securities, including the principal payable at maturity. That in turn could cause the market value of the Euro-Denominated Debt Securities to fall. Depreciation of the euro against the U.S. dollar could result in a loss to you on a U.S. dollar basis.

•   Government policy. Currency exchange rates either can float or be fixed by sovereign governments. Governments or governmental bodies, including the European Central Bank, may intervene in their economies to alter the exchange rate or exchange characteristics of their currencies. For example, a government may impose regulatory controls or taxes to affect the exchange rate of its currency. As a result, the yields or payouts of Euro-Denominated Debt Securities could be affected significantly and unpredictably by governmental actions. Changes in exchange rates could affect the value of the Euro-Denominated Debt Securities as participants in the global currency markets move to buy or sell euro or U.S. dollars in reaction to these developments.

If a governmental authority imposes exchange controls or other conditions, such as taxes on the transfer of the euro, there may be limited availability of euro for payment on the Euro-Denominated Debt Securities at their maturity or on any other payment date. In addition, the ability of a holder to move currency freely out of the country in which payment in the currency is received or to convert the currency at a freely determined market rate could be limited by governmental actions.

•   Payments in U.S. dollars. Under the terms of the Euro-Denominated Debt Securities, if at or about the time when a payment on the Euro-Denominated Debt Securities comes due, the euro is subject to convertibility, transferability, market disruption, or other conditions affecting its availability because of circumstances beyond our control, we may make the payment in U.S. dollars instead of euro. These circumstances could include the imposition of exchange controls or our inability to obtain euro because of a disruption in the currency markets for the euro. The exchange rate used to make payment in U.S. dollars may be based on limited information and would involve significant discretion on the part of our exchange agent. As a result, the value of the payment in U.S. dollars may be less than the value of the payment an investor would have received in euro if euro had been available.

•   Changes in currency exchange rates. Except as described above, we will not make any adjustment in or change to the terms of the Euro-Denominated Debt Securities for changes in the exchange rate for euro, including any devaluation, revaluation, or imposition of exchange or other regulatory controls or taxes, or for other developments affecting the euro, the U.S. dollar, or any other currency. Consequently, you will bear the risk that your investment may be affected adversely by these types of events.

•   Court judgments. The Euro-Denominated Debt Securities are governed by New York law. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on the Euro-Denominated Debt Securities would be required to render the judgment in euro. In turn, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on the Euro-Denominated Debt Securities, you would bear currency exchange risk until judgment is entered, which could be a long time.

In courts outside of New York, you may not be able to obtain judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on the Euro-Denominated Debt Securities in many other United States federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the euro into U.S. dollars will depend on various factors, including which court renders the judgment.

LICENSE AGREEMENTS RELATED TO SOME OF THE INDEXED DEBT SECURITIES

We have entered into non-exclusive license agreements with each of S&P®, Dow Jones, Nasdaq®, and STOXX Limited, a joint venture between Deutsche Boerse AG, Dow Jones and the SWX Swiss Exchange, providing for the license to us and some of our affiliates or subsidiaries, in exchange for a fee, for the right to use indices owned and published by S&P® (including the S&P 500® Index), Dow Jones (including the DJIASM), Nasdaq® (including the Nasdaq-100 Index®), and STOXX Limited (including the Dow Jones EURO STOXX 50SM Index), respectively, in connection with some of our securities, including certain of the Indexed Debt Securities described in this prospectus.

The license agreement between us and S&P® requires that the following language be stated in this prospectus:

The Indexed Debt Securities linked to the S&P 500® Index are not sponsored, endorsed, sold, or promoted by S&P®. S&P® makes no representation or warranty, express or implied, to the owners of those Indexed Debt Securities or any member of the public regarding the advisability of investing in securities generally or in those Indexed Debt Securities particularly, or the ability of the S&P 500® Index to track general stock market performance. Standard & Poor’s® only relationship to us is the licensing of certain trademarks and trade names of S&P® and of the S&P 500® Index, which is determined, composed, and calculated by S&P® without regard to us or the Indexed Debt Securities linked to the S&P 500® Index. S&P® has no obligation to take our needs or the needs of holders of the Indexed Debt Securities linked to the S&P 500® Index into consideration in determining, composing, or calculating the S&P 500® Index. S&P® is not responsible for and did not participate in the determination of the timing of, prices at, or quantities of the Indexed Debt Securities linked to the S&P 500® Index when issued and was not and will not be involved in the determination or calculation of any amounts payable with respect to those Indexed Debt Securities. S&P® has no obligation or liability in connection with the administration, marketing, or trading of the Indexed Debt Securities linked to the S&P 500® Index.

S&P® DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN AND S&P® SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P® MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY US, OWNERS OF THE INDEXED DEBT SECURITIES LINKED TO THE S&P 500® INDEX, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN. S&P® MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE, WITH RESPECT TO THE S&P 500® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P® HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The license agreement between us and Dow Jones requires that the following language be stated in this prospectus:

The Indexed Debt Securities linked to the DJIASM are not sponsored, endorsed, sold, or promoted by Dow Jones. Dow Jones makes no representation or warranty, express or implied, to the owners of those Indexed Debt Securities or any member of the public regarding the advisability of investing in securities generally or in those Indexed Debt Securities particularly. Dow Jones’ only relationship to us is the licensing of certain trademarks, trade names, and service marks of Dow Jones and of the DJIASM, which is determined, composed, and calculated by Dow Jones without regard to us or the Indexed Debt Securities linked to the DJIASM. Dow Jones has no obligation to take our needs or the needs of holders of the Indexed Debt Securities linked to the DJIASM into consideration in determining, composing, or calculating the DJIASM. Dow Jones is not responsible for and did not participate in the determination of the timing of, prices at, or quantities of the Indexed Debt Securities linked to the DJIASM when issued and was not and will not be involved in the determination or calculation of any amounts payable with respect to those Indexed Debt Securities. Dow Jones has no obligation or liability in connection with the administration, marketing, or trading of the Indexed Debt Securities linked to the DJIASM.

DOW JONES DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DJIASM OR ANY DATA INCLUDED THEREIN AND DOW JONES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. DOW JONES MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY US, OWNERS OF THE INDEXED DEBT SECURITIES LINKED TO THE DJIASM, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DJIASM OR ANY DATA INCLUDED THEREIN. DOW JONES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DJIASM OR ANY DATA

INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL, OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN DOW JONES AND US.

The license agreement between us and Nasdaq® requires that the following language be stated in this prospectus:

The Indexed Debt Securities linked to the Nasdaq-100 Index® are not sponsored, endorsed, sold, or promoted by Nasdaq®. Nasdaq® has not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, those Indexed Debt Securities. Nasdaq® makes no representation or warranty, express or implied, to the owners of those Indexed Debt Securities or any member of the public regarding the advisability of investing in securities generally or in those Indexed Debt Securities particularly, or the ability of the Nasdaq-100 Index® to track general stock market performance. Nasdaq®’s only relationship to us is in the licensing of the Nasdaq-100®, Nasdaq-100 Index®, and Nasdaq® trademarks or service marks, and certain trade names of Nasdaq® and the use of the Nasdaq-100 Index®, which is determined, composed, and calculated by Nasdaq® without regard to us or the Indexed Debt Securities linked to the Nasdaq-100 Index®. Nasdaq® has no obligation to take our needs or your needs into consideration in determining, composing, or calculating the Nasdaq-100 Index®. Nasdaq® is not responsible for and did not participate in the determination of the timing of, prices at, or quantities of the Indexed Debt Securities linked to Nasdaq-100 Index® when issued and was not and will not be involved in the determination or calculation of any amounts payable with respect to those Indexed Debt Securities. Nasdaq® has no liability in connection with the administration, marketing, or trading of the Indexed Debt Securities linked to the Nasdaq-100 Index®.

NASDAQ® DOES NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. NASDAQ® MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY US, OWNERS OF THE INDEXED DEBT SECURITIES LINKED TO THE NASDAQ-100 INDEX®, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. NASDAQ® MAKES NO EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100 INDEX® OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL NASDAQ® HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

The license agreement between us and STOXX Limited, or “STOXX,” requires that the following language be stated in this prospectus:

STOXX and Dow Jones have no relationship to us, other than the licensing of the Dow Jones EURO STOXX 50SM Index and the related trademarks for use in connection with the Indexed Debt Securities linked to the Dow Jones EURO STOXX 50SM Index. STOXX and Dow Jones do not:

•	sponsor, endorse, sell or promote those Indexed Debt Securities;

•	recommend that any person invest in those Indexed Debt Securities or any other securities;

•	have any responsibility or liability for or make any decisions about the timing, amount or pricing of those Indexed Debt Securities;

•	have any responsibility or liability for the administration, management, or marketing of those Indexed Debt Securities; or

•	consider the needs of those Indexed Debt Securities or the holders of those Indexed Debt Securities in determining, composing, or calculating the Dow Jones EURO STOXX 50SM Index, or have any obligation to do so.

STOXX and Dow Jones will not have any liability in connection with the Indexed Debt Securities linked to the Dow Jones EURO STOXX 50SM Index. Specifically:

•	STOXX and Dow Jones do not make any warranty, express or implied, and disclaim any and all warranty concerning:

•	the results to be obtained by those Indexed Debt Securities, the holders of those Indexed Debt Securities or any other person in connection with the use of the Dow Jones EURO STOXX 50SM Index and the data included in that index;

•	the accuracy or completeness of the Dow Jones EURO STOXX 50SM Index and its data;

•	the merchantability and the fitness for a particular purpose or use of the Dow Jones EURO STOXX 50SM Index and its data;

•	STOXX and Dow Jones will have no liability for any errors, omissions, or interruptions in the Dow Jones EURO STOXX 50SM Index or its data; and

•	Under no circumstances will STOXX or Dow Jones be liable for any lost profits or indirect, punitive, special, or consequential damages or losses, even if STOXX or Dow Jones knows they might occur.

The licensing agreement between us and STOXX is solely for their benefit and our benefit, and not for the benefit of the holders of any Indexed Debt Securities linked to the Dow Jones EURO STOXX 50SM Index or any other third parties.

COMPANY DEBT SECURITIES

Bank of America Corporation (which, for purposes of this portion of the prospectus, includes NationsBank Corporation prior to its merger with BankAmerica Corporation in 1998 and NCNB Corporation prior to its merger with C&S/Sovran Corporation in 1991) has issued certain senior debt securities described below (the “Company Senior Securities”) and certain subordinated debt securities described below (the “Company Subordinated Securities,” and together with the Company Senior Securities, the “Company Debt Securities”). The Company Debt Securities were issued under the indentures referred to in the following paragraphs (the “Company Indentures”). The following summary of the provisions of the Company Debt Securities and the Company Indentures is not complete and is qualified in its entirety by the provisions of the applicable Company Indenture. These Company Indentures are exhibits to the registration statement of which this prospectus is a part and are incorporated herein by reference.

We issued the Company Senior Securities under an Indenture dated January 1, 1995 (as supplemented, the “Company Senior Indenture”) between us and The Bank of New York, as successor trustee.

We issued the Company Subordinated Securities under three separate indentures (collectively referred to as the “Company Subordinated Indentures”). We refer to the Company Subordinated Securities issued under the Indenture dated January 1, 1995 (as supplemented, the “1995 Company Subordinated Indenture”) between us and The Bank of New York, as trustee, as the “1995 Company Subordinated Securities.” We refer to the Company Subordinated Securities issued under the Indenture dated November 1, 1992 (as supplemented, the “1992 Company Subordinated Indenture”) between us and The Bank of New York, as trustee, as the “1992 Company Subordinated Securities.” We refer to the Company Subordinated Securities issued under the Indenture dated September 1, 1989 (as supplemented, the “1989 Company Subordinated Indenture”) between us and The Bank of New York, as trustee, as the “1989 Company Subordinated Securities.”

Company Senior Securities

Sale or Issuance of Capital Stock of Banks. The Company Senior Indenture prohibits the issuance, sale or other disposition of capital stock, or securities convertible into or options, warrants, or rights to acquire capital stock, of any Principal Subsidiary Bank (as defined below) or of any subsidiary which owns shares of capital stock, or securities convertible into or options, warrants, or rights to acquire capital stock, of any Principal Subsidiary Bank, with the following exceptions:

•	sales of directors’ qualifying shares;

•	sales or other dispositions for fair market value, if, after giving effect to the disposition and to conversion of any shares or securities convertible into capital stock of a Principal Subsidiary Bank, we would own at least 80% of each class of the capital stock of that Principal Subsidiary Bank;

•	sales or other dispositions made in compliance with an order of a court or regulatory authority of competent jurisdiction;

•	any sale by a Principal Subsidiary Bank of additional shares of its capital stock, securities convertible into shares of its capital stock, or options, warrants, or rights to subscribe for or purchase shares of its capital stock, to its stockholders at any price, so long as before that sale we owned, directly or indirectly, securities of the same class and immediately after the sale, we owned, directly or indirectly, at least as great a percentage of each class of securities of the Principal Subsidiary Bank as we owned before the sale of additional securities; and

•	any issuance of shares of capital stock, or securities convertible into or options, warrants, or rights to subscribe for or purchase shares of capital stock, of a Principal Subsidiary Bank or any subsidiary which owns shares of capital stock, or securities convertible into or options, warrants, or rights to acquire capital stock, of any Principal Subsidiary Bank, to us or our wholly owned subsidiary.

A “Principal Subsidiary Bank” is defined in the Company Senior Indenture as any bank with total assets equal to more than 10% of our total consolidated assets. As of the date of this prospectus, Bank of America, N.A. and Fleet National Bank are our only Principal Subsidiary Banks.

Waiver of Covenants. The holders of a majority in principal amount of the Company Senior Securities of all affected series then outstanding may waive compliance with some of the covenants or conditions of the Company Senior Indenture, including the covenant described above.

Modification of the Indenture. We and the trustee may modify the Company Senior Indenture with the consent of the holders of at least 66 2/3% of the aggregate principal amount of all series of Company Senior Securities affected by the modification. However, no modification may extend the fixed maturity of, reduce the principal amount or redemption premium of, or reduce the rate of or extend the time of payment of interest on, any security without the consent of each holder affected by the modification. No modification may reduce the percentage of securities that is required to consent to modification without the consent of all holders of the securities outstanding.

In addition, we and the trustee may execute supplemental indentures in some circumstances without the consent of any holders of outstanding Company Senior Securities.

For purposes of determining the aggregate principal amount of the Company Senior Securities outstanding at any time in connection with any request, demand, authorization, direction, notice, consent or waiver under the Company Senior Indenture, (1) the principal amount of any Company Senior Security issued with OID is that amount that would be due and payable at that time upon an event of default, and (2) the principal amount of a Company Senior Security denominated in a foreign currency or currency unit is the U.S. dollar equivalent on the date of original issuance of that security.

Defaults and Rights of Acceleration. The Company Senior Indenture defines an event of default with respect to a series of Company Senior Securities as any one of the following events:

•	our failure to pay principal or any premium when due on any Company Senior Securities of that series;

•	our failure to pay interest on any Company Senior Securities of that series, within 30 calendar days after the interest becomes due;

•	our breach of any of our other covenants contained in the Company Senior Securities of that series or in the Company Senior Indenture, that is not cured within 90 calendar days after written notice to us by the trustee, or to us and the trustee by the holders of at least 25% in principal amount of all Company Senior Securities then outstanding under the Company Senior Indenture and affected by the breach; and

•	specified events involving our bankruptcy, insolvency, or liquidation.

If an event of default occurs and is continuing, either the trustee or the holders of 25% in principal amount of the outstanding Company Senior Securities of that series may declare the principal amount, or if the securities were issued with OID, a specified portion of the principal amount, of all Company Senior Securities of that series to be due and payable immediately. The holders of a majority in principal amount of the Company Senior Securities of all series affected, in some circumstances, may annul the declaration of acceleration and waive past defaults.

Collection of Indebtedness. If we fail to pay the principal of, or any premium on, any Company Senior Securities, or if we are over 30 calendar days late on an interest payment on any Company Senior Securities, the trustee can demand that we pay to it, for the benefit of the holders of those securities, the amount which is due and payable on those securities, including any interest incurred because of our failure to make that payment. If we fail to pay the required amount on demand, the trustee may take appropriate action, including instituting judicial proceedings against us. In addition, the holder of any Company Senior Security also may file suit to enforce our obligation to pay principal, any premium, interest, or any other amounts due on that security regardless of the actions taken by the trustee.

The holders of a majority in principal amount of each series of Company Senior Securities then outstanding may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee under the Company Senior Indenture, but the trustee will be entitled to receive from the holders a reasonable indemnity against expenses and liabilities.

We are required periodically to file with the trustee a certificate stating that we are not in default under any of the terms of the Company Senior Indenture.

Paying Agent. We have designated the principal corporate trust offices of The Bank of New York in New York City as the place in the United States where the Company Senior Securities that are denominated in U.S. dollars may be presented for payment. We have designated the office of The Bank of New York in the City of London as the place where the Company Senior Securities that are denominated in euro may be presented for payment. Payments of principal and interest on Company Senior Securities denominated in euro normally will be made in euro, unless the euro is not available to us due to circumstances beyond our control, in which case we may make the payment in U.S. dollars using an exchange rate determined by the exchange rate agent in its sole discretion.

Outstanding Company Senior Securities

The principal terms of each series of Company Senior Securities outstanding as of the date of this prospectus are set forth below. Interest on each series accrues at the annual rate indicated in the title of the series (or, with respect to medium-term notes, in the table for each series) and is payable on the indicated interest payment dates to the registered holders on the preceding record date.

Where we indicate below that some of the Company Senior Securities may be redeemed “for tax reasons,” we mean that we may redeem 100% of the principal amount plus accrued interest up to the redemption date, in whole but not in part, at any time upon not less than 30 calendar nor more than 60 calendar days’ notice, if we have or will become obligated to pay “additional amounts” as a result of any change in, or amendment to, the laws or regulations of the United States or any political subdivision or any authority of the United States having power to tax, or any change in the application or official interpretation of these laws or regulations, on or after the date we agreed to issue the securities. An obligation to pay additional amounts means we must pay the beneficial owner of any security that is a non-United States person an additional amount in order to ensure that every net payment on that security will be not less, due to payment of United States withholding tax, than the amount then due and payable.

4 5/8% senior notes, due 2014

• Initial principal amount of series (subject to increase):	€1,250,000,000
• Maturity date:	February 18, 2014
• Interest payment date:	February 18
• Record date:	January 31
• Issuance date:	February 18, 2004
• Redemption:	For tax reasons
• Listing:	Luxembourg Stock Exchange

Floating rate callable senior notes, due 2007

• Initial principal amount of series (subject to increase):	$1,500,000,000
• Maturity date:	February 15, 2007
• Interest rate:	3-month LIBOR reset quarterly plus a spread equal to (1) 0.04% through August 15, 2005 and (2) 0.14% from August 15, 2005 through the maturity date or earlier redemption
• Interest payment dates:	February 15, May 15, August 15, and November 15
• Record dates:	January 31, April 30, July 31, and October 31
• Issuance date:	February 17, 2004
• Redemption:	May be redeemed by us in whole on August 15 2005 and on any interest payment date thereafter, at 100% of the principal amount plus accrued and unpaid interest
• Listing:	Not listed on any exchange
• Calculation agent:	Banc of America Securities LLC

3 3/8% senior notes, due 2009

• Initial principal amount of series (subject to increase):	$1,000,000,000
• Maturity date:	February 17, 2009
• Interest payment dates:	February 17 and August 17
• Record dates:	January 31 and July 31
• Issuance date:	January 29, 2004
• Redemption:	For tax reasons
• Listing:	Luxembourg Stock Exchange

4 3/8% senior notes, due 2010

• Initial principal amount of series (subject to increase):	$1,000,000,000
• Maturity date:	December 1, 2010
• Interest payment dates:	June 1 and December 1
• Record dates:	May 15 and November 15
• Issuance date:	November 18, 2003
• Redemption:	For tax reasons
• Listing:	Luxembourg Stock Exchange

4 1/4% senior notes, due 2010

• Initial principal amount of series (subject to increase):	€1,500,000,000
• Maturity date:	October 21, 2010
• Interest payment date:	October 21
• Record date:	September 30
• Issuance date:	October 21, 2003
• Redemption:	For tax reasons
• Listing:	Luxembourg Stock Exchange

3 1/4% senior notes, due 2008

• Initial principal amount of series (subject to increase):	$1,000,000,000
• Maturity date:	August 15, 2008
• Interest payment dates:	February 15 and August 15
• Record dates:	January 31 and July 31
• Issuance date:	July 22, 2003
• Redemption:	For tax reasons
• Listing:	Luxembourg Stock Exchange

3 5/8% senior notes, due 2008

• Initial principal amount of series (subject to increase):	€1,000,000,000
• Maturity date:	March 3, 2008
• Interest payment date:	March 3
• Record date:	February 15
• Issuance date:	March 3, 2003
• Redemption:	For tax reasons
• Listing:	Luxembourg Stock Exchange

4 7/8% senior notes, due 2013

• Initial principal amount of series (subject to increase):	$1,000,000,000
• Maturity date:	January 15, 2013
• Interest payment dates:	January 15 and July 15
• Record dates:	December 31 and June 30
• Issuance date:	January 23, 2003
• Redemption:	For tax reasons
• Listing:	Luxembourg Stock Exchange

3 7/8% senior notes, due 2008

• Initial principal amount of series (subject to increase):	$1,000,000,000
• Maturity date:	January 15, 2008
• Interest payment dates:	January 15 and July 15
• Record dates:	December 31 and June 30
• Issuance date:	November 26, 2002
• Redemption:	For tax reasons
• Listing:	Luxembourg Stock Exchange

3.761% senior notes, due 2007

• Initial principal amount of series (subject to increase):	$ 145,000,000
• Maturity date:	November 30, 2007
• Interest payment dates:	May 30 and November 30
• Record dates:	May 15 and November 15
• Issuance date:	November 20, 2002
• Redemption:	Redeemable by us in whole or from time to time in part at a redemption price equal to the “Make-whole Price” plus accrued and unpaid interest to the redemption date[1]
• Listing:	Not listed on any exchange

5 1/8% senior notes, due 2014

• Initial principal amount of series:	$ 500,000,000
• Additional principal amount of series issued March 31, 2003:	$ 500,000,000
• Aggregate principal amount of series currently outstanding (subject to increase):	$1,000,000,000
• Maturity date:	November 15, 2014
• Interest payment dates:	May 15 and November 15
• Record dates:	April 30 and October 31
• Initial issuance date:	November 7, 2002
• Redemption:	For tax reasons
• Listing:	Luxembourg Stock Exchange

4 7/8% senior notes, due 2012

• Initial principal amount of series (subject to increase):	$1,000,000,000
• Maturity date:	September 15, 2012
• Interest payment dates:	March 15 and September 15
• Record dates:	February 28/29 and August 31
• Issuance date:	September 25, 2002
• Redemption:	For tax reasons
• Listing:	Luxembourg Stock Exchange

[1]	The “Make-whole Price” as of any redemption date means an amount equal to the greater of (1) 100% of the principal amount of the note, or (2) the “Make-whole Price” amount determined by a dealer designated by the trustee (which must be one of the placement agents with respect to the original issuance and sale of the notes) to be the sum of the present values of the remaining scheduled payments of principal and interest on the notes (excluding any portion of payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate. “Adjusted Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semi-annual yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date plus 12.5 basis points. “Comparable Treasury Issue” means the United States Treasury security selected by the designated dealer as having a maturity comparable to the remaining term of the notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes. “Comparable Treasury Price” means, with respect to any redemption date: (1) the average of three or more available Reference Treasury Dealer Quotations for that date (which must include quotations from the original placements agents that are, or whose successors are, Reference Treasury Dealers on that redemption date), after excluding the highest and lowest of the Reference Treasury Dealer Quotations, or (2) if fewer than three Reference Treasury Dealer Quotations are obtained, the average of all of the Reference Treasury Dealer Quotations. “Reference Treasury Dealer” means any entity that is a primary U.S. Government securities dealer in New York City. “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing by the Reference Treasury Dealer at 5:00 p.m. on the third business day preceding the redemption date.

6 1/4% senior notes, due 2012

• Initial principal amount of series (subject to increase):	$1,000,000,000
• Maturity date:	April 15, 2012
• Interest payment dates:	April 15 and October 15
• Record dates:	March 31 and September 30
• Issuance date:	April 22, 2002
• Redemption:	For tax reasons
• Listing:	Luxembourg Stock Exchange

5 1/4% senior notes, due 2007

• Initial principal amount of series (subject to increase):	$1,500,000,000
• Maturity date:	February 1, 2007
• Interest payment dates:	February 1 and August 1
• Record dates:	January 15 and July 15
• Issuance date:	January 31, 2002
• Redemption:	For tax reasons
• Listing:	Luxembourg Stock Exchange

4 3/4% senior notes, due 2006
• Initial principal amount of series (subject to increase):	$1,000,000,000
• Maturity date:	October 15, 2006
• Interest payment dates:	April 15 and October 15
• Record dates:	March 31 and September 30
• Issuance date:	October 9, 2001
• Redemption:	For tax reasons
• Listing:	Luxembourg Stock Exchange

7 1/8% senior notes, due 2006
• Initial principal amount of series (subject to increase):	$1,000,000,000
• Maturity date:	September 15, 2006
• Interest payment dates:	March 15 and September 15
• Record dates:	February 28/29 and August 31
• Issuance date:	September 22, 2000
• Redemption:	Not applicable
• Listing:	Not listed on any exchange

7 7/8% senior notes, due 2005
• Initial principal amount of series (subject to increase):	$1,000,000,000
• Maturity date:	May 16, 2005
• Interest payment dates:	May 15 and November 15
• Record dates:	April 30 and October 31
• Issuance date:	May 30, 2000
• Redemption:	For tax reasons
• Listing:	Luxembourg Stock Exchange

6 5/8% senior notes, due 2004
• Initial principal amount of series (subject to increase):	$1,500,000,000
• Maturity date:	June 15, 2004
• Interest payment dates:	June 15 and December 15
• Record dates:	May 31 and November 30
• Issuance date:	June 15, 1999
• Redemption:	For tax reasons
• Listing:	Luxembourg Stock Exchange

5 7/8% senior notes, due 2009
• Initial principal amount of series (subject to increase):	$1,500,000,000
• Maturity date:	February 15, 2009
• Interest payment dates:	February 15 and August 15
• Record dates:	January 31 and July 31
• Issuance date:	February 8, 1999
• Redemption:	For tax reasons
• Listing:	Luxembourg Stock Exchange

6 1/8% senior notes, due 2004
• Principal amount of series:	$ 450,000,000
• Maturity date:	July 15, 2004
• Interest payment dates:	January 15 and July 15
• Record dates:	December 31 and June 30
• Issuance date:	July 23, 1998
• Redemption:	Not applicable
• Listing:	Not listed on any exchange

6 3/8% senior notes, due 2005
• Principal amount of series:	$ 500,000,000
• Maturity date:	May 15, 2005
• Interest payment dates:	May 15 and November 15
• Record dates:	April 30 and October 31
• Issuance date:	May 4, 1998
• Redemption:	Not applicable
• Listing:	Not listed on any exchange

Senior Medium-Term Notes

As of the date of this prospectus, several series of the Company’s Senior Medium-Term Notes are outstanding under the Company Senior Indenture (the “Company Senior Medium-Term Notes”). In the tables below, we specify the following terms of each of these series:

•	original issuance date;

•	principal amount outstanding;

•	maturity date;

•	interest rate; and

•	redemption/repayment terms, if any.

The interest rate bases or formulas applicable to the Company Senior Medium-Term Notes that bear interest at floating rates also are indicated in the table below. The Company Senior Medium-Term Notes are not redeemable by us at our option or repayable at the option of the holder unless a redemption or repayment date is indicated in the tables below. Unless otherwise indicated below, Company Senior Medium-Term Notes that may be redeemed are redeemable at 100% of their principal amount, plus accrued and unpaid interest, if any, to the redemption date. As used in this prospectus, “bps” means basis points. One basis point equals 0.01%. For example, 25.0 bps is equal to 0.25%.

Senior Medium-Term Notes, Series E

As of the date of this prospectus, $255.0 million aggregate principal amount of our Senior Medium-Term Notes, Series E is outstanding, as indicated in the table below:

ORIGINAL ISSUANCE DATE	PRINCIPAL AMOUNT	MATURITY DATE	INTEREST RATE	REDEMPTION/REPAYMENT TERMS
March 18, 1996	$ 50,000,000	March 20, 2006	6.950%	None

April 22, 1996	$ 15,000,000	April 30, 2006	7.125%	None

June 19, 1996	$ 170,000,000	August 12, 2004	LIBOR Telerate plus 23.0 bps; reset quarterly	None

July 5, 1996	$20,000,000	July 5, 2004	LIBOR Telerate plus 42.0 bps, subject to a maximum rate of 10.000%; reset quarterly	None

Senior Medium-Term Notes, Series F

As of the date of this prospectus, $115.0 million aggregate principal amount of our Senior Medium-Term Notes, Series F is outstanding, as indicated in the table below:

ORIGINAL ISSUANCE DATE	PRINCIPAL AMOUNT	MATURITY DATE	INTEREST RATE	REDEMPTION/REPAYMENT TERMS
November 20, 1996	$ 20,000,000	November 20, 2006	LIBOR Telerate plus 20.0 bps; reset quarterly	None

December 23, 1996	$15,000,000	December 23, 2004	LIBOR Telerate plus 40.0 bps, subject to a maximum rate of 9.500%; reset quarterly	None

July 1, 1997	$20,000,000	July 1, 2004	LIBOR Telerate plus 12.0 bps; reset quarterly	None

August 15, 1997	$50,000,000	August 15, 2012	7.230%	None

December 15, 1997	$10,000,000	February 25, 2010	6.710%	None

Senior Medium-Term Notes, Series G

As of the date of this prospectus, $333.4 million aggregate principal amount of our Senior Medium-Term Notes, Series G is outstanding, as indicated in the table below:

ORIGINAL ISSUANCE DATE	PRINCIPAL AMOUNT	MATURITY DATE	INTEREST RATE	REDEMPTION/REPAYMENT TERMS
March 23, 1998	$16,221,000	March 23, 2038	LIBOR Telerate minus 5.0 bps; reset monthly	Repayable at the holder’s option on the following repayment dates (at the prices indicated plus accrued interest): 03/23/08 (99.00%); 03/23/11 (99.50%); 03/23/14 (99.75%); and 03/23/17 and on each third anniversary thereafter (100.00%)

March 27, 1998	$16,670,000	June 27, 2008	6.260%	None

April 6, 1998	$21,450,000	July 3, 2008	6.250%	None

June 15, 1998	$25,000,000	June 16, 2008	LIBOR Telerate plus 21.0 bps; reset semiannually	None

July 17, 1998	$200,000,000	July 17, 2028	OID Debt Security, 7.000% yield to maturity	Redeemable by us in whole on 07/17/08 and on semiannual redemption dates thereafter, at prices varying with the redemption date[1]

July 23, 1998	$54,050,000	August 15, 2013	OID Debt Security, 6.100% yield to maturity	None

[1]	The redemption dates (and the corresponding redemption prices, expressed as a percentage of the principal amount) are as follows: 07/17/08 (25.256%); 01/17/09 (26.140%); 07/17/09 (27.055%); 01/17/10 (28.002%); 07/17/10 (28.982%); 01/17/11 (29.997%); 07/17/11 (31.047%); 01/17/12 (32.133%); 07/17/12 (33.258%); 01/17/13 (34.422%); 07/17/13 (35.627%); 01/17/14 (36.874%); 07/17/14 (38.164%); 01/17/15 (39.500%); 07/17/15 (40.882%); 01/17/16 (42.313%); 07/17/16 (43.794%); 01/17/17 (45.327%); 07/17/17 (46.913%); 01/17/18 (48.555%); 07/17/18 (50.255%); 01/17/19 (52.014%); 07/17/19 (53.834%); 01/17/20 (55.718%); 07/17/20 (57.669%); 01/17/21 (59.687%); 07/17/21 (61.776%); 01/17/22 (63.938%); 07/17/22 (66.176%); 01/17/23 (68.492%); 07/17/23 (70.889%); 01/17/24 (73.371%); 07/17/24 (75.939%); 01/17/25 (78.596%); 07/17/25 (81.347%); 01/17/26 (84.194%); 07/17/26 (87.141%); 01/17/27 (90.191%); 07/17/27 (93.348%); 01/17/28 (96.615%); and 07/17/28 (100.00%).

Senior Medium-Term Notes, Series H

As of the date of this prospectus, $1,191.9 million aggregate principal amount of our Senior Medium-Term Notes, Series H is outstanding, as indicated in the table below:

ORIGINAL ISSUANCE DATE	PRINCIPAL AMOUNT	MATURITY DATE	INTEREST RATE	REDEMPTION/REPAYMENT TERMS
February 10, 1999	$19,910,000	February 10, 2039	LIBOR Telerate minus 5.0 bps; reset monthly	Repayable at the holder’s option on the following repayment dates (at the prices indicated plus accrued interest): 02/10/09 (99.00%); 02/10/12 (99.50%); 02/10/15 (99.75%); and 02/10/18 and on each third anniversary thereafter (100.00%)

April 27, 1999	$25,000,000	April 27, 2004	N/A1	None

May 21, 1999	$20,000,000	May 21, 2039	LIBOR Telerate minus 5.0 bps; reset quarterly	Repayable at the holder’s option on the following repayment dates (at the prices indicated plus accrued interest): 05/21/09 (99.00%); 05/21/12 (99.25%); 05/21/15 (99.50%); 05/21/18 (99.75%); and 05/21/21 and on each third anniversary thereafter (100.00%)

June 30, 1999	$19,940,000	June 30, 2039	LIBOR Telerate minus 5.0 bps; reset monthly	Repayable at the holder’s option on the following repayment dates (at the prices indicated plus accrued interest): 06/30/09 (99.00%); 06/30/12 (99.50%); 06/30/15 (99.75%); and 06/30/18 and on each third anniversary thereafter (100.00%)

October 26, 1999	$55,947,000	October 26, 2039	LIBOR Telerate minus 10.0 bps; reset quarterly	Repayable at the holder’s option on the following repayment dates (at the prices indicated plus accrued interest): 10/26/09 (99.00%); 10/26/12 (99.25%); 10/26/15 (99.50%); 10/26/18 (99.75%); and 10/26/21 and on each third anniversary thereafter (100.00%)

November 17, 1999	$58,166,000	December 1, 2004	LIBOR Telerate plus 19.0 bps; reset quarterly	None

November 19, 1999	$10,000,000	November 19, 2004	N/A2	None

December 16, 1999	$8,425,000	December 1, 2004	LIBOR Telerate plus 19.0 bps; reset quarterly	None

[1]	There are no periodic payments of interest prior to maturity. At maturity, holders will receive the principal amount of the notes and may receive a supplemental redemption amount determined by reference to the performance of the S&P 500® Index. The supplemental redemption amount, if any, will be equal to the participation rate (77%) times the product of (1) the principal amount of the notes, and (2) a fraction, the numerator of which is the ending S&P 500® Index value (the arithmetic mean of the S&P 500® Index values on each of 07/19/02, 10/21/02, 01/21/03, 04/21/03, 07/21/03, 10/20/03, 01/20/04 and 04/20/04, which dates and the maturity date may be postponed if specified market disruption events occur) minus the starting S&P 500® Index value (1297.00), and the denominator of which is the starting S&P 500® Index value (1297.00). In no event will the supplemental redemption amount be less than zero. We have appointed our affiliate, Banc of America Securities LLC, to act as calculation agent for purposes of determining the supplemental redemption amount.
[2]	There are no periodic payments of interest prior to maturity. At maturity, holders will receive the principal amount of the notes and may receive a supplemental redemption amount determined by reference to the performance of the S&P 500® Index. The supplemental redemption amount, if any, will be equal to the participation rate (87%) times the product of (1) the principal amount of the notes, and (2) a fraction, the numerator of which is the ending S&P 500® Index value (the arithmetic mean of the S&P 500® Index values on each of 02/12/03, 05/12/03, 08/12/03, 11/12/03, 02/12/04, 05/12/04, 08/12/04 and 11/12/04, which dates and the maturity date may be postponed if specified market disruption events occur) minus the starting S&P 500® Index value (1396.06), and the denominator of which is the starting S&P 500® Index value (1396.06). In no event will the supplemental redemption amount be less than zero. We have appointed our affiliate, Banc of America Securities LLC, to act as calculation agent for purposes of determining the supplemental redemption amount.

ORIGINAL ISSUANCE DATE	PRINCIPAL AMOUNT	MATURITY DATE	INTEREST RATE	REDEMPTION/REPAYMENT TERMS
December 17, 1999	$20,000,000	December 17, 2039	LIBOR. Telerate minus 10.0 bps; reset quarterly	Repayable at the holder’s option on the following repayment dates (at the prices indicated plus accrued interest): 12/17/09 (99.00%); 12/17/12 (99.25%); 12/17/15 (99.50%); 12/17/18 (99.75%); and 12/17/21 and on each third anniversary thereafter (100.00%)

March 3, 2000	$29,500,000	December 1, 2004	LIBOR Telerate plus 18.0 bps; reset quarterly	None

March 17, 2000	$30,000,000	March 16, 2007	LIBOR Telerate plus 78.0 bps, subject to a maximum rate of 8.500%; reset quarterly	None

March 20, 2000	$25,000,000	March 21, 2005	LIBOR Telerate plus 20.0 bps; reset monthly	None

May 2, 2000	$30,000,000	May 2, 2005	LIBOR Telerate plus 20.0 bps; reset quarterly	None

June 9, 2000	$20,000,000	June 9, 2010	LIBOR Telerate plus 40.0 bps; reset quarterly	None

June 28, 2000	$20,000,000	June 28, 2007	LIBOR Telerate plus 74.0 bps, subject to a maximum rate of 8.500%; reset quarterly	None

August 28, 2000	$75,000,000	August 26, 2005	LIBOR Telerate plus 27.0 bps; reset monthly	None

August 28, 2000	$225,000,000	August 26, 2005	LIBOR Telerate plus 25.0 bps; reset quarterly	None

August 28, 2000	$30,000,000	August 26, 2005	LIBOR Telerate plus 27.0 bps; reset monthly	None

November 13, 2000	$25,000,000	December 1, 2005	LIBOR Telerate plus 26.0 bps; reset quarterly	None

November 27, 2000	$25,000,000	November 27, 2040	LIBOR Telerate minus 10.0 bps; reset quarterly	Repayable at the holder’s option on the following repayment dates (at the prices indicated plus accrued interest): 11/27/10 (99.00%); 11/27/13 (99.25%); 11/27/16 (99.50%); 11/27/19 (99.75%); and 11/27/22 and on each third anniversary thereafter (100.00%)

January 31, 2001	$20,000,000	January 31, 2005	LIBOR Telerate plus 32.0 bps; reset quarterly	None

May 3, 2001	$400,000,000	May 3, 2004	LIBOR Telerate plus 25.0 bps; reset quarterly	None

Senior Medium-Term Notes, Series I

As of the date of this prospectus, $2,069.6 million aggregate principal amount of our Senior Medium-Term Notes, Series I is outstanding, as indicated in the table below:

ORIGINAL ISSUANCE DATE	PRINCIPAL AMOUNT	MATURITY DATE	INTEREST RATE	REDEMPTION/REPAYMENT TERMS
August 22, 2001	$200,000,000	August 22, 2006	Federal Funds Rate plus 50.0 bps; reset daily	None
September 5, 2001	$30,000,000	September 5, 2008	LIBOR Telerate plus 38.0 bps; reset quarterly	None
September 6, 2001	$45,000,000	September 6, 2007	LIBOR Telerate plus 31.0 bps; reset quarterly	None

September 27, 2001	$9,500,000	September 1, 2006	LIBOR Telerate plus 0.25 bps; reset quarterly	None

October 22, 2001	$1,650,000,000	October 22, 2004	LIBOR Telerate plus 28.0 bps; reset quarterly	None

December 21, 2001	$36,500,000	April 10, 2007	LIBOR Telerate plus 0.20 bps; reset quarterly	None

December 28, 2001	$25,000,000	December 28, 2041	LIBOR Telerate minus 10.0 bps; reset quarterly	Repayable at the holder’s option on the following repayment dates (at the prices indicated plus accrued interest): 12/28/11 (99.00%); 12/28/14 (99.25%); 12/28/17 (99.50%); 12/28/20 (99.75%); and 12/28/23 and on each third anniversary thereafter (100.00%)

February 22, 2002	$30,000,000	February 22, 2005	4.320%	None

March 27, 2002	$33,607,000	March 28, 2005	N/A1	None

June 28, 2002	$10,000,000	July 2, 2007	N/A2	None

[1]	There are no periodic payments of interest prior to maturity. At maturity, holders will receive the principal amount of the notes plus a supplemental redemption amount determined by reference to the Dow Jones Industrial AverageSM (DJIASM), which supplemental redemption amount will not be less than 3.04% of the principal amount. Subject to this minimum, the supplemental redemption amount will be the amount equal to the principal amount of the notes times the product of (1) the participation rate (75%), and (2) the index performance (which is a fraction, the numerator of which is the arithmetic average of the closing levels of the DJIASM on the 22nd of each month beginning 04/22/02 and ending 03/22/05, which dates and the maturity date may be postponed if specified market disruption events occur, minus the initial level of the DJIASM (10,427.67), and the denominator of which is the initial level of the DJIASM (10,427.67)). We have appointed our affiliate, Banc of America Securities LLC, to act as calculation agent for purposes of determining the supplemental redemption amount.
[2]	There are no periodic payments of interest prior to maturity. At maturity, holders will receive the principal amount of the notes and may receive a supplemental redemption amount determined by reference to the S&P 500® Index. The supplemental redemption amount, if any, will be equal to the principal amount of the notes times the product of (1) the participation rate (122%), and (2) the index performance (which is a fraction, the numerator of which is the arithmetic average of the closing levels of the S&P 500® Index on the 26th day of each month beginning 07/26/02 and ending 06/26/07, which dates and the maturity date may be postponed if specified market disruption events occur, minus the initial level of the S&P 500® Index (973.53), and the denominator of which is the initial level of the S&P 500® Index (973.53)). In no event will the supplemental redemption amount be less than zero. We have appointed our affiliate, Banc of America Securities LLC, to act as calculation agent for purposes of determining the supplemental redemption amount.

Senior Medium-Term Notes, Series J

As of the date of this prospectus, $4,561.0 million aggregate principal amount of our Senior Medium-Term Notes, Series J is outstanding, as indicated in the table below:

ORIGINAL ISSUANCE DATE	PRINCIPAL AMOUNT	MATURITY DATE	INTEREST RATE	REDEMPTION/REPAYMENT TERMS
October 29, 2002	$13,750,000[1]	March 1, 2007	OID Debt Security, 1.250% yield to maturity per year[1]	Redeemable by us in whole on or after 03/01/05[2]
November 27, 2002	$76,048,000	November 29, 2007	N/A3	None

[1]	There are no periodic payments of interest prior to maturity. The table reflects the aggregate face amount of the notes outstanding. The amount payable at maturity is based on the performance of the depository receipts (“shares”) of the Biotech HOLDRS Trust (“Biotech HOLDRSSM”). Biotech HOLDRSSM represent undivided beneficial ownership interests in the common stock or American depositary shares of a group of specified companies in various segments of the biotechnology industry. At any time prior to the eighth business day before the maturity date or the business day immediately prior to the date we provide notice to the trustee of any redemption as described in footnote 2 to this table, as applicable, each $1,000 face amount of notes may be exchanged for 6.7782 shares of Biotech HOLDRSSM (with cash paid in lieu of fractional shares and in lieu of that number of shares, if any, in excess of round lots of 100), subject to adjustment for certain dilutive or reorganization events related to the Biotech HOLDRSSM Trust. Holders that elect to exchange their notes for shares of Biotech HOLDRSSM will not receive any cash payment of interest representing accrued OID. At maturity, for each $1,000 face amount of notes that have not been redeemed or exchanged prior to that date, holders will receive an amount of cash equal to the greater of (1) the product of (a) 6.7782 and (b) the closing market price of Biotech HOLDRSSM on the first trading day that is five business days preceding the maturity date on which a market disruption event has not occurred, or (2) $1,000. We have appointed our affiliate, Banc of America Securities LLC, to act as calculation agent for purposes of determining the amount payable at maturity, any adjustments to the exchange ratio and the redemption amount.
[2]	For each $1,000 face amount of notes, the amount payable on any redemption date will be the greater of (1) the product of (a) 6.7782, and (b) the closing market price of the Biotech HOLDRSSM on the trading day immediately preceding the date we provide notice of the redemption to the trustee, on which a market disruption event has not occurred, or (2) the Accreted Value. The Accreted Value as of each Accretion Date (which reflects the accrued OID calculated through that date) is as follows: 03/03/03 ($951.44); 09/02/03 ($957.36); 03/01/04 ($963.31); 09/01/04 ($969.33); 03/01/05 ($975.39); 09/01/05 ($981.48); 03/01/06 ($987.62); 09/01/06 ($993.79); and 03/01/07 ($1,000.00). The Accreted Value of notes redeemed between these Accretion Dates would include any additional amount reflecting the OID accrued since the immediately preceding Accretion Date and to, but not including, the tenth calendar day prior to the redemption date.
[3]	There are no periodic payments of interest prior to maturity. At maturity, holders will receive the principal amount of the notes and may receive a supplemental redemption amount determined by reference to the S&P 500® Index. The supplemental redemption amount, if any, will be equal to the product of (1) the principal amount of the notes, and (2) the index return. The index return is equal to (1) the product of (1.00 plus the periodic return) for each of twenty reference periods, minus (2) 1.00. The twenty reference periods are as follows: 11/25/02–02/25/03, 02/25/03-05/25/03, 05/25/03-08/25/03, 08/25/03-11/25/03,11/25/03-02/25/04, 02/25/04-05/25/04, 05/25/04-08/25/04, 08/25/04-11/25/04, 11/25/04-02/25/05, 02/25/05-05/25/05, 05/25/05-08/25/05, 08/25/05-11/25/05, 11/25/05-02/25/06, 02/25/06-05/25/06, 05/25/06-08/25/06, 08/25/06-11/25/06, 11/25/06-02/25/07, 02/25/07-05/25/07, 05/25/07-08/25/07, and 08/25/07-11/25/07. Subject to a cap of 10.00%, the periodic return of the S&P 500® Index for each reference period will be equal to a fraction, the numerator of which is equal to (1) the closing level of the S&P 500® Index on the last day of that reference period, minus (2) the closing level of the S&P 500® Index on the last day of the immediately preceding reference period (or, in the case of the initial reference period, 932.87), and the denominator of which is the closing level of the S&P 500® Index on the last day of the immediately preceding reference period (or, in the case of the initial reference period, 932.87). These dates and the maturity date may be postponed if specified market disruption events occur. In no event will the supplemental redemption amount be less than zero. We have appointed our affiliate, Banc of America Securities LLC, to act as calculation agent for purposes of determining the supplemental redemption amount.

ORIGINAL ISSUANCE DATE	PRINCIPAL AMOUNT	MATURITY DATE	INTEREST RATE	REDEMPTION/REPAYMENT TERMS
February 11, 2003	$50,000,000	February 11, 2009	LIBOR Telerate plus 25.0 bps; reset quarterly	None
February 20, 2003	$50,500,000	February 20, 2008	N/A4	None
March 14, 2003	$1,380,000,000	March 15, 2006	LIBOR Telerate plus 10.0 bps; reset quarterly[5]	Redeemable by us in whole on 09/15/04 and on quarterly redemption dates thereafter
March 17, 2003	$316,500,000	June 20, 2006	LIBOR Telerate plus 10.0 bps; reset quarterly[6]	Redeemable by us in whole on 09/20/04 and on quarterly redemption dates thereafter

April 25, 2003	$32,800,000	April 29, 2008	N/A7	None

[4]	There are no periodic payments of interest prior to maturity. At maturity, holders will receive the principal amount of the notes and may receive a supplemental redemption amount determined by reference to the Dow Jones Industrial AverageSM (DJIASM). The supplemental redemption amount, if any, will be equal to the product of (1) the principal amount of the notes, and (2) the index return. The index return is equal to (1) the product of (1.00 plus the periodic return) for each of twenty reference periods, minus (2) 1.00. The twenty reference periods are as follows: 02/14/03-05/14/03, 05/14/03-08/14/03, 08/14/03-11/14/03, 11/14/03-02/14/04, 02/14/04-05/14/04, 05/14/04-08/14/04, 08/14/04-11/14/04, 11/14/04-02/14/05, 02/14/05-05/14/05, 05/14/05-08/14/05, 08/14/05-11/14/05, 11/14/05-02/14/06, 02/14/06-05/14/06, 05/14/06-08/14/06, 08/14/06-11/14/06, 11/14/06-02/14/07, 02/14/07-05/14/07, 05-14/07-08/14/07, 08/14/07-11/14/07, and 11/14/07-02/14/08. Subject to a cap of 9.10%, the periodic return of the DJIASM for each reference period will be equal to a fraction, the numerator of which is equal to (1) the closing level of the DJIASM on the last day of that reference period minus (2) the closing level of the DJIASM on the last day of the immediately preceding reference period (or, in the case of the initial reference period, 7908.80), and the denominator of which is equal to the closing level of the DJIASM on the last day of the immediately preceding reference period (or, in the case of the initial reference period, 7908.80). These dates and the maturity date may be postponed if specified market disruption events occur. In no event will the supplemental redemption amount be less than zero. We have appointed our affiliate, Banc of America Securities LLC, to act as calculation agent for purposes of determining the supplemental redemption amount.
[5]	Following 09/15/04, the notes will bear interest at LIBOR Telerate plus 20.0 bps.
[6]	Following 09/20/04, the notes will bear interest at LIBOR Telerate plus 20.0 bps.
[7]	There are no periodic payments of interest prior to maturity. At maturity, holders will receive the principal amount of the notes and may receive a supplemental redemption amount determined by reference to the S&P 500® Index. The supplemental redemption amount, if any, will be equal to the product of (1) the principal amount of the notes, and (2) the index return. The index return is equal to (1) the product of (1.00 plus the periodic return) for each of twenty reference periods, minus (2) 1.00. The twenty reference periods are as follows: 04/23/03-07/23/03, 07/23/03-10/23/03, 10/23/03-01/23/04, 01/23/04-04/23/04, 04/23/04-07/23/04, 07/23/04-10/23/04, 10/23/04-01/23/05, 01/23/05-04/23/05, 04/23/05-07/23/05, 07/23/05-10/23/05, 10/23/05-01/23/06, 01/23/06-04/23/06, 04/23/06-07/23/06, 07/23/06-10/23/06, 10/23/06-01/23/07, 01/23/07-04/23/07, 04/23/07-07/23/07, 07/23/07-10/23/07, 10/23/07-01/23/08, and 01/23/08-04/23/08. Subject to a cap of 10.00%, the periodic return of the S&P 500® Index for each reference period will be equal to a fraction, the numerator of which is equal to (1) the closing level of the S&P 500® Index on the last day of that reference period, minus (2) the closing level of the S&P 500® Index on the last day of the immediately preceding reference period (or, in the case of the initial reference period, 919.02), and the denominator of which is the closing level of the S&P 500® Index on the last day of the immediately preceding reference period (or, in the case of the initial reference period, 919.02). These dates and the maturity date may be postponed if specified market disruption events occur. In no event will the supplemental redemption amount be less than zero. We have appointed our affiliate, Banc of America Securities LLC, to act as calculation agent for purposes of determining the supplemental redemption amount.

ORIGINAL ISSUANCE DATE	PRINCIPAL AMOUNT	MATURITY DATE	INTEREST RATE	REDEMPTION/REPAYMENT TERMS

May 29, 2003	$10,000,000	May 29, 2008	[8]	Redeemable by us in whole on 05/29/04 and on semi-annual redemption dates thereafter
May 30, 2003	$36,000,000	June 3, 2008	N/A9	None
June 4, 2003	$10,300,000	June 4, 2007	1.000%[10]	None

[8]	Interest will accrue only on those days (each, a “range accrual day”) on which 6-month LIBOR for the relevant LIBOR observation date is within the applicable LIBOR range. If 6-month LIBOR (stated as a percent per annum) on the relevant LIBOR observation date falls within the applicable LIBOR range (including the minimum or maximum of that range) during the periods indicated, interest will accrue on the notes for the related date as follows: at a rate of 2.50% per annum from and including 05/29/03 to but excluding 11/29/03; at a rate of 3.00% per annum from and including 11/29/03 to but excluding 05/29/04; and at a rate of 5.00% per annum from and including 05/29/04 to but excluding 05/29/08. If 6-month LIBOR falls outside the applicable LIBOR range on the relevant LIBOR observation date, no interest will accrue for the related day. The accrual periods (and the corresponding LIBOR ranges) are as follows: 05/29/03-11/29/03 (0.00% to 2.50%); 11/29/03-05/29/04 (0.00% to 2.50%); 05/29/04-11/29/04 (0.00% to 4.00%); 11/29/04-05/29/05 (0.00% to 4.00%); 05/29/05-11/29/05 (0.00% to 4.00%); 11/29/05-05/29/06 (0.00% to 4.00%); 05/29/06-11/29/06 (0.00% to 4.00%); 11/29/06-05/29/07 (0.00% to 4.00%); 05/29/07-11/29/07 (0.00% to 5.00%); and 11/29/07-05/29/08 (0.00% to 5.00%). “6-month LIBOR” means, for any LIBOR observation date, the offered rates for deposits in U.S. dollars for a period of six months, commencing on the LIBOR observation date, which appears on Bridge Telerate, Inc., on page 3750 (or any successor service or page for the purpose of displaying the London interbank offered rates of major banks) as of 11:00 a.m., London time, on that LIBOR observation date. “LIBOR observation date” means, (1) with respect to any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market (a “LIBOR business day”) other than during the period beginning on the fourth U.S. business day prior to, but excluding, each interest payment date (the “LIBOR suspension period”), that LIBOR business day, (2) with respect to each day that is not a LIBOR Business day not occurring during the LIBOR suspension period, the last preceding LIBOR business day, and (3) with respect to each day occurring during the LIBOR suspension period, the last LIBOR business day preceding the LIBOR suspension period. Interest, if any, will be paid semi-annually on May 29 and November 29 of each year, beginning 11/29/08 (the “interest payment dates”). The amount of interest payable on any semi-annual interest payment date is equal to the product of (1) the principal amount of the notes, (2) the interest rate then in effect, and (3) the amount calculated by reference to a fraction, the numerator of which is equal to the number of range accrual days in the accrual period, and the denominator of which is equal to 365. We have appointed our affiliate, Bank of America, N.A., to act as calculation agent for purposes of determining the amount of interest, if any, payable on any interest payment date.
[9]	There are no periodic payments of interest prior to maturity. At maturity, holders will receive the principal amount of the notes and may receive a supplemental redemption amount determined by reference to the Nasdaq-100 Index®. The supplemental redemption amount, if any, will be equal to the product of (1) the principal amount of the notes, and (2) the index return. The index return is equal to (1) the product of (1.00 plus the periodic return) for each of twenty reference periods, minus (2) 1.00. The twenty reference periods are as follows: 05/28/03-08/28/03, 08/28/03-11/28/03, 11/28/03-02/28/04, 02/28/04-05/28/04, 05/28/04-08/28/04, 08/28/04-11/28/04, 11/28/04-02/28/05, 02/28/05-05/28/05, 05/28/05-08/28/05, 08/28/05-11/28/05, 11/28/05-02/28/06, 02/28/06-05/28/06, 05/28/06-08/28/06, 08/28/06-11/28/06, 11/28/06-02/28/07, 02/28/07-05/28/07, 05/28/07-08/28/07, 08/28/07-11/28/07, 11/28/07-02/28/08, and 02/28/08-05/28/08. Subject to a cap of 11.10%, the periodic return of the Nasdaq-100 Index® for each reference period will be equal to a fraction, the numerator of which is equal to (1) the closing level of the Nasdaq-100 Index® on the last day of that reference period, minus (2) the closing level of the Nasdaq-100 Index® on the last day of the immediately preceding reference period (or, in the case of the initial reference period, 1,173.31), and the denominator of which is the closing level of the Nasdaq-100 Index® on the last day of the immediately preceding reference period (or, in the case of the initial reference period, 1,173.31). These dates and the maturity date may be postponed if specified market disruption events occur. In no event will the supplemental redemption amount be less than zero. We have appointed our affiliate, Banc of America Securities LLC, to act as calculation agent for purposes of determining the supplemental redemption amount.
[10]	At maturity, holders will receive the principal amount of the notes and may receive a supplemental redemption amount determined by reference to the S&P 500® Index. The supplemental redemption amount, if any, will be equal to the participation rate (19.00%) times the product of (1) the principal amount of the notes, and (2) a fraction, the numerator of which is equal to the closing level of the S&P 500® Index on 05/29/07 (which date and the maturity date may be postponed if specified market disruption events occur) minus the starting S&P 500® Index value (963.59), and the denominator of which is the starting S&P 500® Index value (963.59). In no event will the supplemental redemption amount be less than zero. We have appointed our affiliate, Banc of America Securities LLC, to act as calculation agent for purposes of determining the supplemental redemption amount.

ORIGINAL ISSUANCE DATE	PRINCIPAL AMOUNT		MATURITY DATE	INTEREST RATE	REDEMPTION/REPAYMENT TERMS
June 25, 2003	$11,081,000		June 25, 2010	[11]	Redeemable by us in whole on 06/25/04 and on quarterly redemption dates thereafter
July 24, 2003	$26,144,000	[12]	July 23, 2004	5.300%[12]	None
July 25, 2003	$56,560,000		July 29, 2008	N/A13	None

[11]	For the first two interest accrual periods (described below), interest will accrue at a rate of 4.00% per annum. Thereafter, interest will accrue only on those days (each, a “range accrual day”) on which 6-month LIBOR (as defined in footnote 8 to this table) for the relevant LIBOR observation date (as defined in footnote 8 to this table) is within the applicable LIBOR range. If 6-month LIBOR (stated as a percent per annum) on the relevant LIBOR observation date falls within the applicable LIBOR range (including the minimum or maximum of that range) during the periods indicated, interest will accrue on the notes for the related date at the applicable coupon rate indicated below. If 6-month LIBOR falls outside the applicable LIBOR range on the relevant LIBOR observation date, no interest will accrue for the related day. The accrual periods (and the corresponding LIBOR ranges and the applicable coupon rate) are as follows: 06/25/03-09/25/03 (N/A; 4.00%); 09/25/03-12/25/03 (N/A; 4.00%); 12/25/03-03/25/04 (0.00% to 2.00%; 4.00%); 03/25/04-06/25/04 (0.00% to 2.00%; 4.00%); 06/25/04-09/25/04 (0.00% to 3.00%; 5.00%); 09/25/04-12/25/04 (0.00% to 3.00%; 5.00%); 12/25/04-03/25/05 (0.00% to 3.00%; 5.00%); 03/25/05-06/25/05 (0.00% to 3.00%; 5.00%); 06/25/05-09/25/05 (0.00% to 4.00%; 5.50%); 09/25/05-12/25/05 (0.00% to 4.00%; 5.50%); 12/25/05-03/25/06 (0.00% to 4.00%; 5.50%); 03/25/06-06/25/06 (0.00% to 4.00%; 5.50%); 06/25/06-09/25/06 (0.00% to 4.50%; 6.00%); 09/25/06-12/25/06 (0.00% to 4.50%; 6.00%); 12/25/06-03/25/07 (0.00% to 4.50%; 6.00%); 03/25/07-06/25/07 (0.00% to 4.50%; 6.00%); 06/25/07-09/25/07 (0.00% to 5.00%; 6.50%); 09/25/07-12/25/07 (0.00% to 5.00%; 6.50%); 12/25/07-03/25/08 (0.00% to 5.00%; 6.50%); 03/25/08-06/25/08 (0.00% to 5.00%; 6.50%); 06/25/08-09/25/08 (0.00% to 5.50%; 7.00%); 09/25/08-12/25/08 (0.00% to 5.50%; 7.00%); 12/25/08-03/25/09 (0.00% to 5.50%; 7.00%); 03/25/09-06/25/09 (0.00% to 5.50%; 7.00%); 06/25/09-09/25/09 (0.00% to 6.00%; 7.50%); 09/25/09-12/25/09 (0.00% to 6.00%; 7.50%); 12/25/09-03/25/10 (0.00% to 6.00%; 7.50%); and 03/25/10-06/25/10 (0.00% to 6.00%; 7.50%). The amount of interest payable on any quarterly interest payment date is equal to the product of (1) the principal amount of the notes, (2) the then applicable coupon rate, and (3) the amount calculated by reference to a fraction, the numerator of which is equal to the number of range accrual days in the accrual period, and the denominator of which is equal to 365. We have appointed our affiliate, Bank of America, N.A., to act as calculation agent for purposes of determining the amount of interest, if any, payable on any interest payment date.
[12]	The table reflects the aggregate face amount of the notes outstanding, which may not be payable at maturity. Interest is payable only at maturity, based on the face amount of the notes. At maturity, for each $1,000 face amount of notes, holders will receive accrued interest, plus an amount equal to either (1) $1,000 (referred to as the “Cash Amount”), or (2) in the circumstances described below, shares of the common stock (the “Basket Stocks”) of the following ten companies (the “Basket Companies”): American International Group, Inc., Citigroup, Inc., Exxon Mobil Corporation, General Electric Company, Intel Corporation, International Business Machines Corporation, Johnson & Johnson, Microsoft Corporation, Pfizer Inc., and Wal-Mart Stores, Inc. On 07/22/03, we created a hypothetical basket of the Basket Stocks with a value of $1,000, based on the closing price of each Basket Stock on that date. Each Basket Stock represents 10%, or $100, of the total value of the basket on 07/22/03, with the resulting number of shares of all Basket Stocks referred to as the “Underlying Securities.” If during the reference period (07/22/03-07/19/04) the hypothetical value of the Basket Stocks at the close of any trading day (determined by multiplying each share of the Underlying Securities by the closing price for those shares and referred to as the “Basket Level”) is ever at or below $800 and the Basket Level on 07/19/04 is below $1,000, then we will pay the notes at maturity by delivering the Underlying Securities, with cash paid in lieu of any fractional shares (referred to as the “Physical Amount”). The hypothetical number of shares of any Basket Company is subject to adjustment if specified events having a dilutive or concentrative effect on the theoretical value of the particular Basket Stock occur. Any trading day and the maturity date may be postponed if specified market disruption events occur. We have appointed our affiliate, Banc of America Securities LLC, to act as calculation agent for purposes of determining whether the Cash Amount or the Physical Amount will be delivered at maturity.
[13]	There are no periodic payments of interest prior to maturity. At maturity, holders will receive the principal amount of the notes and may receive a supplemental redemption amount determined by reference to the S&P 500® Index. The supplemental redemption amount, if any, will be equal to the product of (1) the principal amount of the notes, and (2) the index return. The index return is equal to (1) the product of (1.00 plus the periodic return) for each of twenty reference periods, minus (2) 1.00. The twenty reference periods are as follows: 07/23/03-10/23/03, 10/23/03-01/23/04, 01/23/04-04/23/04, 04/23/04-07/23/04, 07/23/04-10/23/04, 10/23/04-01/23/05, 01/23/05-04/23/05, 04/23/05-07/23/05, 07/23/05-10/23/05, 10/23/05-01/23/06, 01/23/06-04/23/06, 04/23/06-07/23/06, 07/23/06-10/23/06, 10/23/06-01/23/07, 01/23/07-04/23/07, 04/23/07-07/23/07, 07/23/07-10/23/07, 10/23/07-01/23/08, 01/23/08-04/23/08, and 04/23/08-07/23/08. Subject to a cap of 8.45%, the periodic return of the S&P 500® Index for each reference period will be equal to a fraction, the numerator of which is equal to (1) the closing level of the S&P 500® Index on the last day of that reference period, minus (2) the closing level of the S&P 500® Index on the last day of the immediately preceding reference period (or, in the case of the initial reference period, 988.61), and the denominator of which is the closing level of the S&P 500® Index on the last day of the immediately preceding reference period (or, in the case of the initial reference period, 988.61). These dates and the maturity date may be postponed if specified market disruption events occur. In no event will the supplemental redemption amount be less than zero. We have appointed our affiliate, Banc of America Securities LLC, to act as calculation agent for purposes of determining the supplemental redemption amount.

ORIGINAL ISSUANCE DATE	PRINCIPAL AMOUNT		MATURITY DATE	INTEREST RATE	REDEMPTION/REPAYMENT TERMS
October 21, 2003	$1,500,000,000		October 23, 2006	LIBOR Telerate plus 9.0 bps; reset quarterly[14]	Redeemable by us in whole on 04/21/05 and on quarterly redemption dates thereafter
November 12, 2003	$151,500,000		November 13, 2008	N/A15	None
November 17, 2003	$8,301,000	[16]	November 16, 2004	5.600%[16]	None

[14]	From and following 04/21/05, the notes will bear interest at LIBOR Telerate plus 18.0 bps.
[15]	There are no periodic payments of interest prior to maturity. At maturity, holders will receive the principal amount of the notes plus a supplemental redemption amount determined by reference to the S&P 500® Index, which supplemental redemption amount will not be less than 5.00% of the principal amount. Subject to this minimum, the supplemental redemption amount will be equal to the product of (1) the principal amount of the notes, and (2) the index return. The index return is equal to (1) the product of (1.00 plus the periodic return) for each of twenty reference periods, minus (2) 1.00. The twenty reference periods are as follows: 11/07/03-02/07/04, 02/07/04-05/07/04, 05/07/04-08/07/04, 08/07/04-11/07/04, 11/07/04-02/07/05, 02/07/05-05/07/05, 05/07/05-08/07/05, 08/07/05-11/07/05, 11/07/05-02/07/06, 02/07/06-05/07/06, 05/07/06-08/07/06, 08/07/06-11/07/06, 11/07/06-02/07/07, 02/07/07-05/07/07, 05/07/07-08/07/07, 08/07/07-11/07/07, 11/07/07-02/07/08, 02/07/08-05/07/08, 05/07/08-08/07/08, and 08/07/08-11/07/08. Subject to a cap of 7.25%, the periodic return of the S&P 500® Index for each reference period will be equal to a fraction, the numerator of which is equal to (1) the closing level of the S&P 500® Index on the last day of that reference period, minus (2) the closing level of the S&P 500® Index on the last day of the immediately preceding reference period (or, in the case of the initial reference period, 1,053.21), and the denominator of which is the closing level of the S&P 500® Index on the last day of the immediately preceding reference period (or, in the case of the initial reference period, 1,053.21). These dates and the maturity date may be postponed if specified market disruption events occur. In no event will the supplemental redemption amount be less than zero. We have appointed our affiliate, Banc of America Securities LLC, to act as calculation agent for purposes of determining the supplemental redemption amount.
[16]	The table reflects the aggregate face amount of the notes outstanding, which may not be payable at maturity. Interest is payable only at maturity, based on the face amount of the notes. At maturity, for each $1,000 face amount of notes, holders will receive accrued interest, plus an amount equal to either (1) $1,000 (referred to as the “Cash Amount”), or (2) in the circumstances described below, shares of the common stock (the “Basket Stocks”) of the following ten companies (the “Basket Companies”): Amgen Inc., Cisco Systems, Inc., Citigroup, Inc., Exxon Mobil Corporation, General Electric Company, Intel Corporation, Microsoft Corporation, Pfizer Inc., QUALCOMM Incorporated, and Wal-Mart Stores, Inc. On 11/13/03, we created a hypothetical basket of the Basket Stocks with a value of $1,000, based on the closing price of each Basket Stock on that date. Each Basket Stock represents 10%, or $100, of the total value of the basket on 11/13/03, with the resulting number of shares of all Basket Stocks referred to as the “Underlying Securities.” If during the reference period (11/13/03-11/10/04) the hypothetical value of the Basket Stocks at the close of any trading day (determined by multiplying each share of the Underlying Securities by the closing price for those shares and referred to as the “Basket Level”) is ever at or below $800 and the Basket Level on 11/10/04 is below $1,000, then we will pay the notes at maturity by delivering the Underlying Securities, with cash paid in lieu of any fractional shares (referred to as the “Physical Amount”). The hypothetical number of shares of any Basket Company is subject to adjustment if specified events having a dilutive or concentrative effect on the theoretical value of the particular Basket Stock occur. Any trading day and the maturity date may be postponed if specified market disruption events occur. We have appointed our affiliate, Banc of America Securities LLC, to act as calculation agent for purposes of determining whether the Cash Amount or the Physical Amount will be delivered at maturity.

ORIGINAL ISSUANCE DATE	PRINCIPAL AMOUNT	MATURITY DATE	INTEREST RATE	REDEMPTION/REPAYMENT TERMS
November 28, 2003	$6,935,000	November 28, 2008	[17]	Redeemable by us in whole on 05/28/04 and on quarterly redemption dates thereafter
December 5, 2003	$84,000,000	March 17, 2019	5.600%	None
December 17, 2003	$169,000,000	March 23, 2019	5.430%	None
December 19, 2003	$57,600,000	December 23, 2008	N/A18	None
January 29, 2004[19]	$300,000,000	February 17, 2009	LIBOR Telerate plus 15 bps; reset quarterly	None
January 30, 2004	$96,000,000	February 3, 2009	N/A20	None

[17]	For the first four interest accrual periods (described below), interest will accrue at a rate of 4.00% per annum. Thereafter, interest will accrue only on those days (each, a “range accrual day”) on which 6-month LIBOR (as defined in footnote 8 to this table) for the relevant LIBOR observation date (as defined in footnote 8 to this table) is within the applicable LIBOR range. If 6-month LIBOR (stated as a percent per annum) on the relevant LIBOR observation date falls within the applicable LIBOR range (including the minimum or maximum of that range) during the periods indicated, interest will accrue on the notes for the related date at the applicable coupon rate indicated below. If 6-month LIBOR falls outside the applicable LIBOR range on the relevant LIBOR observation date, no interest will accrue for the related day. The accrual periods (and the corresponding LIBOR ranges and the applicable coupon rate) are as follows: 11/28/03-02/28/04 (N/A; 4.00%); 02/29/04-05/28/04 (N/A; 4.00%); 05/29/04-08/28/04 (N/A; 4.00%); 08/29/04-11/28/04 (N/A; 4.00%); 11/29/04-02/28/05 (0.00% to 4.50%; 5.00%); 03/01/05-05/28/05 (0.00% to 4.50%; 5.00%); 05/29/05-08/28/05 (0.00% to 4.50%; 5.00%); 08/29/05-11/28/05 (0.00% to 4.50%; 5.00%); 11/29/05-02/28/06 (0.00% to 5.00%; 6.00%); 03/01/06-05/28/06 (0.00% to 5.00%; 6.00%); 05/29/06-08/28/06 (0.00% to 5.00%; 6.00%); 08/29/06-11/28/06 (0.00% to 5.00%; 6.00%); 11/29/06-02/28/07 (0.00% to 5.50%; 7.00%); 03/01/07-05/28/07 (0.00% to 5.50%; 7.00%); 05/29/07-08/28/07 (0.00% to 5.50%; 7.00%); 08/29/07-11/28/07 (0.00% to 5.50%; 7.00%); 11/29/07-02/28/08 (0.00% to 6.00%; 8.00%); 02/29/08-05/28/08 (0.00% to 6.00%; 8.00%); 05/29/08-08/28/08 (0.00% to 6.00%; 8.00%); and 08/29/08-11/28/08 (0.00% to 6.00%; 8.00%). The amount of interest payable on any quarterly interest payment date is equal to the product of (1) the principal amount of the notes, (2) the then applicable coupon rate, and (3) the amount calculated by reference to a fraction, the numerator of which is equal to the number of range accrual days in the accrual period, and the denominator of which is equal to 365. We have appointed our affiliate, Bank of America, N.A., to act as calculation agent for purposes of determining the amount of interest, if any, payable on any interest payment date.
[18]	There are no periodic payments of interest prior to maturity. At maturity, holders will receive the principal amount of the notes plus a supplemental redemption amount determined by reference to the Nasdaq-100 Index®, which supplemental redemption amount will not be less than 5.00% of the principal amount. Subject to this minimum, the supplemental redemption amount will be equal to the product of (1) the principal amount of the notes, and (2) the index return. The index return is equal to (1) the product of (1.00 plus the periodic return) for each of twenty reference periods, minus (2) 1.00. The twenty reference periods are as follows: 12/17/03-03/17/04, 03/17/04-06/17/04, 06/17/04-09/17/04, 09/17/04-12/17/04, 12/17/04-03/17/05, 03/17/05-06/17/05, 06/17/05-09/17/05, 09/17/05-12/17/05, 12/17/05-03/17/06, 03/17/06-06/17/06, 06/17/06-09/17/06, 09/17/06-12/17/06, 12/17/06-03/17/07, 03/17/07-06/17/07, 06/17/07-09/17/07, 09/17/07-12/17/07, 12/17/07-03/17/08, 03/17/08-06/17/08, 06/17/08-09/17/08, and 09/17/08-12/17/08. Subject to a cap of 8.65%, the periodic return of the Nasdaq-100 Index® for each reference period will be equal to a fraction, the numerator of which is equal to (1) the closing level of the Nasdaq-100 Index® on the last day of that reference period, minus (2) the closing level of the Nasdaq-100 Index® on the last day of the immediately preceding reference period (or, in the case of the initial reference period, 1,400.00), and the denominator of which is the closing level of the Nasdaq-100 Index® on the last day of the immediately preceding reference period (or, in the case of the initial reference period, 1,400.00). These dates and the maturity date may be postponed if specified market disruption events occur. We have appointed our affiliate, Banc of America Securities LLC, to act as calculation agent for purposes of determining the supplemental redemption amount.
[19]	$125,000,000 of the principal amount of series was issued on February 17, 2004.
[20]	There are no periodic payments of interest prior to maturity. At maturity, holders will receive the principal amount of the notes plus a supplemental redemption amount determined by reference to the DJIASM, which supplemental redemption amount will not be less than 5.00% of the principal amount. Subject to this minimum, the supplemental redemption amount will be equal to the product of (1) the principal amount of the notes, and (2) the index return. The index return is equal to (1) the product of (1.00 plus the periodic return) for each of twenty reference periods, minus (2) 1.00. The twenty reference periods are as follows: 01/28/04-04/28/04, 04/28/04-07/28/04, 07/28/04-10/28/04, 10/28/04-01/28/05, 01/28/05-04/28/05, 04/28/05-07/28/05, 07/28/05-10/28/05, 10/28/05-01/28/06, 01/28/06-04/28/06, 04/28/06-07/28/06, 07/28/06-10/28/06, 10/28/06-01/28/07, 01/28/07-04/28/07, 04/28/07-07/28/07, 07/28/07-10/28/07, 10/28/07-01/28/08, 01/28/08-04/28/08, 04/28/08-07/28/08, 07/28/08-10/28/08, and 10/28/08-01/28/09. Subject to a cap of 7.50%, the periodic return of the DJIASM for each reference period will be equal to a fraction, the numerator of which is equal to (1) the closing level of the DJIASM on the last day of that reference period, minus (2) the closing level of the DJIASM on the last day of the immediately preceding reference period (or, in the case of the initial reference period, 10,468.37), and the denominator of which is the closing level of the DJIASM on the last day of the immediately preceding reference period (or, in the case of the initial reference period, 10,468.37). These dates and the maturity date may be postponed if specified market disruption events occur. We have appointed our affiliate, Banc of America Securities LLC, to act as calculation agent for purposes of determining the supplemental redemption amount.

ORIGINAL ISSUANCE DATE	PRINCIPAL AMOUNT	MATURITY DATE	INTEREST RATE	REDEMPTION/REPAYMENT TERMS
March 2, 2004	$42,500,000	March 4, 2009	N/A21	None
March 25, 2004	$50,200,000	March 27, 2009	N/A22	None
March 26, 2004	$25,300,000	March 27, 2009	N/A23	None

[21]	There are no periodic payments of interest prior to maturity. At maturity, holders will receive the principal amount of the notes and may receive a supplemental redemption amount determined by reference to the S&P 500® Index. The supplemental redemption amount, if any, will be equal to the product of (1) the principal amount of the notes, and (2) the index return. The index return is equal to (1) the product of (1.00 plus the periodic return) for each of twenty reference periods, minus (2) 1.00. The twenty reference periods are as follows: 02/26/04-05/26/04; 05/26/04-08/26/04; 08/26/04-11/26/04; 11/26/04-02/26/05; 02/26/05-05/26/05; 05/26/05-08/26/05; 08/26/05-11/26/05; 11/26/05-02/26/06; 02/26/06-05/26/06; 05/26/06-08/26/06; 08/26/06-11/26/06; 11/26/06-02/26/07; 02/26/07-05/26/07; 05/26/07-08/26/07; 08/26/07-11/26/07; 11/26/07-02/26/08; 02/26/08-05/26/08; 05/26/08-08/26/08; 08/26/08-11/26/08; and 11/26/08-02/26/09. Subject to a cap of 7.15%, the periodic return of the S&P 500® Index for each reference period will be equal to a fraction, the numerator of which is equal to (1) the closing level of the S&P 500® Index on the last day of that reference period, minus (2) the closing level of the S&P 500® Index on the last day of the immediately preceding reference period (or, in the case of the initial reference period, 1,144.91), and the denominator of which is the closing level of the S&P 500® Index on the last day of the immediately preceding reference period (or, in the case of the initial reference period, 1,144.91). These dates and the maturity date may be postponed if specified market disruption events occur. In no event will the supplemental redemption amount be less than zero. We have appointed our affiliate, Banc of America Securities LLC, to act as calculation agent for purposes of determining the supplemental redemption amount.
[22]	There are no periodic payments of interest prior to maturity. At maturity, holders will receive the principal amount of the notes and may receive a supplemental redemption amount determined by reference to the DJIASM. The supplemental redemption amount, if any, will be equal to the product of (1) the principal amount of the notes, and (2) the index return. The index return is equal to (1) the product of (1.00 plus the periodic return) for each of twenty reference periods, minus (2) 1.00. The twenty reference periods are as follows: 03/22/04-06/22/04; 06/22/04-09/22/04; 09/22/04-12/22/04; 12/22/04-03/22/05; 03/22/05-06/22/05; 06/22/05-09/22/05; 09/22/05-12/22/05; 12/22/05-03/22/06; 03/22/06-06/22/06; 06/22/06-09/22/06; 09/22/06-12/22/06; 12/22/06-03/22/07; 03/22/07-06/22/07; 06/22/07-09/22/07; 09/22/07-12/22/07; 12/22/07-03/22/08; 03/22/08-06/22/08; 06/22/08-09/22/08; 09/22/08-12/22/08; and 12/22/08-03/22/09. Subject to a cap of 6.75%, the periodic return of the DJIASM for each reference period will be equal to a fraction, the numerator of which is equal to (1) the closing level of the DJIASM on the last day of that reference period, minus (2) the closing level of the DJIASM on the last day of the immediately preceding reference period (or, in the case of the initial reference period, 10,064.75), and the denominator of which is the closing level of the DJIASM on the last day of the immediately preceding reference period (or, in the case of the initial reference period, 10,064.75). These dates and the maturity date may be postponed if specified market disruption events occur. In no event will the supplemental redemption amount be less than zero. We have appointed our affiliate, Banc of America Securities LLC, to act as calculation agent for purposes of determining the supplemental redemption amount.
[23]	There are no periodic payments of interest prior to maturity. At maturity, holders will receive the principal amount of the notes and may receive a supplemental redemption amount determined by reference to the Dow Jones EURO STOXX 50SM Index. The supplemental redemption amount, if any, will be equal to the product of (1) the principal amount of the notes, and (2) the index return. The index return is equal to (1) the product of (1.00 plus the periodic return) for each of twenty reference periods, minus (2) 1.00. The twenty reference periods are as follows: 03/23/04-06/23/04; 06/23/04-09/23/04; 09/23/04-12/23/04; 12/23/04-03/23/05; 03/23/05-06/23/05; 06/23/05-09/23/05; 09/23/05-12/23/05; 12/23/05-03/23/06; 03/23/06-06/23/06; 06/23/06-09/23/06; 09/23/06-12/23/06; 12/23/06-03/23/07; 03/23/07-06/23/07; 06/23/07-09/23/07; 09/23/07-12/23/07; 12/23/07-03/23/08; 03/23/08-06/23/08; 06/23/08-09/23/08; 09/23/08-12/23/08; and 12/23/08-03/23/09. Subject to a cap of 6.50%, the periodic return of the Dow Jones EURO STOXX 50SM Index for each reference period will be equal to a fraction, the numerator of which is equal to (1) the closing level of the Dow Jones EURO STOXX 50SM Index on the last day of that reference period, minus (2) the closing level of the Dow Jones EURO STOXX 50SM Index on the last day of the immediately preceding reference period (or, in the case of the initial reference period, 2,713.68), and the denominator of which is the closing level of the Dow Jones EURO STOXX 50SM Index on the last day of the immediately preceding reference period (or, in the case of the initial reference period, 2,713.68). These dates and the maturity date may be postponed if specified market disruption events occur. In no event will the supplemental redemption amount be less than zero. We have appointed our affiliate, Banc of America Securities LLC, to act as calculation agent for purposes of determining the supplemental redemption amount.

Company Subordinated Securities

Subordination. The Company Subordinated Securities are subordinated in right of payment to all of our “senior indebtedness.” The Company Subordinated Indentures define “senior indebtedness” as any indebtedness for money borrowed (and in the case of the 1995 and 1992 Company Subordinated Indentures, specifically including all of our indebtedness for borrowed and purchased money, all of our obligations arising from off-balance sheet guarantees and direct credit substitutes, and our obligations associated with derivative products such as interest and foreign exchange rate contracts and commodity contracts) that was outstanding on the date we executed the respective indenture, or was created, incurred, or assumed after that date, for which we are responsible or liable as obligor, guarantor or otherwise, and all deferrals, renewals, extensions, and refundings of that indebtedness or obligations other than the Company Subordinated Securities issued under that respective indenture or any other indebtedness that by its terms is subordinate in right of payment to any of our other indebtedness.

Under each Company Subordinated Indenture, if there is a default or an event of default under any senior indebtedness that would allow acceleration of maturity of the senior indebtedness and that default or event of default has not been remedied, and we and the trustee under that indenture receive notice of this default from the holders of at least 10% in principal amount of any kind or category of any senior indebtedness or if the trustee under that indenture receives notice from us, we will not be able to make payments of principal, any premium, or interest on the Company Subordinated Securities under that indenture or repurchase our Company Subordinated Securities under that indenture.

Under each Company Subordinated Indenture, if any Company Subordinated Security is declared due and payable before the required date or upon a distribution of our assets to creditors pursuant to a dissolution, winding up, liquidation, or reorganization, any principal, premium, interest, or any other payment will be paid in full to holders of senior indebtedness before any holders of Company Subordinated Securities under that indenture are paid. In addition, if these amounts previously were paid to the holders of Company Subordinated Securities or the trustee of the Company Subordinated Indentures, the holders of senior indebtedness will have first rights to the amounts previously paid.

Subject to the payment in full of all our senior indebtedness, the holders of Company Subordinated Securities will be subrogated to the rights of the holders of our senior indebtedness to receive payments or distributions of our assets applicable to the senior indebtedness until the Company Subordinated Securities are paid in full. For purposes of this subrogation, the Company Subordinated Securities will be subrogated ratably with all our other indebtedness that by its terms ranks equally with the Company Subordinated Securities and is entitled to like rights of subrogation.

Sale or Issuance of Capital Stock of Banks. The 1989 Company Subordinated Indenture prohibits the issuance, sale, or other disposition of capital stock, or securities convertible into or options, warrants, or rights to acquire capital stock, of any Principal Subsidiary Bank (as defined below) or of any subsidiary which owns shares of capital stock, or securities convertible into or options, warrants, or rights to acquire capital stock, of any Principal Subsidiary Bank, with the following exceptions:

•	sales of directors’ qualifying shares;

•	sales or other dispositions for fair market value, if, after giving effect to the disposition and to conversion of any shares or securities convertible into capital stock of a Principal Subsidiary Bank, we would own at least 80% of each class of the capital stock of that Principal Subsidiary Bank;

•	sales or other dispositions made in compliance with an order of a court or regulatory authority of competent jurisdiction;

•

any sale by a Principal Subsidiary Bank of additional shares of its capital stock, securities convertible into shares of its capital stock, or options, warrants, or rights to subscribe for or purchase shares of its capital stock, to its stockholders at any price, so long as before that sale we owned, directly or indirectly, securities of the same class and immediately after the sale, we owned, directly or indirectly, at least as great a percentage of each class of securities of the Principal Subsidiary Bank as we owned before the sale of additional securities; and

•	any issuance of shares of capital stock, or securities convertible into or options, warrants, or rights to subscribe for or purchase shares of capital stock, of a Principal Subsidiary Bank or any subsidiary which owns shares of capital stock, or securities convertible into or options, warrants, or rights to acquire capital stock, of any Principal Subsidiary Bank, to us or our wholly owned subsidiary.

A “Principal Subsidiary Bank” is defined in the 1989 Company Subordinated Indenture as any bank with total assets equal to more than 10% of our total consolidated assets. As of the date of this prospectus, Bank of America, N.A. and Fleet National Bank are our only Principal Subsidiary Banks.

Waiver of Covenants. Under each Company Subordinated Indenture, the holders of a majority in principal amount of the Company Subordinated Securities of all affected series then outstanding under that Company Subordinated Indenture may waive compliance with some of the covenants or conditions of that Company Subordinated Indenture (including, in the case of the 1989 Company Subordinated Securities, the covenant described above).

Modification of the Indenture. Under each Company Subordinated Indenture, we and the applicable trustee may modify that Company Subordinated Indenture with the consent of the holders of at least 66 2/3% of the aggregate principal amount of all series of Company Subordinated Securities affected under that Company Subordinated Indenture by the modification. However, no modification may extend the fixed maturity of, reduce the principal amount or redemption premium of, or reduce the rate of or extend the time of payment of interest on, any security without the consent of each holder affected by the modification. No modification may reduce the percentage of Company Subordinated Securities that is required to consent to modification of a Company Subordinated Indenture without the consent of all holders of the securities outstanding under that Company Subordinated Indenture.

In addition, we and the trustee may execute supplemental indentures in some circumstances without the consent of any holders of outstanding Company Subordinated Securities.

For purposes of determining the required aggregate principal amount of the Company Subordinated Securities outstanding at any time in connection with any request, demand, authorization, direction, notice, consent or waiver under any Company Subordinated Indenture, (1) the principal amount of any Company Subordinated Security issued with OID is that amount that would be due and payable at that time upon an event of default, and (2) with respect to 1995 Company Subordinated Securities, the principal amount of a security denominated in a foreign currency or currency unit is the U.S. dollar equivalent on the date of original issuance of the security.

Defaults and Rights of Acceleration. The 1995 and 1992 Company Subordinated Indentures define an event of default only as our bankruptcy under federal bankruptcy laws. The 1989 Company Subordinated Indenture defines an event of default as specified events involving our bankruptcy, insolvency or liquidation. Under each of the Company Subordinated Indentures, if an event of default occurs and is continuing, either the trustee or the holders of 25% in principal amount of the outstanding Company Subordinated Securities under that indenture may declare the principal amount (or, with respect to 1995 Company Subordinated Securities, if the securities were issued with OID, a specified portion of the principal amount) of all of those Company Subordinated Securities to be due and payable immediately. The holders of a majority in principal amount of the Company Subordinated Securities then outstanding under a Company Subordinated Indenture, in some circumstances, may annul the declaration of acceleration and waive past defaults.

Payment of principal of the Company Subordinated Securities may not be accelerated in the case of a default in the payment of principal, any premium, interest, or any other amounts or the performance of any of our other covenants.

Collection of Indebtedness. If we fail to pay the principal of any Company Subordinated Securities, or if we are over 30 calendar days late on an interest payment on any Company Subordinated Securities, or if we breach any of our other covenants under any Company Subordinated Securities or in a Company Subordinated Indenture that is not cured within 90 calendar days after notice is given, the trustee under the applicable Company Subordinated Indenture can demand that we pay to it, for the benefit of the holders of those securities, the amount which is due and payable on those securities, including any interest incurred because of our failure to make that payment. If we fail to pay the required amount on demand, the trustee may take appropriate action, including instituting judicial proceedings against us. In addition, the holder of any Company Subordinated Security also may file suit to enforce our obligation to pay principal or interest (or, in the case of the 1995 or 1992 Company Subordinated Securities, any premium), regardless of the actions taken by the trustee.

The holders of a majority in principal amount of the Company Subordinated Securities then outstanding under a Company Subordinated Indenture may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee under that Company Subordinated Indenture, but the trustee will be entitled to receive from the holders a reasonable indemnity against expenses and liabilities.

We are required periodically to file with the trustee a certificate stating that we are not in default under any of the terms of the respective Company Subordinated Indentures.

Paying Agent. We have designated the principal corporate trust offices of The Bank of New York in New York City as the place in the United States where the Company Subordinated Securities may be presented for payment.

Outstanding 1995 Company Subordinated Securities

The principal terms of each series of 1995 Company Subordinated Securities outstanding as of the date of this prospectus are set forth below. Interest on each series accrues at the annual rate indicated in the title of the series (or, with respect to medium-term notes, in the table for each series) and is payable on the indicated interest payment dates to the registered holders on the preceding record date.

Where we indicate below that some of the 1995 Company Subordinated Securities may be redeemed “for tax reasons,” we mean that we may redeem 100% of the principal amount plus accrued interest up to the redemption date, in whole but not in part, at any time upon not less than 30 calendar nor more than 60 calendar days’ notice, if we have or will become obligated to pay “additional amounts” as a result of any change in, or amendment to, the laws or regulations of the United States or any political subdivision or any authority of the United States having power to tax, or any change in the application or official interpretation of those laws or regulations, on or after the date we agreed to issue the securities. An obligation to pay additional amounts would mean our obligation to pay to the beneficial owner of any security that is a non-United States person an additional amount in order to ensure that every net payment on the security will be not less, due to payment of United States withholding tax, than the amount then due and payable.

5 1/4% subordinated notes, due 2015
• Initial principal amount of series (subject to increase):	$ 700,000,000
• Maturity date:	December 1, 2015
• Interest payment dates:	June 1 and December 1
• Record dates:	May 15 and November 15
• Issuance date:	November 18, 2003
• Redemption:	For tax reasons
• Listing:	Luxembourg Stock Exchange

4 3/4% subordinated notes, due 2013
• Initial principal amount of series (subject to increase):	$ 500,000,000
• Maturity date:	August 15, 2013
• Interest payment dates:	February 15 and August 15
• Record dates:	January 31 and July 31
• Issuance date:	July 22, 2003
• Redemption:	For tax reasons
• Listing:	Luxembourg Stock Exchange

7.40% subordinated notes, due 2011
• Initial principal amount of series (subject to increase):	$3,000,000,000
• Maturity date:	January 15, 2011
• Interest payment dates:	January 15 and July 15
• Record dates:	December 31 and June 30
• Issuance date:	January 23, 2001
• Redemption:	For tax reasons
• Listing:	Luxembourg Stock Exchange

7.80% subordinated notes, due 2010
• Initial principal amount of series:	$1,000,000,000
• Additional principal amount of series issued May 30, 2000:	$ 900,000,000
• Aggregate principal amount of series currently outstanding (subject to increase):	$1,900,000,000
• Maturity date:	February 15, 2010
• Interest payment dates:	February 15 and August 15
• Record dates:	January 31 and July 31
• Issuance date:	February 14, 2000
• Redemption:	For tax reasons
• Listing:	Luxembourg Stock Exchange

6.60% subordinated notes, due 2010
• Principal amount of series:	$ 300,000,000
• Maturity date:	May 15, 2010
• Interest payment dates:	May 15 and November 15
• Record dates:	April 30 and October 31
• Issuance date:	May 4, 1998
• Redemption:	Not applicable
• Listing:	Not listed on any exchange

6.80% subordinated notes, due 2028
• Principal amount of series:	$ 400,000,000
• Maturity date:	March 15, 2028
• Interest payment dates:	March 15 and September 15
• Record dates:	February 28/29 and August 31
• Issuance date:	March 23, 1998
• Redemption:	Not applicable
• Listing:	Not listed on any exchange

6 3/8% subordinated notes, due 2008
• Principal amount of series:	$ 350,000,000
• Maturity date:	February 15, 2008
• Interest payment dates:	February 15 and August 15
• Record dates:	January 31 and July 31
• Issuance date:	February 4, 1998
• Redemption:	Not applicable
• Listing:	Not listed on any exchange

7.80% subordinated notes, due 2016
• Principal amount of series:	$ 450,000,000
• Maturity date:	September 15, 2016
• Interest payment dates:	March 15 and September 15
• Record dates:	February 28/29 and August 31
• Issuance date:	September 24, 1996
• Redemption:	Not applicable
• Listing:	Not listed on any exchange

7 1/2% subordinated notes, due 2006
• Principal amount of series:	$ 500,000,000
• Maturity date:	September 15, 2006
• Interest payment dates:	March 15 and September 15
• Record dates:	February 28/29 and August 31
• Issuance date:	September 24, 1996
• Redemption:	Not applicable
• Listing:	Not listed on any exchange

6 1/2% subordinated notes, due 2006
• Principal amount of series:	$ 300,000,000
• Maturity date:	March 15, 2006
• Interest payment dates:	March 15 and September 15
• Record dates:	February 28/29 and August 31
• Issuance date:	March 11, 1996
• Redemption:	Not applicable
• Listing:	Not listed on any exchange

7¼% subordinated notes, due 2025
• Principal amount of series:	$ 450,000,000
• Maturity date:	October 15, 2025
• Interest payment dates:	April 15 and October 15
• Record dates:	March 31 and September 30
• Issuance date:	October 23, 1995
• Redemption:	Not applicable
• Listing:	Not listed on any exchange

7 3/4% subordinated notes, due 2015
• Principal amount of series:	$ 350,000,000
• Maturity date:	August 15, 2015
• Interest payment dates:	February 15 and August 15
• Record dates:	January 31 and July 31
• Issuance date:	September 5, 1995
• Redemption:	Not applicable
• Listing:	Not listed on any exchange

7 5/8% subordinated notes, due 2005
• Principal amount of series:	$ 300,000,000
• Maturity date:	April 15, 2005
• Interest payment dates:	April 15 and October 15
• Record dates:	March 31 and September 30
• Issuance date:	April 27, 1995
• Redemption:	Not applicable
• Listing:	Not listed on any exchange

Subordinated Medium-Term Notes, Series F

As of the date of this prospectus, $50.0 million aggregate principal amount of our Subordinated Medium-Term Notes, Series F is issued and outstanding under the 1995 Company Subordinated Indenture. These notes were issued on March 7, 1997, and mature on March 7, 2037. These notes bear interest at a rate of 6.975% per annum and are repayable at the holder’s option on March 7, 2007 or March 7, 2017 at 100% of their principal amount plus accrued interest. The notes are not redeemable by us at our option prior to maturity.

Outstanding 1992 Company Subordinated Securities

The principal terms of each series of 1992 Company Subordinated Securities outstanding as of the date of this prospectus are set forth below. Interest on each series accrues at the annual rate indicated in the title or description of the series and is payable on the indicated interest payment dates to the registered holders on the preceding record date.

7 3/4% subordinated notes, due 2004
• Principal amount of series:	$ 300,000,000
• Maturity date:	August 15, 2004
• Interest payment dates:	February 15 and August 15
• Record dates:	January 31 and July 31
• Issuance date:	August 8, 1994
• Redemption:	Not applicable
• Listing:	Not listed on any exchange

6 7/8% subordinated notes, due 2005
• Principal amount of series:	$ 400,000,000
• Maturity date:	February 15, 2005
• Interest payment dates:	February 15 and August 15
• Record dates:	January 31 and July 31
• Issuance date:	March 2, 1993
• Redemption:	Not applicable
• Listing:	Not listed on any exchange

Subordinated Medium-Term Notes, Series B

As of the date of this prospectus, $100.0 million aggregate principal amount of our Subordinated Medium-Term Notes, Series B is issued and outstanding under the 1992 Company Subordinated Indenture. These notes were issued on November 17, 1994, and mature on November 15, 2024. These notes bear interest at a rate of 8.570% and are repayable at the holder’s option on November 15, 2004 at 100% of their principal amount plus accrued interest. The notes are not redeemable by us at our option prior to maturity.

Outstanding 1989 Company Subordinated Securities

The principal terms of each series of 1989 Company Subordinated Securities outstanding as of the date of this prospectus are set forth below. Interest on each series accrues at the annual rate indicated in the title of the series and is payable on the indicated interest payment dates to the registered holders on the preceding record date.

10.20% subordinated notes, due 2015
• Principal amount of series:	$ 200,000,000
• Maturity date:	July 15, 2015
• Interest payment dates:	January 15 and July 15
• Record dates:	December 31 and June 30
• Issuance date:	July 31, 1990
• Redemption:	Not applicable
• Listing:	Not listed on any exchange

9 3/8% subordinated notes, due 2009
• Principal amount of series:	$ 400,000,000
• Maturity date:	September 15, 2009
• Interest payment dates:	March 15 and September 15
• Record dates:	February 28/29 and August 31
• Issuance date:	September 27, 1989
• Redemption:	Not applicable
• Listing:	Not listed on any exchange

Concerning the Trustees

We and our subsidiaries have from time to time maintained deposit accounts and conducted other banking transactions with The Bank of New York and its affiliated entities in the ordinary course of business. The Bank of New York also serves as trustee for series of our outstanding indebtedness under the FleetBoston Senior Indenture described below and for certain series of our outstanding indebtedness under other indentures not described in this prospectus.

FLEETBOSTON DEBT SECURITIES

In connection with our merger with FleetBoston Financial Corporation (“FleetBoston”) on April 1, 2004, we assumed the obligations of FleetBoston (which, for purposes of this portion of the prospectus, includes Fleet Boston Corporation prior to its name change to FleetBoston Financial Corporation in 2000, Fleet Financial Group, Inc. prior to its merger with BankBoston Corporation and its name change to Fleet Boston Corporation in 1999 and Fleet/Norstar Financial Group, Inc. prior to its name change to Fleet Financial Group, Inc. in 1992) with respect to the senior debt securities described below (the “FleetBoston Senior Securities”) and the subordinated debt securities described below (the “FleetBoston Subordinated Securities,” and together with the FleetBoston Senior Securities, the “FleetBoston Debt Securities”). The FleetBoston Debt Securities were issued under the indentures referred to in the following paragraphs (the “FleetBoston Indentures”). The following summary of the provisions of the FleetBoston Debt Securities and the FleetBoston Indentures is not complete and is qualified in its entirety by the provisions of the applicable FleetBoston Indentures. These FleetBoston Indentures are exhibits to the registration statement of which this prospectus is a part and are incorporated herein by reference.

The FleetBoston Senior Securities were issued under an Indenture dated December 6, 1999 (as supplemented, the “FleetBoston Senior Indenture”) between FleetBoston and The Bank of New York, as trustee.

The FleetBoston Subordinated Securities were issued under two separate indentures (together referred to as the “FleetBoston Subordinated Indentures”). We refer to the FleetBoston Subordinated Securities issued under the Indenture dated October 1, 1992 (as supplemented, the “1992 FleetBoston Subordinated Indenture”) between FleetBoston and J.P. Morgan Trust Company, N.A., as successor trustee, as the “1992 FleetBoston Subordinated Securities.” We refer to the FleetBoston Subordinated Securities issued under the Indenture dated May 15, 1991 (as supplemented, the “1991 FleetBoston Subordinated Indenture”) between FleetBoston and Citibank, N.A., as trustee, as the “1991 FleetBoston Subordinated Securities.”

FleetBoston Senior Securities

We describe below certain provisions of the FleetBoston Senior Indenture as they apply to the series of FleetBoston Senior Securities outstanding.

Sale or Issuance of Capital Stock of Banks. The FleetBoston Senior Indenture provides that we may not sell, assign, pledge, transfer or otherwise dispose of, or permit the issuance of, or permit any Subsidiary, as defined below, to sell, assign, pledge, transfer or dispose of, the voting stock, or any securities convertible into or options, warrants or rights to subscribe for or purchase voting stock, of Fleet National Bank or any Subsidiary that owns voting stock, or securities convertible into or options, warrants or rights to subscribe for or purchase voting stock, of Fleet National Bank, with the following exceptions:

•	sales or other dispositions acting in a fiduciary capacity for any person other than us or any Subsidiary;

•	sales or other dispositions to us or any of our wholly owned Subsidiaries;

•	sales or other dispositions of directors’ qualifying shares;

•	sales or other dispositions in compliance with an order of a court or regulatory authority of competent jurisdiction;

•	sales or other dispositions in connection with the merger or consolidation of Fleet National Bank with or into a wholly owned Subsidiary or a bank Subsidiary if after the transaction we own, directly or indirectly, at least the same percentage of the voting stock of the surviving entity as we owned of Fleet National Bank prior to the transaction;

•	sales or other dispositions for fair market value if, after giving effect to the disposition, we and our wholly owned Subsidiaries own, directly, at least 80% of the voting stock of Fleet National Bank or the Subsidiary, as applicable;

•	sales of voting stock by Fleet National Bank to its stockholders if after the sale we own, directly or indirectly, at least the same percentage of the voting stock of Fleet National Bank that we owned prior to the sale; or

•	pledges or liens securing loans or other extensions of credit by a bank Subsidiary subject to Section 23A of the Federal Reserve Act.

The FleetBoston Senior Indenture defines “Subsidiary” as any corporation of which we own, directly or indirectly, more than 50% of the voting stock.

Liens. The FleetBoston Senior Indenture also prohibits us, directly or indirectly, from creating, assuming, incurring or suffering to be created, assumed or incurred or to exist any mortgage, pledge, encumbrance or lien or charge of any kind on (1) any shares of capital stock of Fleet National Bank (other than directors’ qualifying shares), or (2) any shares of capital stock of a Subsidiary that owns capital stock of Fleet National Bank, with the following exceptions:

•	liens for taxes, assessments or other governmental charges or levies which are not yet due or are payable without penalty or of which the amount, applicability or validity is being contested by us in good faith by appropriate proceedings and we shall have set aside on our books adequate reserves with respect thereto (segregated to the extent required by generally accepted accounting principles); or

•	the lien of any judgment, if the judgment shall not have remained undischarged, or unstayed on appeal or otherwise, for more than 60 calendar days.

Waiver of Covenants. The holders of 50% in principal amount of the outstanding FleetBoston Senior Securities of any series affected may waive compliance with some of the covenants of the FleetBoston Senior Indenture, including the two covenants described above, with respect to that series of securities if the waiver is received before the time for compliance with the applicable covenant.

Modification of the Indenture. We and the trustee may modify the FleetBoston Senior Indenture with the consent of the holders of at least 66 2/3% in principal amount of the outstanding securities of each series affected by the modification. However, without the consent of the holder of each outstanding FleetBoston Senior Security affected, no modification may:

•	change the stated maturity of the principal of, or any installment of principal of or interest on, or reduce the principal amount of, interest rate on or any premium payable on, any FleetBoston Senior Security, or reduce the amount of any FleetBoston Senior Security issued with OID that would be due and payable upon acceleration of maturity, or change any place of payment or the currency in which any principal, premium or interest is payable, or impair the right to institute suit for the enforcement of any payment on or after the maturity date or redemption date, as applicable; or

•	reduce the percentage in principal amount of outstanding securities of any series that is required to consent to modification of, or to any waiver of the covenants of or past defaults under, the FleetBoston Senior Indenture; or

•	modify in a manner adverse to the holders the provisions of the FleetBoston Senior Indenture with respect to modification of the indenture, waiver of covenants or waiver of past defaults.

In addition, we and the trustee may execute supplemental indentures in some circumstances without the consent of any holders of outstanding FleetBoston Senior Securities.

Defaults and Rights of Acceleration. The FleetBoston Senior Indenture defines an event of default with respect to a series of FleetBoston Senior Securities as any one of the following events:

•	our failure to pay principal or any premium when due on any FleetBoston Senior Securities of that series;

•	our failure to pay interest on any FleetBoston Senior Securities of that series, within 30 calendar days after the interest becomes due;

•	our default in the performance, or breach, of any of our other covenants or warranties contained in the FleetBoston Senior Indenture that is not cured within 60 calendar days after written notice to us by the trustee, or to us and the trustee by the holders of at least 25% in principal amount of the FleetBoston Senior Securities of the series then outstanding if affected by the breach;

•	specified events involving our bankruptcy, insolvency or liquidation or the bankruptcy, insolvency or liquidation of Fleet National Bank; or

•	any other event of default provided with respect to that series of FleetBoston Senior Securities.

If an event of default with respect to a series of FleetBoston Senior Securities occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding FleetBoston Senior Securities of that series may declare the principal amount, or if the securities were issued with OID, a specified portion of the principal amount, of all FleetBoston Senior Securities of that series to be due and payable immediately. The holders of a majority in principal amount of the outstanding FleetBoston Senior Securities of that series may annul the declaration of acceleration in certain circumstances and waive certain past defaults with respect to that series.

Collection of Indebtedness. If we fail to pay the principal of or any premium on any FleetBoston Senior Securities when due or if we are over 30 calendar days late on an interest payment on any FleetBoston Senior Securities, the trustee can demand that we pay to it, for the benefit of the holders of those securities, the amount which is due and payable on those securities (including interest on the overdue amounts, if legally enforceable). If we fail to pay the required amount on demand, the trustee may take appropriate action, including instituting judicial proceedings against us. In addition, the holder of any FleetBoston Senior Security also may file suit to enforce our obligation to pay principal, any premium or interest when due on that security regardless of the actions taken by the trustee.

The holders of a majority in principal amount of the FleetBoston Senior Securities of any series then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the FleetBoston Senior Indenture with respect to that series, but the trustee will be entitled to receive from the holders a reasonable indemnity against expenses and liabilities.

We are required periodically to file with the trustee a certificate stating that we are not in default under any of the terms of the FleetBoston Senior Indenture.

Paying Agent. We have designated the principal corporate trust offices of The Bank of New York in New York City as the place where the FleetBoston Senior Securities may be presented for payment.

Outstanding FleetBoston Senior Securities

The principal terms of each series of FleetBoston Senior Securities outstanding as of the date of this prospectus are set forth below. Interest on each series accrues at the annual rate indicated in the title of the series (or, with respect to medium-term notes, in the table for each series) and is payable on the indicated interest payment dates to the registered holders on the preceding record date.

Where we indicate below that some of the FleetBoston Senior Securities may be redeemed “for tax reasons,” we mean that we may redeem 100% of the principal amount plus accrued interest up to the redemption date, in whole but not in part, at any time upon not less than 30 calendar nor more than 60 calendar days’ notice, if we have or will become obligated to pay “additional amounts” as a result of any change in, or amendment to, the laws or regulations of the United States or any political subdivision or any authority of the United States having power to tax, or any change in the application or official interpretation of these laws or regulations, on or after the date we agreed to issue the securities. An obligation to pay additional amounts would mean our obligation to pay to the beneficial owner of any security that is a non-United States person an additional amount in order to ensure that every net payment on that security will be not less, due to payment of United States withholding tax, than the amount then due and payable.

3.85% senior notes, due 2008
• Initial principal amount of series (subject to increase):	$ 500,000,000
• Maturity date:	February 15, 2008
• Interest payment dates:	February 15 and August 15
• Record dates:	February 1 and August 1
• Issuance date:	February 13, 2003
• Redemption:	Not applicable
• Listing:	Not listed on any exchange

4 7/8% senior notes, due 2006
• Initial principal amount of series (subject to increase):	$1,000,000,000
• Maturity date:	December 1, 2006
• Interest payment date:	June 1 and December 1
• Record date:	May 15 and November 15
• Issuance date:	November 19, 2001
• Redemption:	For tax reasons
• Listing:	Luxembourg Stock Exchange

7 1/4% senior notes, due 2005
• Initial principal amount of series (subject to increase):	$1,500,000,000
• Maturity date:	September 15, 2005
• Interest payment dates:	March 15 and September 15
• Record dates: • Issuance date:	March 1 and September 1 September 15, 2000
• Redemption:	For tax reasons
• Listing:	Luxembourg Stock Exchange

FleetBoston Senior Medium-Term Notes, Series T

As of the date of this prospectus, $660.0 million aggregate principal amount of the FleetBoston Senior Medium-Term Notes, Series T is outstanding under the FleetBoston Senior Indenture (the “FleetBoston Senior Medium-Term Notes”), as indicated in the table below. In this table, we specify the following terms of these notes:

•	original issuance date;

•	principal amount outstanding;

•	maturity date;

•	interest rate; and

•	redemption/repayment terms, if any.

The interest rate bases or formulae applicable to FleetBoston Senior Medium-Term Notes that bear interest at floating rates also are indicated in the table below. The FleetBoston Senior Medium-Term Notes are not redeemable by us at our option or repayable at the option of the holder unless a redemption or repayment date is indicated in the table below.

ORIGINAL ISSUANCE DATE	PRINCIPAL AMOUNT	MATURITY DATE	INTEREST RATE	REDEMPTION /REPAYMENT TERMS
December 3, 2001	$300,000,000	December 3, 2004	LIBOR Telerate plus 24 bps; reset monthly	None

ORIGINAL ISSUANCE DATE	PRINCIPAL AMOUNT	MATURITY DATE	INTEREST RATE	REDEMPTION /REPAYMENT TERMS
November 20, 2002	$110,000,000	November 30, 2007	4.391%	Redeemable by us in whole or in part at any time[1]
November 21, 2002	$250,000,000	November 30, 2007	4.200%	None

[1]	The redemption price will be equal to the greater of (1) 100% of the principal amount of the notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (exclusive of interest accrued to the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 bps, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to the redemption date. “Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date. The Treasury Rate will be calculated on the third business day preceding the redemption date. “Comparable Treasury Issue” means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes. “Comparable Treasury Price” means, with respect to any redemption date, the Reference Treasury Dealer Quotation for that redemption date. “Reference Treasury Dealer” means a primary U.S. Government securities dealer in New York City appointed by us. “Reference Treasury Dealer Quotation” means, with respect to the Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding that redemption date.

FleetBoston Subordinated Securities

We describe below certain provisions of the FleetBoston Subordinated Indentures as they apply to the series of FleetBoston Subordinated Securities outstanding.

Subordination. The FleetBoston Subordinated Securities are subordinated in right of payment to all of our “senior indebtedness.” The 1991 FleetBoston Subordinated Indenture defines “senior indebtedness” as the principal of, any premium and interest on all of our indebtedness for money borrowed (including any obligation of, or any obligation guaranteed by, us for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for the payment of the purchase price of property or assets), and any deferrals, renewals or extensions of that indebtedness, other than the 1991 FleetBoston Subordinated Securities.

The 1992 FleetBoston Subordinated Indenture defines “senior indebtedness” as the principal of, any premium and interest on all of our indebtedness for money borrowed (including any obligation of, or any obligation guaranteed by, us for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation of, or guaranteed by, us for the payment of the purchase price of property or assets), and any deferrals, renewals or extensions of that indebtedness, other than (1) the 1992 FleetBoston Subordinated Securities, (2) indebtedness that by its terms provides that it is junior in right of payment to, or to ranks equally with, the 1992 FleetBoston Subordinated Securities, and (3) the 1991 FleetBoston Subordinated Securities. In addition, in certain events involving our bankruptcy, insolvency, or reorganization, the 1992 FleetBoston Subordinated Securities effectively are subordinated in right of payment to all “other financial obligations.” The 1992 FleetBoston Subordinated Indenture defines “other financial obligations” as all our obligations to make payment pursuant to the terms of financial instruments such as (1) securities contracts and foreign currency exchange contracts, (2) derivative instruments, such as swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts, commodity option contracts, and (3) in the case of both (1) and (2) above, similar financial instruments, other than (a) obligations on account of “senior indebtedness”, and (b) obligations on account of indebtedness for money borrowed ranking equally with or subordinate to the 1992 FleetBoston Subordinated Securities.

Under each FleetBoston Subordinated Indenture, if we default in the payment of principal, any premium or interest on any senior indebtedness that continues beyond any applicable grace period, or if there is an “event of default” with respect to any senior indebtedness that would allow the acceleration of the maturity of that senior indebtedness (including any event of default that would occur upon payments with respect to the FleetBoston Subordinated Securities), we will not be able to make payments of principal, any premium or interest on the FleetBoston Subordinated Securities under that indenture or redeem, retire, repurchase or otherwise acquire the FleetBoston Subordinated Securities under that indenture until the default or event of default is remedied. In addition, in the event of certain events involving our bankruptcy, insolvency or liquidation, or any assignment by us for the benefit of our creditors or any marshalling of our assets, we may not make any payment or other distribution with respect to the FleetBoston Subordinated Securities until (1) our senior indebtedness is paid in full, and (2) with respect to the 1992 FleetBoston Subordinated Securities, and after giving effect to the subordination provisions in favor of the senior indebtedness under the 1992 FleetBoston Subordinated Indenture, our other financial obligations are paid in full. Under the 1991 FleetBoston Subordinated Indenture, holders of our other financial obligations do not have any rights to receive payment prior to payments with respect to the 1991 FleetBoston Subordinated Securities.

If any amounts previously were paid to the holders of the Fleet Subordinated Securities or the trustee under the applicable FleetBoston Subordinated Indenture notwithstanding the limitations described above, the holders of senior indebtedness (or other financial obligations, as applicable) shall have first rights to the amounts previously paid.

Subject to the payment in full of all our senior indebtedness, the holders of FleetBoston Subordinated Securities will be subrogated to the rights of the holders of our senior indebtedness to receive payments or distributions of our assets applicable to the senior indebtedness until the FleetBoston Subordinated Securities are paid in full. For purposes of this subrogation, the 1992 FleetBoston Subordinated Securities will be subrogated ratably with the 1991 FleetBoston Subordinated Securities and all our other indebtedness that by its terms is subordinated to substantially the same extent as the 1992 FleetBoston Subordinated Securities and is entitled to like rights of subrogation. Subject to the payment in full of all our other financial obligations, the holders of 1992 FleetBoston Subordinated Securities will be subrogated to the rights of the creditors in respect of our other financial obligations to receive payments or distributions of our assets applicable to the other financial obligations until the 1992 FleetBoston Subordinated Securities are paid in full. For purposes of this subrogation, the 1992 FleetBoston Subordinated Securities will be subrogated ratably with all our other indebtedness that by its terms provides for the payment over of amounts in respect of other financial obligations and is entitled to like rights of subrogation.

Sale or Issuance of Capital Stock of Banks. The 1991 FleetBoston Subordinated Indenture provides that we may not sell, assign, pledge, transfer or otherwise dispose of, or permit the issuance of, or permit any Subsidiary, as defined below, to sell, assign, pledge, transfer or dispose of, the voting stock, or any securities convertible into or options, warrants or rights to subscribe for or purchase the voting stock, of Fleet National Bank or any Subsidiary that owns voting stock, or securities convertible into or options, warrants or rights to subscribe for or purchase voting stock, of Fleet National Bank, with the following exceptions:

•	sales or other dispositions acting in a fiduciary capacity for any person other than us or any Subsidiary:

•	sales or other dispositions to us or any of our wholly owned Subsidiaries;

•	sales or other dispositions of directors’ qualifying shares;

•	sales or other dispositions in compliance with an order of a court or regulatory authority of competent jurisdiction;

•	sales or other dispositions in connection with the merger or consolidation of Fleet National Bank with or into a wholly owned Subsidiary or a bank Subsidiary if after the transaction we own, directly or indirectly, at least the same percentage of the voting stock of the surviving entity as we owned of Fleet National Bank prior to the transaction;

•	sales or other dispositions for fair market value if, after giving effect to the disposition, we and our wholly owned Subsidiaries own, directly, at least 80% of the voting stock of Fleet National Bank or the Subsidiary, as applicable;

•	sales of voting stock by Fleet National Bank or the Subsidiary to its stockholders if after the sale we own, directly or indirectly, at least the same percentage of the voting stock of Fleet National Bank that we owned prior to the sale; or

•	pledges or liens securing loans or other extensions of credit by a bank Subsidiary subject to Section 23A of the Federal Reserve Act.

The 1991 FleetBoston Subordinated Indenture defines “Subsidiary” as any corporation of which we own, directly or indirectly, more than 50% of the voting stock.

Liens. The 1991 FleetBoston Subordinated Indenture also prohibits us from, directly or indirectly, creating, assuming, incurring or suffering to be created, assumed or incurred or to exist any mortgage, pledge, encumbrance or lien or charge of any kind on (1) any shares of capital stock of Fleet National Bank (other than directors’ qualifying shares), or (2) any shares of capital stock of a Subsidiary that owns capital stock of Fleet National Bank, with the following exceptions:

•	liens for taxes, assessments or other governmental charges or levies which are not yet due or are payable without penalty or of which the amount, applicability or validity is being contested by us in good faith by appropriate proceedings and we shall have set aside on our books adequate reserves with respect thereto (segregated to the extent required by generally accepted accounting principles); or

•	the lien of any judgment, if the judgment shall not have remained undischarged, or unstayed on appeal or otherwise, for more than 60 calendar days.

Waiver of Covenants. Under each FleetBoston Subordinated Indenture, the holders of 50% in principal amount of the outstanding FleetBoston Subordinated Securities of any series affected may waive compliance with some of the covenants of that FleetBoston Subordinated Indenture, including with respect to the 1991 FleetBoston Subordinated Indenture the two covenants described above, with respect to that series of securities before the time for compliance with the covenants.

Modification of the Indenture. Under each FleetBoston Subordinated Indenture, we and the applicable trustee may modify that FleetBoston Subordinated Indenture with the consent of the holders of at least 66 2/3% in principal amount of the outstanding securities of all series under that indenture affected by the modification. However, without the consent of the holder of each outstanding FleetBoston Subordinated Security affected, no modification may:

•

change the stated maturity of the principal of or any installment of principal of, any premium or interest on, or reduce the principal amount of, interest rate on, or any premium payable on, any FleetBoston Subordinated Security, or change our obligation to pay additional amounts under that FleetBoston Subordinated Indenture, or reduce the principal amount of any FleetBoston Subordinated Security issued with OID that would be due and payable upon acceleration of maturity, or change the method of calculating interest or the currency in which any principal, premium or interest is payable, or impair the right to institute suit for the enforcement of any payment on or after the maturity date or redemption date, as applicable;

•	reduce the percentage in principal amount of outstanding securities of any series that is required to consent to modification of, or to any waiver of the covenants of or past defaults under, that FleetBoston Subordinated Indenture;

•	change our obligation to maintain in each place of payment for a series of FleetBoston Subordinated Securities an office for registration of transfer or exchange of these FleetBoston Subordinated Securities; or

•	modify in a manner adverse to the holders the provisions of that FleetBoston Subordinated Indenture with respect to modification of the indenture or waiver of past defaults.

In addition, we and the applicable trustee may execute supplemental indentures in some circumstances without the consent of any holders of outstanding FleetBoston Subordinated Securities under each respective FleetBoston Subordinated Indenture.

Defaults and Rights of Acceleration. The FleetBoston Subordinated Indentures define an event of default with respect to a series of FleetBoston Subordinated Securities as specified events involving our bankruptcy, insolvency or reorganization (and, under the 1991 FleetBoston Subordinated Indenture, our insolvency or assignment for the benefit of our creditors) or any other event of default specified with respect to that series of FleetBoston Subordinated Securities. Under each FleetBoston Subordinated Indenture, if an event of default with respect to an outstanding series of FleetBoston Subordinated Securities occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding FleetBoston Subordinated Securities of that series may declare the principal amount, or if the securities were issued with OID, a specified portion of the principal amount, of all FleetBoston Subordinated Securities of that series to be due and payable immediately. The holders of a majority in principal amount of the outstanding FleetBoston Subordinated Securities of that series may annul the declaration of acceleration in certain circumstances and waive certain past defaults with respect to that series.

Payment of principal of the FleetBoston Subordinated Securities may not be accelerated in the case of a default in the payment of principal, any premium, interest or any other amounts or the performance of any of our other covenants.

Collection of Indebtedness. If we fail to pay the principal of or any premium on any FleetBoston Subordinated Securities when due or if we are over 30 calendar days late on an interest payment on any FleetBoston Subordinated Securities, the trustee under the applicable FleetBoston Subordinated Indenture can demand that we pay to it, for the benefit of the holders of those securities, the amount which is due and payable on those securities (including interest on the overdue amounts, to the extent lawful). If we fail to pay the required amount on demand, the trustee may take appropriate action, including instituting judicial proceedings against us. In addition, the holder of any FleetBoston Subordinated Security also may file suit to enforce our obligation to pay principal, any premium or interest when due on that security regardless of the actions taken by the trustee.

The holders of a majority in principal amount of the FleetBoston Subordinated Securities of any series then outstanding under a FleetBoston Subordinated Indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee under that FleetBoston Subordinated Indenture with respect to that series, but the trustee will be entitled to receive from the holders a reasonable indemnity against expenses and liabilities.

We are required periodically to file with the applicable trustee a certificate stating that we are not in default under any of the terms of the respective FleetBoston Subordinated Indentures.

Paying Agent. We have designated the principal corporate trust offices of J.P. Morgan Trust Company, N.A. in New York City as the place where the 1992 FleetBoston Subordinated Securities may be presented for payment. With respect to the 1991 FleetBoston Subordinated Securities, we have designated the principal corporate trust offices of (1) U.S. Bank Trust, N.A. in New York City as the place where the 8 5/8% subordinated notes, due 2007, may be presented for payment, and (2) Citibank, N.A. in New York City as the place where the 8 1/8% subordinated notes, due 2004, may be presented for payment.

Outstanding 1992 FleetBoston Subordinated Securities

The principal terms of each series of 1992 FleetBoston Subordinated Securities outstanding as of the date of this prospectus are set forth below. Interest on each series accrues at the annual rate indicated in the title of the series and is payable on the indicated interest payment dates to the registered holders on the preceding record date.

7 3/8% subordinated notes, due 2009
• Initial principal amount of series (subject to increase):	$ 500,000,000
• Maturity date:	December 1, 2009
• Interest payment dates:	June 1 and December 1
• Record dates:	May 15 and November 15
• Issuance date:	December 6, 1999
• Redemption:	Not applicable
• Listing:	Not listed on any exchange

6.70% subordinated debentures, due 2028
• Principal amount of series:	$ 250,000,000
• Maturity date:	July 15, 2028
• Interest payment dates:	January 15 and July 15
• Record dates:	January 1 and July 1 (for book-entry notes, one business day prior to the applicable payment date)
• Issuance date:	July 10, 1998
• Redemption:	Not applicable
• Listing:	Not listed on any exchange

6 3/8% subordinated notes, due 2008
• Principal amount of series:	$ 250,000,000
• Maturity date:	May 15, 2008
• Interest payment dates:	May 15 and November 15
• Record dates:	May 1 and November 1 (for book-entry notes, one business day prior to the applicable payment date)
• Issuance date:	May 26, 1998
• Redemption:	Not applicable
• Listing:	Not listed on any exchange

6 1/2% subordinated notes, due 2008
• Principal amount of series:	$ 250,000,000
• Maturity date:	March 15, 2008
• Interest payment dates:	March 15 and September 15
• Record dates:	March 1 and September 1
• Issuance date:	March 9, 1998
• Redemption:	Not applicable
• Listing:	Not listed on any exchange

6 7/8% subordinated debentures, due 2028
• Principal amount of series:	$ 500,000,000
• Maturity date:	January 15, 2028
• Interest payment dates:	January 15 and July 15
• Record dates:	January 1 and July 1
• Issuance date:	January 15, 1998
• Redemption:	Not applicable
• Listing:	Not listed on any exchange

7 1/8% subordinated notes, due 2006
• Principal amount of series:	$ 300,000,000
• Maturity date:	April 15, 2006
• Interest payment dates:	April 15 and October 15
• Record dates:	March 31 and September 30
• Issuance date:	April 15, 1996
• Redemption:	Not applicable
• Listing:	Not listed on any exchange

Outstanding 1991 FleetBoston Subordinated Securities

The principal terms of each series of 1991 FleetBoston Subordinated Securities outstanding as of the date of this prospectus are set forth below. Interest on each series accrues at the annual rate indicated in the title of the series and is payable on the indicated interest payment dates to the registered holders on the preceding record date.

8 1/8% subordinated notes, due 2004
• Principal amount of series:	$ 250,000,000
• Maturity date:	July 1, 2004
• Interest payment dates:	January 1 and July 1
• Record dates:	December 15 and June 15
• Issuance date:	June 30, 1992
• Redemption:	Not applicable
• Listing:	Not listed on any exchange

8 5/8% subordinated notes, due 2007
• Principal amount of series:	$ 107,000,000
• Maturity date:	January 15, 2007
• Interest payment date:	January 15 and July 15
• Record date:	January 1 and July 1
• Issuance date:	January 24, 1992
• Redemption:	Not applicable
• Listing:	Not listed on any exchange

Concerning the Trustees

We and our subsidiaries have from time to time maintained deposit accounts and conducted other banking transactions with The Bank of New York, J.P. Morgan Trust Company, N.A., and Citibank, N.A. and their affiliated entities in the ordinary course of business. The Bank of New York also serves as trustee for series of our outstanding indebtedness under the Company Indentures described above and for certain series of our outstanding indebtedness under other indentures not described in this prospectus. J.P. Morgan Trust Company, N.A. also serves as trustee for series of our outstanding indebtedness under the BankAmerica Subordinated Indenture described below.

BANKBOSTON DEBT SECURITIES

In connection with our merger with FleetBoston on April 1, 2004, we assumed the obligations of BankBoston Corporation (“BankBoston,” which, for purposes of this portion of the prospectus, includes Bank of Boston Corporation prior to changing its name to BankBoston Corporation in 1997) with respect to the senior debt securities described below (the “BankBoston Senior Securities”) and the subordinated debt securities described below (the “BankBoston Subordinated Securities,” and together with the BankBoston Senior Securities, the “BankBoston Debt Securities”). The BankBoston Debt Securities were issued under the indentures referred to in the following paragraph (the “BankBoston Indentures”). The following summary of the provisions of the BankBoston Debt Securities and the BankBoston Indentures is not complete and is qualified in its entirety by the provisions of the applicable BankBoston Indenture. These BankBoston Indentures are exhibits to the registration statement of which this prospectus is a part and are incorporated herein by reference.

The BankBoston Senior Securities were issued under an Indenture dated June 15, 1992 (as supplemented, the “BankBoston Senior Indenture”) between BankBoston and Wells Fargo Bank, N.A., as successor trustee. The BankBoston Subordinated Securities were issued under an Indenture dated June 15, 1992 (as supplemented, the “BankBoston Subordinated Indenture”) between BankBoston and Wells Fargo Bank, N.A., as successor trustee.

BankBoston Senior Securities

We describe below certain provisions of the BankBoston Senior Indenture as they apply to the series of BankBoston Senior Securities outstanding.

Limitation on Distributions. The BankBoston Senior Indenture prohibits us from making any payment or other distribution in shares of capital stock of Fleet National Bank or its successor, unless Fleet National Bank or its successor, as applicable, unconditionally guarantees payment of the principal of, any premium and interest on the BankBoston Senior Securities.

Liens. The BankBoston Senior Indenture also prohibits us from, directly or indirectly, creating, assuming, incurring or suffering to be created, assumed or incurred or to exist any pledge, mortgage, lien, charge, encumbrance or security interest on (1) any shares of capital stock of Fleet National Bank or its successor (other than directors’ qualifying shares), or (2) any shares of capital stock of a Subsidiary (as defined below) that owns capital stock of Fleet National Bank or its successor, with the following exceptions:

•

liens for taxes, assessments or other governmental charges or levies which are not yet due or are payable without penalty or of which the amount, applicability or validity is being contested by us in good faith by appropriate proceedings and we shall have set aside on our books adequate reserves with respect thereto (segregated to the extent required by generally accepted accounting principles); or

•	the lien of any judgment, if the judgment is being contested by us in good faith by appropriate proceedings and we shall have set aside on our books adequate reserves with respect thereto (segregated to the extent required by generally accepted accounting principles).

The BankBoston Senior Indenture defines “Subsidiary” as any corporation of which we own, directly or indirectly more than 50% of the voting stock.

Waiver of Covenants. The holders of 66 2/3% in principal amount of the outstanding BankBoston Senior Securities of any series affected may waive compliance with some of the covenants of the BankBoston Senior Indenture, including the two covenants described above, with respect to that series of securities before the time for compliance with the covenants.

Modification of the Indenture. We and the trustee may modify the BankBoston Senior Indenture with the consent of the holders of at least 66 2/3% in principal amount of all outstanding BankBoston Senior Securities affected by the modification. However, without the consent of the holder of each outstanding BankBoston Senior Security affected, no modification may:

•	change the stated maturity of the principal of or any installment of interest on, or reduce the principal amount of, interest rate on or any premium payable on, any BankBoston Senior Security, or change our obligation, if any, to pay additional amounts under the BankBoston Senior Indenture, or reduce the amount of any BankBoston Senior Security issued with OID that would be due and payable upon acceleration of maturity or provable in bankruptcy, or change any place of payment or the currency in which any principal, premium or interest is payable, or impair the right to institute suit for the enforcement of any payment on or after the maturity date or redemption date, as applicable;

•	reduce the percentage in principal amount of outstanding securities of any series that is required to consent to modification of, or for voting or to constitute a quorum under, or to consent to any waiver of the covenants of or past defaults under, the BankBoston Senior Indenture; or

•	modify in a manner adverse to the holders the provisions of the BankBoston Senior Indenture with respect to modification of the indenture or waiver of covenants or waiver of past defaults.

In addition, we and the trustee may execute supplemental indentures in some circumstances without the consent of any holders of outstanding BankBoston Senior Securities.

For purposes of determining the aggregate principal amount of the BankBoston Senior Securities outstanding at any time in connection with any request, demand, authorization, direction, notice, consent or waiver under the BankBoston Senior Indenture, the principal amount of any BankBoston Senior Security issued with OID is that amount that would be due and payable at that time upon the acceleration of maturity of the security.

Defaults and Rights of Acceleration. The BankBoston Senior Indenture defines an event of default with respect to a series of BankBoston Senior Securities as any one of the following events:

•	our failure to pay principal or any premium when due on any BankBoston Senior Securities of that series;

•	our failure to pay interest on any BankBoston Senior Securities of that series, within 30 calendar days after the interest becomes due;

•	our default in the performance, or breach, of any of our other covenants or warranties contained in the BankBoston Senior Indenture that is not cured within 60 calendar days after written notice to us by the trustee, or to us and the trustee by the holders of at least 25% in principal amount of the BankBoston Senior Securities of the series then outstanding if affected by the breach;

•	our default, or the default of Fleet National Bank or its successor, under any evidence of indebtedness for money borrowed, or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed, in an amount greater than $3,000,000, if the default results in the acceleration of the indebtedness (and the continuation of the acceleration) within 10 calendar days after notice to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the BankBoston Senior Securities of that series;

•	specified events involving our bankruptcy, insolvency or liquidation or the bankruptcy, insolvency or liquidation of Fleet National Bank or its successor; or

•	any other event of default provided with respect to that series of BankBoston Senior Securities.

If an event of default with respect to a series of BankBoston Senior Securities occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding BankBoston Senior Securities of that series may declare the principal amount, or if the securities were issued with OID, a specified portion of the principal amount, of all BankBoston Senior Securities of that series to be due and payable immediately. The holders of a majority in principal amount of the outstanding BankBoston Senior Securities of that series may annul the declaration of acceleration in certain circumstances and waive certain past defaults with respect to that series.

Collection of Indebtedness. If we fail to pay the principal of or any premium on any BankBoston Senior Securities when due or if we are over 30 calendar days late on an interest payment on any BankBoston Senior Securities, the trustee can demand that we pay to it, for the benefit of the holders of those securities, the amount then due and payable on those securities (including interest on the overdue amounts, if legally enforceable). If we fail to pay the required amount on demand, the trustee may take appropriate action, including instituting judicial proceedings against us. In addition, the holder of any BankBoston Senior Security also may file suit to enforce our obligation to pay principal, any premium or interest when due on that security regardless of the actions taken by the trustee.

The holders of a majority in principal amount of the BankBoston Senior Securities of any series then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the BankBoston Senior Indenture with respect to that series, but the trustee will be entitled to receive from the holders a reasonable indemnity against expenses and liabilities.

We are required periodically to file with the trustee a certificate stating that we are not in default under any of the terms of the BankBoston Senior Indenture.

Paying Agent. We have designated the principal corporate trust offices of Wells Fargo Bank, N.A. in New York City as the place where the BankBoston Senior Securities may be presented for payment.

Outstanding BankBoston Senior Securities

As of the date of this prospectus, $150.0 million aggregate principal amount of the BankBoston Senior Medium-Term Notes is outstanding under the BankBoston Senior Indenture. These notes were issued on August 24, 1998, and mature on August 24, 2005. These notes bear interest at LIBOR Telerate plus 30 bps, reset quarterly. The notes are not redeemable by us at our option or repayable at the holder’s option prior to maturity.

BankBoston Subordinated Securities

We describe below certain provisions of the BankBoston Subordinated Indenture as they apply to the series of BankBoston Subordinated Securities outstanding.

Subordination. The BankBoston Subordinated Securities are subordinated in right of payment to all of our “senior indebtedness.” The BankBoston Subordinated Indenture defines “senior indebtedness” as any indebtedness for money borrowed (defined as any obligation of, or any obligation guaranteed by, us for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligations for the payment of the purchase price of property or assets), whether outstanding on the date of execution of the BankBoston Subordinated Indenture or thereafter created, assumed or incurred, and any deferrals, renewals or extensions of that indebtedness, other than indebtedness that specifically by its terms ranks equally with and not prior to, or junior to and not equally with or prior to, the BankBoston Subordinated Securities. In addition, in the circumstances described in the following paragraph, the BankBoston Subordinated Securities are subordinated in right of payment to all of our “additional senior obligations,” which is defined as all our obligations associated with derivative products such as interest rate and foreign exchange rate contracts, commodity contracts and similar arrangements, whether outstanding on the date of execution of the BankBoston Subordinated Indenture or thereafter created, assumed or incurred.

If we default in the payment of principal, any premium or interest on any senior indebtedness (other than additional senior obligations) that continues beyond any applicable grace period, or if there is an “event of default” with respect to any senior indebtedness (other than additional senior obligations) that would allow the acceleration of the maturity of that senior indebtedness (including any event of default that would occur upon payments with respect to the BankBoston Subordinated Securities), we will not be able to make payments of principal, any premium or interest on the BankBoston Subordinated Securities or redeem, exchange, retire, repurchase or otherwise acquire the BankBoston Subordinated Securities until the default or event of default is remedied. In addition, in the event of certain events involving our bankruptcy, insolvency or liquidation, or any marshalling of our assets, we may not make any payment or other distribution with respect to the BankBoston Subordinated Securities until (1) our senior indebtedness (other than additional senior obligations) is paid in full, and (2) after giving effect to the subordination provisions in favor of the senior indebtedness, our additional senior obligations are paid in full.

If any amounts previously were paid to the holders of BankBoston Subordinated Securities or the trustee under the BankBoston Subordinated Indenture notwithstanding the limitations described in the preceding sentence, the holders of senior indebtedness (including additional senior obligations) shall have first rights to the amounts previously paid.

Subject to the payment in full of all our senior indebtedness (including additional senior obligations), the holders of BankBoston Subordinated Securities will be subrogated to the rights of the holders of our senior indebtedness to receive payments or distributions of our assets applicable to the senior indebtedness until the BankBoston Subordinated Securities are paid in full.

Waiver of Covenants. The holders of 66 2/3% in principal amount of the outstanding BankBoston Subordinated Securities of any series affected may waive compliance with some of the covenants of the BankBoston Subordinated Indenture with respect to that series of securities before the time for compliance with the covenants.

Modification of the Indenture. We and the trustee may modify the BankBoston Subordinated Indenture with the consent of the holders of at least 66 2/3% in principal amount of all outstanding securities affected by the modification. However, without the consent of the holder of each outstanding BankBoston Subordinated Security affected, no modification may:

•	change the stated maturity of the principal of or any installment of interest on, or reduce the principal amount of, interest rate on, or, any premium payable on, any BankBoston Subordinated Security, or change our obligation to pay additional amounts under the BankBoston Subordinated Indenture, or reduce the amount of any BankBoston Subordinated Security issued with OID that would be due and payable upon acceleration of maturity or provable in bankruptcy, or change any place of payment or the currency in which any principal, premium or interest is payable, or impair the right to institute suit for the enforcement of any payment on or after the maturity date or redemption date, as applicable;

•	reduce the percentage in principal amount of outstanding securities of any series that is required to consent to modification of, or for voting or to constitute a quorum under, or to consent to any waiver of the covenants of or certain past defaults under, the BankBoston Subordinated Indenture; or

•	modify in a manner adverse to the holders the provisions of the BankBoston Subordinated Indenture with respect to modification of the indenture or waiver of covenants or waiver of past defaults.

In addition, we and the trustee may execute supplemental indentures in some circumstances without the consent of any holders of outstanding BankBoston Subordinated Securities.

For purposes of determining the aggregate principal amount of the BankBoston Subordinated Securities outstanding at any time in connection with any request, demand, authorization, direction, notice, consent or waiver, or for purposes of determining a quorum, under the BankBoston Subordinated Indenture, the principal amount of any BankBoston Subordinated Security issued with OID is that amount that would be due and payable at that time upon the acceleration of maturity of the security.

Defaults and Rights of Acceleration. The BankBoston Subordinated Indenture defines an event of default with respect to a series of BankBoston Subordinated Securities as specified events involving our bankruptcy or insolvency, or the receivership of Fleet National Bank or its successor, or any other event of default specified with respect to that series of BankBoston Subordinated Securities. If an event of default with respect to a series of BankBoston Subordinated Securities occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding BankBoston Subordinated Securities of that series may declare the principal amount, or if the securities were issued with OID, a specified portion of the principal amount, of all BankBoston Subordinated Securities of that series to be due and payable immediately. The holders of a majority in principal amount of the outstanding BankBoston Subordinated Securities of that series may annul the declaration of acceleration in certain circumstances and waive certain past defaults with respect to that series.

Payment of principal of the BankBoston Subordinated Securities may not be accelerated in the case of a default in the payment of principal, any premium, interest or any other amounts or the performance of any of our other covenants.

Collection of Indebtedness. If we fail to pay the principal of or any premium on any BankBoston Subordinated Securities when due or if we are over 30 calendar days late on an interest payment on any BankBoston Subordinated Securities, the trustee can demand that we pay to it, for the benefit of the holders of those securities, the amount then due and payable on those securities (including interest on the overdue amounts, if legally enforceable). If we fail to pay the required amount on demand, the trustee may take appropriate action, including instituting judicial proceedings against us. In addition, the holder of any BankBoston Subordinated Security may file suit to enforce our obligation to pay principal, any premium or interest when due on that security regardless of the actions taken by the trustee.

The holders of a majority in principal amount of the BankBoston Subordinated Securities of any series then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the BankBoston Subordinated Indenture with respect to that series, but the trustee will be entitled to receive from the holders a reasonable indemnity against expenses and liabilities.

We are required periodically to file with the trustee a certificate stating that we are not in default under any of the terms of the BankBoston Subordinated Indenture.

Paying Agent. We currently have designated the principal corporate trust offices of Wells Fargo Bank, N.A., in New York City as the place where the BankBoston Subordinated Securities may be presented for payment.

Outstanding BankBoston Subordinated Securities

The principal terms of the series of BankBoston Subordinated Securities outstanding as of the date of this prospectus are set forth below. Interest on this series accrues at the annual rate indicated in the title of the series and is payable on the indicated interest payment dates to the registered holders on the preceding record date.

6 5/8% subordinated notes, due 2005
• Principal amount of series:	$ 350,000,000
• Maturity date:	December 1, 2005
• Interest payment dates:	December 1 and June 1
• Record dates:	November 15 and May 15
• Issuance date:	November 22, 1993
• Redemption:	Not applicable
• Listing:	Not listed on any exchange

Concerning the Trustee

We and our subsidiaries have from time to time maintained deposit accounts and conducted other banking transactions with Wells Fargo Bank, N.A. and its affiliated entities in the ordinary course of business.

BANKAMERICA DEBT SECURITIES

In connection with our merger with BankAmerica Corporation (“old BankAmerica”) in 1998, we assumed the obligations of old BankAmerica with respect to the senior debt securities described below (the “BankAmerica Senior Securities”) and the subordinated debt securities described below (the “BankAmerica Subordinated Securities,” and together with the BankAmerica

Senior Securities, the “BankAmerica Debt Securities”). The BankAmerica Debt Securities were issued under the indentures referred to in the following paragraphs (the “BankAmerica Indentures”). The following summary of the provisions of the BankAmerica Debt Securities and the BankAmerica Indentures is not complete and is qualified in its entirety by the provisions of the applicable BankAmerica Indentures. These BankAmerica Indentures are exhibits to the registration statement of which this prospectus is a part and are incorporated herein by reference.

The BankAmerica Senior Securities were issued under an Indenture dated November 1, 1991 (as supplemented, the “BankAmerica Senior Indenture”) between old BankAmerica and U.S. Bank Trust, N.A., as successor trustee.

The BankAmerica Subordinated Securities were issued under an Indenture dated November 1, 1991 (as supplemented, the “BankAmerica Subordinated Indenture”) between old BankAmerica and J.P. Morgan Trust Company, N.A., as successor trustee.

BankAmerica Senior Securities

We describe below certain provisions of the BankAmerica Senior Indenture as they apply to the series of BankAmerica Senior Securities outstanding.

Sale or Issuance of Voting Stock, Merger or Sale of Assets of Bank.    The BankAmerica Senior Indenture provides that we:

•	may not sell, transfer or otherwise dispose of the voting stock of Bank of America, N.A., or allow Bank of America, N.A. to issue, sell or otherwise dispose of any of its voting stock, unless it remains a Controlled Subsidiary (as defined below);

•	may not permit Bank of America, N.A. to merge or consolidate unless the surviving entity is a Controlled Subsidiary; and

•	may not permit Bank of America, N.A. to transfer its property and assets substantially as an entirety to another person, except to a Controlled Subsidiary.

The BankAmerica Senior Indenture defines “Controlled Subsidiary” as any corporation with respect to which we directly own more than 80% of its voting stock, except for directors’ qualifying shares.

Liens. The BankAmerica Senior Indenture also prohibits us from creating, assuming, incurring or suffering to exist, as security for indebtedness for borrowed money, any mortgage, pledge, encumbrance or lien or charge of any kind upon the voting stock of Bank of America, N.A. (other than directors’ qualifying shares) without effectively providing that the BankAmerica Senior Securities shall be secured equally and ratably with (or prior to) that indebtedness. However, we may create, assume, incur or suffer to exist any such mortgage, pledge, encumbrance or lien or charge without regard to this restriction as long as we will continue to own at least 80% of the voting stock of Bank of America, N.A. free and clear of that mortgage, pledge, encumbrance or lien or charge.

Waiver of Covenants. The holders of 66 2/3% in principal amount of the outstanding BankAmerica Senior Securities of any series affected may waive compliance with the two covenants described above with respect to that series of securities before the time for compliance with the covenants.

Modification of the Indenture. We and the trustee may modify the BankAmerica Senior Indenture with the consent of the holders of at least 66 2/3% in principal amount of the outstanding BankAmerica Senior Securities of each series affected by the modification (or, with respect to a change in the required ownership set forth in the definition of “Controlled Subsidiary” from 80% to a majority, the consent of the holders of a majority in principal amount of each series of BankAmerica Senior Securities outstanding). However, without the consent of the holder of each outstanding BankAmerica Senior Security affected, no modification may:

•	change the maturity of the principal of or any installment of principal of or interest on any security, reduce the amount of principal, any premium or interest payable on any security, or change our obligation to pay additional amounts as provided in the BankAmerica Senior Indenture, or reduce the amount of principal of any BankAmerica Senior Security issued with OID that would be due upon acceleration of maturity, or change any place of payment or the currency in which any principal or interest is payable, or impair the right to institute suit for enforcement of any payment on or after the maturity date or redemption or repayment date, as applicable;

•	reduce the percentage of outstanding securities that is required to consent to modification of or to constitute a quorum under, or to any waiver of the covenants of or past defaults under, the BankAmerica Senior Indenture; or

•	modify in a manner adverse to the holders the provisions of the BankAmerica Senior Indenture with respect to modification of the indenture or waiver of covenants or past defaults.

In addition, we and the trustee may execute supplemental indentures in some circumstances without the consent of any holders of outstanding BankAmerica Senior Securities.

For purposes of determining the required principal amount of the BankAmerica Senior Securities outstanding at any time in connection with any request, demand, authorization, direction, notice, consent or waiver under the BankAmerica Senior Indenture, the principal amount of any BankAmerica Senior Security issued with OID is the amount determined by the trustee that could be declared due and payable at that time pursuant to the terms of the security.

Defaults and Rights of Acceleration. The BankAmerica Senior Indenture defines an event of default with respect to a series of BankAmerica Senior Securities as any one of the following events:

•	our failure to pay principal or any premium when due on any BankAmerica Senior Securities of that series;

•	our failure to pay interest on any BankAmerica Senior Securities of that series, within 30 calendar days after the interest becomes due;

•	our breach of any of our other covenants contained in the BankAmerica Senior Indenture that is not cured within 90 calendar days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of all BankAmerica Senior Securities of that series then outstanding if affected by the breach; or

•	specified events involving our bankruptcy, insolvency, or liquidation or the bankruptcy, insolvency, or liquidation of Bank of America, N.A.

If an event of default with respect to a series of BankAmerica Senior Securities occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding BankAmerica Senior Securities of that series may declare the principal amount, or if the securities were issued with OID, a specified portion of the principal amount, of all BankAmerica

Senior Securities of that series, and accrued but unpaid interest, to be due and payable immediately. The holders of a majority in principal amount of the outstanding BankAmerica Senior Securities of that series may annul the declaration of acceleration in certain circumstances and waive certain past defaults with respect to that series.

Collection of Indebtedness. If we fail to pay the principal of or any premium on any BankAmerica Senior Securities or if we are over 30 calendar days late on an interest payment on any BankAmerica Senior Securities, the trustee can demand that we pay to it, for the benefit of the holders of those securities, the amount which is due and payable on those securities, including any interest incurred because of our failure to make that payment. If we fail to pay the required amount on demand, the trustee may take appropriate action, including instituting judicial proceedings against us. In addition, the holder of any BankAmerica Senior Security also may file suit to enforce our obligation to pay principal, any premium or interest when due on that security regardless of the actions taken by the trustee.

The holders of a majority in principal amount of the BankAmerica Senior Securities of any series then outstanding may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee under the BankAmerica Senior Indenture with respect to that series, but the trustee will be entitled to receive from the holders a reasonable indemnity against expenses and liabilities.

We are required periodically to file with the trustee a certificate stating that we are not in default under any of the terms of the BankAmerica Senior Indenture.

Paying Agent. We have designated the principal corporate trust offices of U.S. Bank Trust, N.A. in New York City as the place where the BankAmerica Senior Securities may be presented for payment.

Outstanding BankAmerica Senior Securities

As of the date of this prospectus, $200.0 million aggregate principal amount of the BankAmerica Senior Medium-Term Notes, Series I (the “BankAmerica Senior Medium-Term Notes”) is outstanding under the BankAmerica Senior Indenture, as indicated in the table below. In this table we specify the following terms of these notes:

•	original issuance date;

•	principal amount outstanding;

•	maturity date;

•	interest rate; and

•	redemption/repayment terms, if any.

The BankAmerica Senior Medium-Term Notes are not redeemable by us at our option or repayable at the option of the holder.

ORIGINAL ISSUANCE DATE	PRINCIPAL AMOUNT	MATURITY DATE	INTEREST RATE	REDEMPTION/REPAYMENT TERMS
April 29, 1996	$ 50,000,000	May 1, 2006	7.100%	None
May 12, 1995	$ 150,000,000	May 12, 2005	7.125%	None

BankAmerica Subordinated Securities

We describe below certain provisions of the BankAmerica Subordinated Indenture as they apply to the series of BankAmerica Subordinated Securities outstanding.

Subordination. The BankAmerica Subordinated Securities are subordinated in right of payment to all of our “senior debt.” The BankAmerica Subordinated Indenture defines “senior debt” as any obligation of ours to our creditors whether outstanding at the date of the indenture or subsequently incurred other than (1) any obligation that by its terms provides it that is not “senior debt,” and (2) obligations evidenced by the BankAmerica Subordinated Securities.

If we default in the payment of principal, any premium or interest on any senior debt, and we receive notice of this default from the holders of senior debt or any trustee for the senior debt, we will not be able to make payments of principal, any premium or interest on the BankAmerica Subordinated Securities or redeem, repay, retire, repurchase or otherwise acquire the BankAmerica Subordinated Securities until the default is remedied. In addition, in the event of certain events involving our bankruptcy, insolvency or liquidation, or the bankruptcy, insolvency or liquidation of our creditors or property, or any assignment by us for the benefit of our creditors or any marshalling of our assets, we may not make any payment or other distribution with respect to the BankAmerica Subordinated Securities until our senior debt is paid in full.

If any amounts previously were paid to the holders of BankAmerica Subordinated Securities or the trustee under the BankAmerica Subordinated Indenture notwithstanding the limitations described above, the holders of senior debt shall have first rights to the amounts previously paid.

Upon payment in full of all senior debt, the holders of BankAmerica Subordinated Securities will be subrogated to the rights of the holders of senior debt to receive further payments or distributions of our assets applicable to the senior debt until the BankAmerica Subordinated Securities are paid in full.

Waiver of Covenants. The holders of 66 2/3% in principal amount of the outstanding BankAmerica Subordinated Securities of any series affected may waive compliance with the covenant described above with respect to that series of securities before the time for compliance with the covenant.

Modification of the Indenture. We and the trustee may modify the BankAmerica Subordinated Indenture with the consent of the holders of at least 66 2/3% in principal amount of the outstanding BankAmerica Subordinated Securities of each series affected by the modification. However, without the consent of the holder of each outstanding BankAmerica Subordinated Security affected, no modification may:

•	change the maturity of the principal of or any installment of principal of or interest on any security, reduce the amount of principal or any premium or interest payable on any security, or change our obligation to pay additional amounts as provided in the BankAmerica Subordinated Indenture, or reduce the principal amount of any BankAmerica Subordinated Security issued with OID that would be due upon acceleration of maturity, or change any place of payment or the currency in which any principal or interest is payable, or impair the right to institute suit for enforcement of any payment on or after the maturity date or redemption or repayment date, as applicable;

•	reduce the percentage of outstanding securities that is required to consent to modification of or to constitute a quorum under, or to any waiver of the covenants of or past defaults under, the BankAmerica Senior Indenture; or

•	modify in a manner adverse to the holders the provisions of the BankAmerica Subordinated Indenture with respect to modification of the indenture or waiver of covenants or past defaults.

Furthermore, no modification of the subordination provisions that adversely affects the holders of senior debt may be made without the consent of all the holders of senior debt outstanding.

In addition, we and the trustee may execute supplemental indentures in some circumstances without the consent of any holders of outstanding BankAmerica Subordinated Securities.

For purposes of determining the required principal amount of the BankAmerica Subordinated Securities outstanding at any time in connection with any request, demand, authorization, direction, notice, consent or waiver under the BankAmerica Subordinated Indenture, the principal amount of any BankAmerica Subordinated Security issued with OID is the amount determined by the trustee that could be declared due and payable at that time pursuant to the terms of the security.

Defaults and Rights of Acceleration. The BankAmerica Subordinated Indenture defines an event of default with respect to a series of BankAmerica Subordinated Securities as specified events involving our bankruptcy or any other event of default provided with respect to that series of BankAmerica Subordinated Securities.

If an event of default with respect to a series of BankAmerica Subordinated Securities occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding BankAmerica Subordinated Securities of that series may declare the principal amount, or if the securities were issued with OID, a specified portion of the principal amount, of all BankAmerica Subordinated Securities of that series, and accrued but unpaid interest, to be due and payable immediately. The holders of a majority in principal amount of the outstanding BankAmerica Subordinated Securities of that series may annul the declaration of acceleration in certain circumstances and waive certain past defaults with respect to that series.

Payment of principal of the BankAmerica Subordinated Securities may not be accelerated in the case of a default in the payment of principal or any premium or interest or any other amounts or the performance of any of our other covenants.

Collection of Indebtedness. If we fail to pay the principal of or any premium on any BankAmerica Subordinated Securities, or if we are over 30 calendar days late on an interest payment on any BankAmerica Subordinated Securities, or if we breach any of our other covenants applicable to a series of securities under the BankAmerica Subordinated Indenture that is not cured within 30 calendar days after notice of the breach is given, the trustee can demand that we pay to it, for the benefit of the holders of those securities, the amount which is due and payable on those securities, including any interest incurred because of our failure to make that payment. If we fail to pay the required amount on demand, the trustee may take appropriate action, including instituting judicial proceedings against us. In addition, the holder of any BankAmerica Senior Security also may file suit to enforce our obligation to pay principal, any premium or interest when due on that security regardless of the actions taken by the trustee.

The holders of a majority in principal amount of the BankAmerica Subordinated Securities of any series then outstanding may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee under the BankAmerica Subordinated Indenture with respect to that series, but the trustee will be entitled to receive from the holders reasonable indemnity against expenses and liabilities.

We are required periodically to file with the trustee a certificate stating that we are not in default under any of the terms of the BankAmerica Subordinated Indenture.

Paying Agent. We have designated the principal corporate trust offices of U.S. Bank Trust, N.A. in New York City as the place where the BankAmerica Subordinated Securities may be presented for payment.

Outstanding BankAmerica Subordinated Securities

The principal terms of each series of 1991 BankAmerica Subordinated Securities outstanding as of the date of this prospectus are set forth below. Interest on each series accrues at the annual rate indicated in the title of the series and is payable on the indicated interest payment dates to the registered holders on the preceding record date.

6 1/4% subordinated notes, due 2008
• Principal amount of series:	$ 250,000,000
• Maturity date:	April 1, 2008
• Interest payment dates:	April 1 and October 1
• Record dates:	March 15 and September 15
• Issuance date:	March 19, 1998
• Redemption:	Not applicable
• Listing:	Not listed on any exchange

6 5/8% subordinated notes, due 2007
• Principal amount of series:	$ 250,000,000
• Maturity date:	October 15, 2007
• Interest payment dates:	April 15 and October 15
• Record dates:	March 31 and September 30
• Issuance date:	October 7, 1997
• Redemption:	Not applicable
• Listing:	Not listed on any exchange

6 5/8% subordinated notes, due 2007
• Principal amount of series:	$ 350,000,000
• Maturity date:	August 1, 2007
• Interest payment dates:	February 1 and August 1
• Record dates:	January 15 and July 15
• Issuance date:	July 30, 1997
• Redemption:	Not applicable
• Listing:	Not listed on any exchange

7 1/8% subordinated notes, due 2009
• Principal amount of series:	$ 300,000,000
• Maturity date:	March 1, 2009
• Interest payment dates:	March 1 and September 1
• Record dates:	February 15 and August 15
• Issuance date:	March 4, 1997
• Redemption:	Not applicable
• Listing:	Not listed on any exchange

7 1/8% subordinated notes, due 2011
• Principal amount of series:	$ 250,000,000
• Maturity date:	October 15, 2011
• Interest payment dates:	April 15 and October 15
• Record dates:	April 1 and October 1
• Issuance date:	October 24, 1996
• Redemption:	Not applicable
• Listing:	Not listed on any exchange

7 1/8% subordinated notes, due 2006
• Principal amount of series:	$ 250,000,000
• Maturity date:	May 1, 2006
• Interest payment dates:	May 1 and November 1
• Record dates:	April 15 and October 15
• Issuance date:	May 2, 1996
• Redemption:	Not applicable
• Listing:	Not listed on any exchange

6.20% subordinated notes, due 2006
• Principal amount of series:	$ 250,000,000
• Maturity date:	February 15, 2006
• Interest payment dates:	February 15 and August 15
• Record dates:	February 1 and August 1
• Issuance date:	February 13, 1996
• Redemption:	Not applicable
• Listing:	Not listed on any exchange

6 3/4% subordinated notes, due 2005
• Principal amount of series:	$ 200,000,000
• Maturity date:	September 15, 2005
• Interest payment dates:	March 15 and September 15
• Record dates:	March 1 and September 1
• Issuance date:	September 12, 1995
• Redemption:	Not applicable
• Listing:	Not listed on any exchange

7 5/8% subordinated notes, due 2004
• Principal amount of series:	$ 250,000,000
• Maturity date:	June 15, 2004
• Interest payment dates:	June 15 and December 15
• Record dates:	June 1 and December 1
• Issuance date:	June 17, 1994
• Redemption:	Not applicable
• Listing:	Not listed on any exchange

7.20% subordinated notes, due 2006
• Principal amount of series:	$ 300,000,000
• Maturity date:	April 15, 2006
• Interest payment dates:	April 15 and October 15
• Record dates:	April 1 and October 1
• Issuance date:	April 4, 1994
• Redemption:	Not applicable
• Listing:	Not listed on any exchange

Concerning the Trustees

We and our subsidiaries have from time to time maintained deposit accounts and conducted other banking transactions with U.S. Bank Trust, N.A. and J.P. Morgan Trust Company, N.A. and their affiliated entities in the ordinary course of business. U.S. Bank Trust, N.A. also serves as trustee for series of our outstanding indebtedness under the 1990 Barnett Subordinated Indenture described below, and J.P. Morgan Trust Company, N.A. also serves as trustee for series of our outstanding indebtedness under the 1992 FleetBoston Subordinated Indenture described above.

BARNETT DEBT SECURITIES

In connection with our acquisition of Barnett Banks, Inc. (“Barnett”) in 1998, we assumed the obligations of Barnett with respect to the subordinated debt securities described below (the “Barnett Subordinated Securities”). The Barnett Subordinated Securities were issued under the indentures referred to in the following paragraph (the “Barnett Subordinated Indentures”). The following summary of the provisions of the Barnett Subordinated Securities and the Barnett Subordinated Indentures is not complete and is qualified in its entirety by the provisions of the applicable Barnett Subordinated Indentures. These Barnett Subordinated Indentures are exhibits to the registration statement of which this prospectus is a part and are incorporated herein by reference.

The Barnett Subordinated Securities were issued under two separate indentures. We refer to the Barnett Subordinated Securities issued under the Indenture dated March 16, 1995 (as supplemented, the “1995 Barnett Subordinated Indenture”) between Barnett and JPMorgan Chase Bank, as trustee, as the “1995 Barnett Subordinated Securities.” We refer to the Barnett Subordinated Securities issued under the Indenture dated October 19, 1990 (as supplemented, the “1990 Barnett Subordinated Indenture”) between Barnett and U.S. Bank Trust, N.A, as successor trustee, as the “1990 Barnett Subordinated Securities.”

Barnett Subordinated Securities

We describe below certain provisions of the Barnett Subordinated Indentures as they apply to the series of Barnett Subordinated Securities outstanding.

Subordination. The Barnett Subordinated Securities are subordinated in right of payment to all of our “senior indebtedness.” The 1995 Barnett Subordinated Indenture defines “senior indebtedness” as the principal of and any premium and interest on all our indebtedness for money borrowed (defined as any obligation of, or any obligation guaranteed by, us for the repayment of money borrowed, whether or not evidenced by bonds, debentures, notes or other written instruments, and any deferred obligation for payment of the purchase price of property or assets) and all our indebtedness for claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements, in each case that were outstanding on the date of the 1995 Barnett Subordinated Indenture or were created, assumed or incurred after that date, and all deferrals, renewals or extensions of that indebtedness, except (1) the obligations evidenced by the 1995 Barnett Subordinated Securities, (2) our subordinated indebtedness existing at the date of the 1995 Barnett Subordinated Indenture and (3) any other indebtedness or obligation that by its terms provides that it is not superior to, or ranks equally with, the 1995 Barnett Subordinated Securities. The 1990 Barnett Subordinated Indenture defines “senior indebtedness” as any obligation of us to our creditors, whether outstanding on the date of the 1990 Barnett Subordinated Indenture or subsequently incurred, except (1) the obligations evidenced by the 1990 Barnett Subordinated Securities and (2) any other obligation that by its terms provides that it is not “senior indebtedness.”

Under each Barnett Subordinated Indenture, if we default in the payment of principal, any premium or interest on any senior indebtedness, and we receive notice of this default from the holders of senior indebtedness or any trustee for the senior indebtedness, we will not be able to make payments of principal, any premium or interest on the Barnett Subordinated Securities under that indenture or redeem, retire, repurchase or otherwise acquire the Barnett Subordinated Securities under that indenture until the default is remedied. In addition, under each Barnett Subordinated Indenture, in the event of certain events involving our bankruptcy, insolvency or liquidation, or the bankruptcy, insolvency or liquidation of our creditors or property, or any assignment by us for the benefit of our creditors or any marshalling of our assets, we may not make any payment or other distribution with respect to the Barnett Subordinated Securities under that indenture until our senior indebtedness is paid in full.

If any amounts previously were paid to the holders of Barnett Subordinated Securities or the trustee under the applicable Barnett Subordinated Indenture notwithstanding the limitations described above, the holders of senior indebtedness shall have first rights to the amounts previously paid.

Upon payment in full of all senior indebtedness, the holders of Barnett Subordinated Securities will be subrogated to the rights of the holders of senior indebtedness to receive further payments or distributions of our assets applicable to the senior indebtedness until the Barnett Subordinated Securities are paid in full.

Sale or Issuance of Voting Stock, Merger or Sale of Assets of Banks. The 1990 Barnett Subordinated Indenture provides that we:

•	may not sell, assign, transfer or otherwise dispose of the voting stock of, or securities convertible into or options, warrants or rights to subscribe for or purchase the voting stock of, a Major Constituent Bank (as defined below), or allow a Major Constituent Bank to issue any voting stock, or securities convertible into or options, warrants or rights to subscribe for or purchase its voting stock, unless in each case it remains a Controlled Subsidiary (as defined below), with the following exceptions:

¡	sales, assignments or dispositions made in compliance with an order of a court or regulatory authority of competent jurisdiction or made as a condition imposed by that court or authority to our acquisition, directly or indirectly, of any other corporation or entity; and

¡	sales, assignments or dispositions when the proceeds are, within a reasonable period of time, invested pursuant to an understanding or agreement in principal reached at the time of sale, assignment or disposition in a Controlled Subsidiary (including any person which upon that investment becomes a Controlled Subsidiary) engaged in a banking business or any other business then legally permissible for bank holding companies;

•	may not permit a Major Constituent Bank to merge or consolidate unless the surviving entity is a Controlled Subsidiary; and

•	may not permit a Major Constituent Bank to lease, sell or transfer all or substantially all its property and assets to another person, except to a Controlled Subsidiary.

The 1990 Barnett Subordinated Indenture defines a “Major Constituent Bank” as any bank with total assets equal to 10% of our consolidated banking assets. As of the date of this prospectus, Bank of America, N.A. is our only Major Constituent Bank. The 1990 Barnett Subordinated Indenture defines “Controlled Subsidiary” as any subsidiary with respect to which we own, directly or indirectly, more than 80% of its voting stock.

Liens. The 1990 Barnett Subordinated Indenture also prohibits us from creating, assuming, incurring or suffering to exist any pledge, encumbrance or lien, as security for indebtedness for borrowed money, upon any voting stock of any Major Constituent Bank owned by us, directly or indirectly, if, treating the pledge, encumbrance or lien as a transfer of the voting stock to the secured party, we would own, directly or indirectly, 80% or less of the voting stock of that Major Constituent Bank.

Waiver of Covenants. Under each Barnett Subordinated Indenture, the holders of a majority in principal amount of the outstanding Barnett Subordinated Securities of any series affected may waive compliance with some of the covenants or conditions of that Barnett Subordinated Indenture (including, in the case of the 1990 Barnett Subordinated Indenture, the covenants described above) with respect to that series before the time for compliance with the covenants.

Modification of the Indentures. Under each Barnett Subordinated Indenture, we and the trustee may modify that Barnett Subordinated Indenture with the consent of the holders of a majority in principal amount of the outstanding Barnett Subordinated Securities of each series affected by the modification. However, without the consent of the holder of each outstanding Barnett Subordinated Security affected, no modification may:

•	change the maturity of the principal of or any installment of interest on, or reduce the amount of principal or interest or redemption premium payable on, any Barnett Subordinated Security, or reduce the principal amount of any Barnett Subordinated Security issued with OID that would be due upon acceleration of maturity, or change the currency in which any principal, premium or interest is denominated or payable, or impair the right to institute suit for enforcement of any payment on or after the maturity date or redemption date, as applicable; or

•	reduce the percentage of outstanding securities that is required to consent to modification of, or to any waiver of the covenants of or past defaults under, that Barnett Subordinated Indenture; or

•	modify in a manner adverse to the holders the provisions of that Barnett Subordinated Indenture with respect to modification of the indenture or waiver of covenants or past defaults.

In addition, we and the applicable trustee may execute supplemental indentures in some circumstances without the consent of any holders of outstanding Barnett Subordinated Securities under each respective Barnett Subordinated Indenture.

Defaults and Rights of Acceleration. The Barnett Subordinated Indentures define an event of default with respect to a series of Barnett Subordinated Securities as specified events involving our bankruptcy or insolvency (or, under the 1990 Barnett Subordinated Indenture, our liquidation), or any other event of default specified with respect to that series of Barnett Subordinated Securities. Under each Barnett Subordinated Indenture, if an event of default with respect to an outstanding series of Barnett Subordinated Securities occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding Barnett Subordinated Securities of that series may declare the principal amount, or, if the securities were issued with OID, a specified portion of the principal amount, of all Barnett Subordinated

Securities of that series to be due and payable immediately. The holders of a majority in principal amount of the outstanding Barnett Subordinated Securities of that series may annul the declaration of acceleration in certain circumstances and waive certain past defaults with respect to that series.

Payment of principal of the Barnett Subordinated Securities may not be accelerated in the case of a default in the payment of principal, any premium or interest or any other amounts or the performance of any of our other covenants.

Collection of Indebtedness. If we fail to pay the principal of or any premium on any Barnett Subordinated Securities when due, or if we are over 30 calendar days late on an interest payment on any Barnett Subordinated Securities, or if we breach the covenants described above with respect to the 1990 Barnett Subordinated Indenture, or if we breach any of our other covenants applicable to a series of securities under either Barnett Subordinated Indenture that is not cured within 90 calendar days after notice of the breach is given, the trustee can demand that we pay to it, for the benefit of the holders of those securities, the amount which is due and payable on those securities, including any interest incurred because of our failure to make that payment. If we fail to pay the required amount on demand, the trustee may take appropriate action, including instituting judicial proceedings against us. In addition, the holder of any Barnett Subordinated Security also may file suit to enforce our obligation to pay principal, any premium or interest when due on that security regardless of the actions taken by the trustee.

The holders of a majority in principal amount of the Barnett Subordinated Securities of any series then outstanding under a Barnett Subordinated Indenture may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee under that Barnett Subordinated Indenture with respect to that series, but the trustee will be entitled to receive from the holders a reasonable indemnity against expenses and liabilities.

We are required periodically to file with the applicable trustee a certificate stating that we are not in default under any of the terms of the respective Barnett Subordinated Indentures.

Paying Agent.  We have designated the principal corporate trust offices of JPMorgan Chase Bank in New York City as the place where the 1995 Barnett Subordinated Securities may be presented for payment and the principal corporate trust offices of U.S. Bank Trust, N.A. in New York City as the place where the 1990 Barnett Subordinated Securities may be presented for payment.

Outstanding 1995 Barnett Subordinated Securities

The principal terms of the series of 1995 Barnett Subordinated Securities outstanding as of the date of this prospectus are set forth below. Interest on this series accrues at the annual rate indicated in the title of the series and is payable on the indicated interest payment dates to the registered holders on the preceding record date.

6.90% subordinated notes, due 2005
• Principal amount of series:	$ 150,000,000
• Maturity date:	September 1, 2005
• Interest payment dates:	March 1 and September 1
• Record dates:	February 14/15 and August 17
• Issuance date:	September 8, 1995
• Redemption:	Not applicable
• Listing:	Not listed on any exchange

Outstanding 1990 Barnett Subordinated Securities

The principal terms of the series of 1990 Barnett Subordinated Securities outstanding as of the date of this prospectus are set forth below. Interest on this series accrues at the annual rate indicated in the title of the series and is payable on the indicated interest payment dates to the registered holders on the preceding record date.

8 1/2% subordinated notes, due 2007
• Principal amount of series:	$ 100,000,000
• Maturity date:	January 15, 2007
• Interest payment dates:	January 15 and July 15
• Record dates:	January 1 and July 1
• Issuance date:	January 28, 1992
• Redemption:	Not applicable
• Listing:	New York Stock Exchange

Concerning the Trustees

We and our subsidiaries have from time to time maintained deposit accounts and conducted other banking transactions with U.S. Bank Trust, N.A. and JPMorgan Chase Bank and their affiliated entities in the ordinary course of business. U.S. Bank Trust, N.A. also serves as trustee for series of our outstanding indebtedness under the BankAmerica Senior Indenture described above, and JPMorgan Chase Bank also serves as trustee for series of our outstanding indebtedness under the Boatmen’s Subordinated Indenture described below.

BOATMEN’S DEBT SECURITIES

In connection with our acquisition of Boatmen’s Bancshares, Inc. (“Boatmen’s”) in 1997, we assumed the obligations of Boatmen’s with respect to the subordinated debt securities described below (the “Boatmen’s Subordinated Securities”). The Boatmen’s Subordinated Securities were issued under the Indenture dated October 2, 1989 (as supplemented, the “Boatmen’s Subordinated Indenture”) between Boatmen’s and JPMorgan Chase Bank, as successor trustee. The following summary of the provisions of the Boatmen’s Subordinated Securities and Boatmen’s Subordinated Indenture is not complete and is qualified in its entirety by the provisions of the Boatmen’s Subordinated Indenture. The Boatmen’s Subordinated Indenture is an exhibit to the registration statement of which this prospectus is a part and is incorporated herein by reference.

Boatmen’s Subordinated Securities

We describe below certain provisions of the Boatmen’s Subordinated Indenture as they apply to the outstanding Boatmen’s Subordinated Securities.

Subordination. The Boatmen’s Subordinated Securities are subordinated in right of payment to all of our “senior indebtedness.” The Boatmen’s Subordinated Indenture defines “senior indebtedness” as the principal of, any premium and interest on all indebtedness for money borrowed, whether outstanding on the date the Boatmen’s Subordinated Indenture was executed or thereafter created, assumed or incurred, and all deferrals, renewals or extensions of that senior indebtedness, other than any indebtedness that by its terms provides that it is not senior in right of payment to, or that it ranks equally with, the Boatmen’s Subordinated Securities.

If there is an event of default under any senior indebtedness that would allow acceleration of maturity of the senior indebtedness and that event of default has not been remedied, or if we have not made full payment of all amounts then due for principal, any premium, any sinking funds and interest on the senior indebtedness, we will not be able make payments of principal or interest on the Boatmen’s Subordinated Securities.

If there is an event of default as described above, or if we make a payment or distribution of our assets to creditors pursuant to a dissolution, winding up, liquidation, or reorganization, all principal, premium, interest or sinking fund payments due or to become due on senior indebtedness will be paid in full before any holders of Boatmen’s Subordinated Securities are paid. If any amounts previously were paid to the holders of Boatmen’s Subordinated Securities or the trustee under the Boatmen’s Subordinated Indenture notwithstanding the limitations described above, the holders of senior indebtedness shall have first rights to the amounts previously paid.

Upon payment in full of all senior indebtedness, the holders of Boatmen’s Subordinated Securities will be subrogated to the rights of the holders of senior indebtedness to receive further payments or distributions of our assets applicable to the senior indebtedness until the Boatman’s Subordinated Securities are paid in full. For purposes of this subrogation, the Boatmen’s Subordinated Securities will be subrogated ratably with all our other indebtedness that by its terms is not superior to, and ranks equally with, the Boatmen’s Subordinated Securities and is entitled to like rights of subrogation.

Sale or Issuance of Voting Stock, Merger or Sale of Assets of Subsidiaries. The Boatmen’s Subordinated Indenture provides that we:

•	may not, and may not allow any Principal Subsidiary (as defined below) to, issue, sell, transfer, assign, pledge or otherwise dispose of the capital stock of, or any securities convertible or exchangeable into capital stock of, any Principal Subsidiary unless, after giving effect to the disposition and to conversion of any securities convertible into capital stock, we would own at least 80% of each class of capital stock of the Principal Subsidiary; and

•	may not permit any Principal Subsidiary to merge or consolidate or convey or transfer substantially all of its assets unless, after giving effect to the transaction and to conversion of any securities convertible into capital stock, we would own at least 80% of each class of capital stock of the surviving or transferee entity.

The Boatmen’s Subordinated Indenture defines “Principal Subsidiary” as any subsidiary with total assets equal to 10% or more of our total consolidated assets. As of the date of this prospectus, Bank of America, N.A. is our only Principal Subsidiary.

Waiver of Covenants. The holders of a majority in principal amount of the outstanding Boatmen’s Subordinated Securities may waive compliance with some of the covenants or conditions of the Boatmen’s Subordinated Indenture before the time for compliance with the covenant or condition.

Modification of the Indenture. We and the trustee may modify the Boatmen’s Subordinated Indenture with the consent of the holders of at least a majority in principal amount of the outstanding Boatmen’s Subordinated Securities. However, no modification will extend the fixed maturity of, reduce the principal amount or redemption or other premium of, or reduce the rate or extend the time of payment of interest on, any security, or change the currency in which any security is payable, without the consent of the holder of each security affected by the modification. In addition, no modification will reduce the percentage of Boatmen’s Subordinated Securities that is required to consent to modification without the consent of the holders of all securities outstanding.

In addition, we and the trustee may execute supplemental indentures in some circumstances without the consent of any holders of outstanding Boatmen’s Subordinated Securities.

Defaults and Rights of Acceleration. With respect to the Boatmen’s Subordinated Securities, the Boatmen’s Subordinated Indenture defines an event of default as any one of the following events:

•	our failure to pay principal when due on the Boatmen’s Subordinated Securities;

•	our failure to pay interest on the Boatmen’s Subordinated Securities, within 30 calendar days after the interest becomes due;

•	our breach of any of our other covenants contained in the Boatmen’s Subordinated Indenture that is not cured within 90 calendar days after written notice to us by the trustee, or to us and the trustee by the holders of at least 25% in principal amount of the Boatmen’s Subordinated Securities then outstanding;

•	specified events involving our bankruptcy, insolvency or liquidation; or

•	any other event of default provided with respect to that series of Boatmen’s Subordinated Securities.

If an event of default with respect to the Boatmen’s Subordinated Securities occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding Boatmen’s Subordinated Securities may declare the principal amount, or if the securities were issued with OID, a specified portion of the principal amount, of all Boatmen’s Subordinated Securities to be due and payable immediately. The holders of a majority in principal amount of the outstanding Boatmen’s Subordinated Securities may annul the declaration of acceleration in certain circumstances and waive certain past defaults.

Collection of Indebtedness. If we fail to pay the principal of any Boatmen’s Subordinated Securities or if we are over 30 calendar days late on an interest payment on any Boatmen’s Subordinated Securities, the trustee can demand that we pay to it, for the benefit of the holders of those securities, the amount which is due and payable on those securities, including any interest incurred because of our failure to make that payment. If we fail to pay the required amount on demand, the trustee may take appropriate action, including instituting judicial proceedings against us. In addition, the holder of any Boatmen’s Subordinated Security also may file suit to enforce our obligation to pay principal and interest when due on that security regardless of the actions taken by the trustee.

The holders of a majority in principal amount of the Boatmen’s Subordinated Securities may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee under the Boatmen’s Subordinated Indenture, but the trustee will be entitled to receive from the holders reasonable indemnity against expenses and liabilities.

We are required periodically to file with the trustee a certificate stating that we are not in default under any of the terms of the Boatmen’s Subordinated Indenture.

Paying Agent. We currently have designated the principal corporate trust offices of The Bank of New York in New York City as the place where the Boatmen’s Subordinated Securities may be presented for payment.

Outstanding Boatmen’s Subordinated Securities

The principal terms of the Boatmen’s Subordinated Securities outstanding as of the date of this prospectus are set forth below. Interest on this series accrues at the annual rate indicated in the title of the series and is payable on the indicated interest payment dates to the registered holders on the preceding record date.

7 5/8% subordinated notes, due 2004
• Principal amount of series:	$ 100,000,000
• Maturity date:	October 1, 2004
• Interest payment dates:	April 1 and October 1
• Record dates:	March 15 and September 15
• Issuance date:	October 1, 1992
• Redemption:	Not applicable
• Listing:	Not listed on any exchange

Concerning the Trustee

We and our subsidiaries have from time to time maintained deposit accounts and conducted other banking transactions with JPMorgan Chase Bank and its affiliated entities in the ordinary course of business. JPMorgan Chase Bank also serves as trustee for series of our outstanding indebtedness under the 1995 Barnett Subordinated Indenture described above.

SOVRAN DEBT SECURITIES

In connection with our merger with C&S/Sovran Corporation in 1991, we assumed the obligations of Sovran Financial Corporation (“Sovran”) with respect to the senior debt securities described below (the “Sovran Senior Securities”). The Sovran Senior Securities were issued under the Indenture dated April 16, 1986 (as supplemented, the “Sovran Senior Indenture”) between Sovran and Deutsche Bank Trust Company Americas, as trustee. The following summary of the provisions of the Sovran Senior Securities and the Sovran Senior Indenture is not complete and is qualified in its entirety by the provisions of the Sovran Senior Indenture. This Sovran Senior Indenture is an exhibit to the registration statement of which this prospectus is a part and is incorporated herein by reference.

Sovran Senior Securities

We describe below certain provisions of the Sovran Senior Indenture as they apply to the outstanding Sovran Senior Securities.

Sale or Issuance of Capital Stock of Bank. The Sovran Senior Indenture prohibits the issuance, sale or other disposition of or the grant of a security interest in voting stock of, or securities convertible into or options, warrants, or rights to acquire voting stock of, Bank of America, N.A. (other than directors’ qualifying shares or shares issued to us), with the following exceptions:

•	issuances, sales or other dispositions or grants of security interests for fair market value, if, after giving effect to the transaction and to conversion of any securities convertible into voting stock, we would own at least 80% of the voting stock of Bank of America, N.A.; and

•	issuances, sales or other dispositions made in compliance with an order of a court or regulatory authority of competent jurisdiction or as a condition imposed by the court or authority to our acquisition of any other banking institution.

This covenant does not prohibit Bank of America, N.A. from merging or consolidating with another bank if after the transaction we would own at least 80% of the voting stock of the other institution free and clear of any security interest and no event of default exists under the Sovran Senior Indenture.

Waiver of Covenants. The holders of a majority in principal amount of the outstanding Sovran Senior Securities may waive compliance with some of the covenants or conditions of the Sovran Senior Indenture, including the covenant described above, before the time for compliance with the covenants.

Modification of the Indenture. We and the trustee may modify the Sovran Senior Indenture with the consent of the holders of at least a majority in principal amount of the outstanding Sovran Senior Securities. However, without the consent of the holder of each outstanding Sovran Senior Security affected, no modification may:

•	change the maturity of the principal of or any installment of principal of or interest on any security, or reduce the amount of principal or premium payable on, or the rate of interest on, any Sovran Senior Security, or reduce the principal amount of any Sovran Senior Security issued with OID that would be due upon acceleration of maturity, or change any place of payment or the currency in which any principal, premium or interest is payable, or impair the right to institute suit for enforcement of any payment on or after the maturity date or redemption date, as applicable; or

•	reduce the percentage of outstanding securities that is required to consent to modification of, or to any waiver of the covenants of or past defaults under, the Sovran Senior Indenture; or

•	modify in a manner adverse to the holders the provisions of the Sovran Senior Indenture with respect to modification of the indenture or waiver of covenants or past defaults.

In addition, we and the trustee may execute supplemental indentures in some circumstances without the consent of any holders of outstanding Sovran Senior Securities.

Defaults and Rights of Acceleration. The Sovran Senior Indenture defines an event of default with respect to the series of Sovran Senior Securities as any one of the following events:

•	our failure to pay principal or any premium when due on any Sovran Senior Securities;

•	our failure to pay interest on any Sovran Senior Securities of that series, within 30 calendar days after the interest becomes due;

•	our breach of any of our other covenants contained in the Sovran Senior Indenture that is not cured within 60 calendar days after written notice to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of all Sovran Senior Securities then outstanding if affected by the breach;

•	our default, or the default by Bank of America, N.A., under any indebtedness for money borrowed or any mortgage, indenture or other instrument evidencing a security interest with respect to indebtedness for money borrowed in an amount equal to or greater than $3,000,000, if the default is not remedied within 10 calendar days after notice to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the Sovran Senior Securities;

•	specified events involving our bankruptcy, insolvency, or liquidation or the bankruptcy, insolvency or liquidation of Bank of America, N.A.; and

•	any other event of default provided with respect to that series of Sovran Senior Securities.

If an event of default with respect to a series of Sovran Senior Securities occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding Sovran Senior Securities of that series may declare the principal amount, or if the securities were issued with OID, a specified portion of the principal amount, of all Sovran Senior Securities to be due and payable immediately. The holders of a majority in principal amount of the outstanding Sovran Senior Securities of that series may annul the declaration of acceleration in certain circumstances and waive certain past defaults with respect to that series.

Collection of Indebtedness. If we fail to pay the principal of or premium on any Sovran Senior Securities, or if we are over 30 calendar days late on an interest payment on any Sovran Senior Securities, the trustee can demand that we pay to it, for the benefit of the holders of those securities, the amount which is due and payable on those securities, including any interest incurred because of our failure to make that payment. If we fail to pay the required amount on demand, the trustee may take appropriate action, including instituting judicial proceedings against us. In addition, the holder of any Sovran Senior Security also may file suit to enforce our obligation to pay principal, any premium or interest when due on that security regardless of the actions taken by the trustee.

The holders of a majority in principal amount of the Sovran Senior Securities then outstanding may direct the time, method, and place of conducting any proceeding for any remedy available to the trustee under the Sovran Senior Indenture, but the trustee will be entitled to receive from the holders a reasonable indemnity against expenses and liabilities.

We are required periodically to file with the trustee a certificate stating that we are not in default under any of the terms of the Sovran Senior Indenture.

Paying Agent. We have designated the principal corporate trust offices of The Bank of New York in New York City as the place where the Sovran Senior Securities may be presented for payment.

Outstanding Sovran Senior Securities

The principal terms of the Sovran Senior Securities outstanding as of the date of this prospectus are set forth below. Interest on this series accrues at the annual rate indicated in the title of the series and is payable on the indicated interest payment dates to the registered holders on the preceding record date.

9 1/4% senior notes, due 2006
• Principal amount of series:	$ 125,000,000
• Maturity date:	June 15, 2006
• Interest payment dates:	June 15 and December 15
• Record dates:	June 1 and December 1
• Issuance date:	June 24, 1986
• Redemption:	Not applicable
• Listing:	Not listed on any exchange

Concerning the Trustee

We and our subsidiaries have from time to time maintained deposit accounts and conducted other banking transactions with Deutsche Bank Trust Company Americas and its affiliated entities in the ordinary course of business. Deutsche Bank Trust Company Americas also serves as trustee for certain series of our outstanding indebtedness under other indentures not described in this prospectus.

RELATIONSHIP AMONG SUBORDINATION PROVISIONS

At December 31, 2003, on a pro forma combined basis Bank of America Corporation and FleetBoston had $22.1 billion of subordinated debt securities issued and outstanding. While these subordinated debt securities were issued by us and twelve predecessor companies, we treat these securities as a single class.

No series of our subordinated Debt Securities is subordinated by its terms to any other series of our subordinated Debt Securities or to any other of our subordinated indebtedness. Because the various indentures were drafted by different companies at different times, they contain definitions of “senior debt” or “senior indebtedness” that differ to varying degrees. However, it is unclear whether these differences in language would result in any differentiation in the amount available to pay to holders of subordinated debt securities, or the timing of any payment, upon a liquidation of Bank of America Corporation. We briefly describe below the more prominent differences in the definitions of “senior indebtedness” and “senior debt” among our indentures and the indentures of our predecessor companies:

•	“Senior indebtedness” or “senior debt” as it relates to the BankAmerica Subordinated Securities and the 1990 Barnett Subordinated Securities is defined in terms of our “obligations” to creditors.

•	“Senior indebtedness” as it relates to the 1989 Company Subordinated Securities and the Boatmen’s Subordinated Securities is defined in terms of our “indebtedness for borrowed money.”

•	“Senior indebtedness” as it relates to the 1991 FleetBoston Subordinated Securities is defined in terms of our “indebtedness for borrowed money,” including any deferred obligation for the payment of the purchase price of property or assets.

•	“Senior indebtedness” as it relates to the 1992 Company Subordinated Securities, the 1995 Company Subordinated Securities, and the 1995 Barnett Subordinated Securities is defined in terms of “indebtedness for borrowed money” as well as, to varying degrees, indebtedness for deferred payments of the purchase price of assets, various derivative securities, and various off-balance sheet transactions.

•	“Senior indebtedness” as it relates to the 1992 FleetBoston Subordinated Securities and the BankBoston Subordinated Securities is defined generally in terms of our “indebtedness for borrowed money,” including any deferred obligation for the payment of the purchase price of property or assets, and, in the case of certain events involving our bankruptcy, insolvency, or reorganization only, includes various derivative securities.

As a result of these differences, in the event of our dissolution, winding-up or liquidation, the holders of different series of subordinated Debt Securities might assert that all subordinated Debt Securities are not entitled to share ratably (based on the principal amount of debt securities held) in our assets available for distribution to holders of our subordinated Debt Securities. The differences among the definitions of “senior indebtedness” or “senior debt” included in the various indentures pertaining to our subordinated Debt Securities makes it impossible to predict the precise outcome if that assertion were to be made.

See “Bank of America Corporation – Outstanding Debt” for the amounts of our senior and subordinated indebtedness as of December 31, 2003, the amounts of senior and subordinated debt of Bank of America Corporation and FleetBoston on a pro forma combined basis as of December 31, 2003, and the amounts of senior and subordinated debt of Bank of America Corporation and FleetBoston on a pro form combined basis as adjusted for the issuance and maturity of some of the long-term debt of Bank of America Corporation and FleetBoston during the period beginning January 1, 2004 through April 13, 2004.

REGISTRATION AND SETTLEMENT

Each Debt Security is represented either:

•	by one or more global securities representing the entire issuance of securities, or

•	by a certificate issued in definitive form to a particular investor.

Book-Entry System

Some of the Debt Securities have been issued in book-entry only form. This means that we did not issue actual notes or certificates, but instead issued global notes or certificates in registered form representing the entire issuance of securities. Each global security is registered in the name of a financial institution that holds them as depository on behalf of other financial institutions that participate in that depository’s book-entry system. These participating institutions, in turn, hold beneficial interests in the Debt Securities on their own behalf or on behalf of their customers.

If Debt Securities are registered on the books that we or the applicable trustee maintain in the name of particular investors, we refer to the particular investors as the “holders” of those Debt Securities. These persons are the legal holders of the Debt Securities. Consequently, for Debt Securities issued in global form, we recognize only the depository as the holder of the Debt Securities and we make all payments on the Debt Securities, including deliveries of any property other than cash, to the depository. The depository passes along the payments it receives from us to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depository and its participants are obligated to pass these payments along under agreements they have made with one another or with their customers, and they are not obligated to do so under the terms of the Debt Securities.

As a result, investors do not own Debt Securities that have been issued in book-entry only form directly. Instead, they own beneficial interests in a global security through a bank, broker, or other financial institution that participates in the depository’s book-entry system or holds an interest through a participant in the depository’s book-entry system. As long as these Debt Securities are issued in global form, investors will be indirect owners, and not holders, of the Debt Securities. The depository will have no knowledge of the actual beneficial owners of the Debt Securities.

Certificates in Registered Form

In the future we may cancel a global security. We do not expect to exchange global securities for actual notes or certificates registered in the names of the beneficial owners of the global securities representing the Debt Securities unless:

•	the depository, such as The Depository Trust Company, New York, New York, which is known as “DTC,” notifies us that it is unwilling or unable to continue as depository for the global securities or we become aware that the depository has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, and in any case we fail to appoint a successor to the depository within 60 calendar days;

•	we, in our sole discretion, determine that the global securities will be exchangeable for certificated securities; or

•	an event of default has occurred and is continuing with respect to the Debt Securities under the applicable indenture.

Street Name Owners

When actual notes or certificates registered in the names of the beneficial owners are issued, investors may choose to hold their Debt Securities in their own names or in street name. Debt

Securities held by an investor in street name would be registered in the name of a bank, broker, or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those Debt Securities through an account that he or she maintains at that institution. For Debt Securities held in street name, we will recognize only the intermediary banks, brokers, and other financial institutions in whose names the Debt Securities are registered as the holders of those Debt Securities and we will make all payments on those Debt Securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold Debt Securities in street name will be indirect owners, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of the trustee under any indenture and the obligations, if any, of any other third parties employed by us or the trustee, run only to the holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, who hold the securities in street name, or who hold the securities by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we have issued the securities only in global form. For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depository participants or customers or by law, to pass it along to the indirect owners, but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose, such as to amend the indenture for a series of Debt Securities or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders. When we refer to “you” in this prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

If you hold Debt Securities through a bank, broker, or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles payments on your securities and notices;

•	whether you can provide contact information to the registrar to receive copies of notices directly;

•	whether it imposes fees or charges;

•	whether and how you can instruct an exchange or conversion of a Debt Security for or into other property;

•	how it would handle a request for the holders’ consent, if required;

•	whether and how you can instruct it to send you the Debt Securities registered in your own name so you can be a holder, if that is permitted at any time;

•	how it would exercise rights under the Debt Securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the Debt Securities are in book-entry form, how the depository’s rules and procedures will affect these matters.

Depositories for Global Securities

Each Debt Security issued in book-entry form and represented by a global security has been deposited with, and registered in the name of, one or more financial institutions or clearing systems, or their nominees. These financial institutions or clearing systems are called “depositories.” Each series of Debt Securities has one or more of the following as the depositories:

•	DTC;

•	a financial institution holding the securities on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear system, which is known as “Euroclear”;

•	a financial institution holding the securities on behalf of Clearstream Banking, société anonyme, Luxembourg, which is known as “Clearstream, Luxembourg”; and

•	any other clearing system or financial institution we have selected.

The depositories named above also may be participants in one another’s systems. For example, if DTC is the depository for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, Luxembourg as DTC participants.

The Depository Trust Company

The following is based on information furnished to us by DTC:

DTC acts as securities depository for the Debt Securities issued in book-entry form (referred to in this section as “Book-Entry Debt Securities”). The Book-Entry Debt Securities are issued as fully-registered securities registered in the name of Cede & Co., which is DTC’s partnership nominee, or any other name as may be requested by an authorized representative of DTC. Generally, one fully registered global security has been issued for each issue of the Book-Entry Debt Securities, each in the aggregate principal amount of such issue, and has been deposited with DTC. If, however, the original aggregate principal amount of any issue exceeds $500 million (or such other maximum amount established by DTC at the time of issuance), one certificate has been issued with respect to each $500 million (or other maximum amount) of principal amount, and an additional certificate has been issued with respect to any remaining principal amount of such issue.

DTC, the world’s largest depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under of Section 17A of the Securities Exchange Act of 1934. DTC holds and provides asset servicing for over two million issues of United States and non-United States equity issues, corporate and municipal debt issues, and money market instruments from over 85 countries that its participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants. This eliminates the need for physical movement of certificates representing securities. Direct participants include both United States and non-United States securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by a number of direct participants of DTC and members of the National Securities Clearing Corporation, Government Securities Clearing Corporation, MBS Clearing Corporation, and Emerging Markets Clearing Corporation, also subsidiaries of DTCC, as well as by The New York Stock Exchange, Inc., the American Stock Exchange LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as both United States and non-United

States securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Purchases of the Book-Entry Debt Securities under the DTC system must be made by or through direct participants, which will receive a credit for the Book-Entry Debt Securities on DTC’s records. The beneficial interest of each actual purchaser of each Book-Entry Debt Security is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. A beneficial owner, however, is expected to receive written confirmation providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of beneficial interests in the Book-Entry Debt Securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their beneficial interests in the Book-Entry Debt Securities, except if the use of the book-entry system for the Book-Entry Debt Securities is discontinued.

To facilitate subsequent transfers, all Book-Entry Securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Book-Entry Securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Book-Entry Securities; DTC’s records reflect only the identity of the direct participants to whose accounts such Book-Entry Securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

None of DTC, Cede & Co., or any other DTC nominee will consent or vote with respect to the Book-Entry Debt Securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the regular record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the Book-Entry Debt Securities are credited on the regular record date (identified in a listing attached to the omnibus proxy).

We will make payments of principal, any premium, interest, or any other amounts on the Book-Entry Debt Securities in immediately available funds directly to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us, on the applicable payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name. These payments will be the responsibility of these participants and not of DTC or any other party, subject to any statutory or regulatory requirements that may be in effect from time to time. Payment of principal and any premium or interest to Cede & Co., or any other nominee as may be requested by an authorized representative of DTC, is our responsibility. Disbursement of such payments to direct participants is the responsibility of DTC, and disbursement of such payments to the beneficial owners is the responsibility of the direct or indirect participants.

We will send any redemption notices to DTC. If less than all of the Book-Entry Debt Securities of a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

DTC may discontinue providing its services as depository for the Book-Entry Debt Securities at any time by giving us reasonable notice. If this occurs, and if a successor securities depository is not obtained, we will print and deliver certificated securities.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

Clearstream, Luxembourg and Euroclear

Each series of Debt Securities represented by a global security sold or traded outside the United States may be held through Clearstream, Luxembourg or Euroclear, which provide clearing, settlement, depository, and related services for internationally traded securities. Both Clearstream, Luxembourg and Euroclear provide a clearing and settlement organization for cross-border bonds, equities, and investment funds. Clearstream, Luxembourg is incorporated under the laws of Luxembourg. Euroclear is incorporated under the laws of Belgium.

Euroclear and Clearstream, Luxembourg are securities clearance systems in Europe that clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment. Euroclear and Clearstream, Luxembourg may be depositories for a global security. In addition, if DTC is the depository for a global security, Euroclear and Clearstream, Luxembourg may hold interests in the global security as participants in DTC. As long as any global security is held by Euroclear or Clearstream, Luxembourg as depository, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream, Luxembourg. If Euroclear or Clearstream, Luxembourg is the depository for a global security and there is no depository in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States. Payments, deliveries, transfers, exchanges, notices, and other matters relating to the securities made through Euroclear or Clearstream, Luxembourg must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, Luxembourg on one hand, and participants in DTC, on the other hand, when DTC is the depository, also would be subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream, Luxembourg payments, deliveries, transfers, exchanges, notices, and other transactions involving any Debt Securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers, and other institutions are open for business in the United States. In addition, because of time-zone differences, United States investors who hold their interests in the Debt Securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream, Luxembourg may need to make special arrangements to finance any purchases or sales of their interests between the United States and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depository and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, Luxembourg if DTC is the depository), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities. Instead, we deal only with the depository that holds the global security. If Debt Securities are issued only in the form of a global security, an investor should be aware of the following:

•	an investor cannot cause the Debt Securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the Debt Securities, except in the special situations described above;

•	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the Debt Securities and protection of any legal rights relating to the Debt Securities;

•	an investor may not be able to sell interests in the Debt Securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the Debt Securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depository’s policies will govern payments, deliveries, transfers, exchanges, notices, and other matters relating to an investor’s interest in a global security, and those policies may change from time to time;

•	we and the applicable trustee will not be responsible for any aspect of the depository’s policies, actions, or records of ownership interests in a global security;

•	we and the applicable trustee do not supervise the depository in any way;

•	the depository will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

•	financial institutions that participate in the depository’s book-entry system and through which an investor holds his or her interest in the global securities, directly or indirectly, also may have their own policies affecting payments, deliveries, transfers, exchanges, notices, and other matters relating to the Debt Securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, Luxembourg, when DTC is the depository, Euroclear or Clearstream, Luxembourg, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Registration, Transfer, and Payment of Certificated Debt Securities

If we have issued Debt Securities in certificated form, those Debt Securities may be presented for registration, transfer, and payment at the office of the registrar or at the office of any transfer agent we designate and maintain for those Debt Securities. The registrar or transfer agent will make the transfer or registration only if it is satisfied with the documents of title and identity of the person making the request. There will not be a service charge for any exchange or registration of transfer of the Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange. At any time we may change transfer agents or approve a change in the location through which any transfer agent acts. We also may designate additional transfer agents for any Debt Securities at any time. As of the date of this prospectus, the transfer agent for each series of Debt Securities is the trustee under the indenture pursuant to which the series of Debt Securities was issued, as described elsewhere in this prospectus.

We will not be required to issue, exchange, or register the transfer of any Debt Security to be redeemed for a period of 15 calendar days before the selection of the Debt Securities to be redeemed as described in the respective indentures. In addition, we will not be required to exchange or register the transfer of any Debt Security that is selected for redemption, except the unredeemed portion of any Debt Security being redeemed in part.

We will pay principal, any premium, interest, and any amounts payable on any certificated Debt Securities at the offices of the paying agents we may designate from time to time. We also have the right to pay interest on these Debt Securities by check mailed to the registered holders of the Debt Securities at their registered addresses. Generally, we will pay interest on a Debt Security on any interest payment date to the person in whose name the Debt Security is registered at the close of business on the regular record date for that payment. We identify the entity currently designated as paying agent for the outstanding series of Debt Securities in the descriptions of the respective indentures for the Debt Securities included elsewhere in this prospectus. At any time we may change paying agents or the designated payment office. We may have listed some of the Debt Securities on the Luxembourg Stock Exchange. As long as those Debt Securities are listed on the Luxembourg Stock Exchange, and the rules of that exchange so require, we will maintain a transfer and paying agent in Luxembourg. Currently, either Banque Generale du Luxembourg S.A. or The Bank of New York (Luxembourg) S.A. acts as our transfer and paying agent in Luxembourg.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain United States federal income tax consequences of your purchase, ownership, and sale of our Debt Securities. This summary is based upon the relevant laws and rules that are in effect as of the date of this prospectus as they are currently interpreted. However, these laws and rules may be changed at any time. This discussion deals only with holders that will hold Debt Securities as capital assets, and does not address the federal tax consequences applicable to all categories of investors. For example, the discussion does not deal with those of you who hold Debt Securities in a tax-deferred or tax-advantaged account, as a hedge, a position in a “straddle” or as part of a “conversion” transaction, or mark-to-market for tax purposes or those of you who may be in special tax situations, including dealers in securities, insurance companies, financial institutions, regulated investment companies or tax-exempt entities. In addition, it does not include any discussion of the tax laws of any state or local government, or of any foreign government, that may be applicable to the Debt Securities or to you as holders of the Debt Securities.

The federal income tax discussion that appears below is included in this prospectus for your general information. Some or all of the discussion may not apply to you depending upon your particular situation. You should consult your own tax advisor for the tax consequences to you of owning and disposing of the Debt Securities, including the tax consequences under state, local, foreign, and other tax laws and the possible effects of changes in federal or other tax laws.

As used herein, the term “United States Holder” means a beneficial owner of a Debt Security that is for United States federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	an entity which is a corporation or a partnership for United States federal income tax purposes created or organized in or under the laws of the United States or of any state of the United States or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations);

•	an estate whose income is subject to United States federal income tax regardless of its source;

•	a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust; or

•	any other person whose income or gain in respect of the Debt Securities is effectively connected with the conduct of a United States trade or business.

Notwithstanding the preceding paragraph, to the extent provided in Treasury regulations, some trusts in existence on August 20, 1996, and treated as United States persons prior to that date, that elect to continue to be treated as United States persons also will be United States Holders. A “Non-United States Holder” is a holder that is not a United States Holder.

United States Holders – Fixed and Variable Rate Notes

Payment of Interest

If you purchase a Debt Security that pays “qualified stated interest,” the interest on the Debt Security generally will be taxable to you as ordinary income at the time you accrue or receive the interest in accordance with your accounting method for tax purposes. The term “qualified stated interest” generally means stated interest that is unconditionally payable at least annually at a single fixed rate, or, subject to certain exceptions, at a variable rate that is a single objective rate, one or more qualified floating rates, a single fixed rate and one or more qualified floating rates, or a single fixed rate and a single objective rate that is a qualified inverse floating rate. A rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous fluctuations in the cost of newly borrowed funds. Generally, an objective rate is a rate that is determined using a single fixed formula that is based on objective financial or economic information such as one or more qualified floating rates. An objective rate is a qualified inverse floating rate if that rate is equal to a fixed rate minus a qualified floating rate and variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. Thus, interest that is unconditionally payable at a single fixed rate per year, for example, 5%, or that is based on LIBOR Telerate generally will qualify as qualified stated interest.

All or a portion of variable rate interest that otherwise would be treated as qualified stated interest under the rules summarized above will not be treated as qualified stated interest if, among other circumstances:

•	the variable rate of interest is subject to one or more minimum or maximum rate floors or ceilings or one or more governors limiting the amount of increase or decrease in each case which are not fixed throughout the term of the Debt Security and which are reasonably expected as of the issue date to cause the rate in some accrual periods to be significantly higher or lower than the overall expected return on the Debt Security determined without the floor or ceiling;

•	it is reasonably expected that the average value of the variable rate during the first half of the term of the Debt Security will be either significantly less than or significantly greater than the average value of the rate during the final half of the term of the Debt Security;

•	the “issue price” (as described below) of the Debt Security exceeds the total noncontingent principal payments by more than an amount equal to the lesser of .015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date (or, in some cases, its weighted average maturity) and 15 percent of the total noncontingent principal; or

•	the Debt Security does not provide for a current qualified floating rate or objective rate.

In these situations, as well as others, it is unclear whether the interest payments constitute contingent payments subject to taxation under the contingent payment debt rules, discussed in “United States Holders – Principal Protected Indexed Notes” below.

Original Issue Discount – General

Some of our fixed and variable rate Debt Securities may have been issued with OID. For tax purposes, OID is the excess of the “stated redemption price at maturity” of a debt instrument over its “issue price” (unless that excess is less than ¼ of 1% of the debt instrument’s stated redemption price at maturity multiplied by the number of complete years from its issue date to its maturity or weighted average maturity in the case of notes with more than one principal payment (“de minimis OID”), in which case it is not OID). The “stated redemption price at maturity” of a Debt Security is the sum of all payments required to be made on the Debt Security other than “qualified stated interest” payments. The “issue price” of a Debt Security is generally the first offering price to the public at which a substantial amount of the Debt Security was sold. If a Debt Security bears interest during any accrual period at a rate below the rate applicable for the remaining term of the Debt Security (for example, Debt Securities with teaser rates or interest holidays), then some or all of the stated interest may not be treated as qualified stated interest.

Holders of a Debt Security that has been issued with OID (an “OID Debt Security”) generally are required to include in income the sum of the daily accruals of the OID for the Debt Security for each day during the taxable year (or portion of the taxable year) in which they held the OID Debt Security. The daily portion is determined by allocating the OID to each day of the accrual period. An accrual period may be of any length and the accrual periods may even vary in length over the term of the OID Debt Security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the first day of an accrual period or on the final day of an accrual period. The amount of OID allocable to an accrual period is equal to the excess of:

•	the product of the “adjusted issue price” of the OID Debt Security at the beginning of the accrual period and its yield to maturity (computed generally on a constant yield method and compounded at the end of each accrual period, taking into account the length of the particular accrual period), over

•	the amount of any qualified stated interest allocable to the accrual period.

The “adjusted issue price” of an OID Debt Security at the beginning of any accrual period is the sum of the issue price of the OID Debt Security plus the amount of OID allocable to all prior accrual periods reduced by any payments you received on the OID Debt Security that were not qualified stated interest. Under these rules, you generally will have to include in income increasingly greater amounts of OID in successive accrual periods.

In the case of an OID Debt Security that is a variable rate note, special rules apply to determine the OID Debt Security’s yield to maturity and qualified stated interest. Specifically, the interest associated with this type of OID Debt Security generally is assumed to remain fixed throughout its term at the rate that would be applicable to interest payments on the OID Debt Security on its issue date, or in the case of an objective rate (other than a qualified floating rate), the rate that reflects the yield that is reasonably expected for the OID Debt Security. A holder of this type of OID Debt Security would then recognize OID that is calculated based on the OID Debt Security’s assumed yield to maturity. If the interest actually accrued or paid during an accrual period exceeds or is less than the assumed fixed interest, the qualified stated interest or OID allocable to that period is increased or decreased under rules set forth in Treasury regulations.

If you purchase an OID Debt Security for an amount that is less than the OID Debt Security’s stated redemption amount at maturity, you will be required to include in your gross income the amount of OID, if any, accruing with respect to such OID Debt Security. However, if the amount you pay for the OID Debt Security exceeds the OID Debt Security’s adjusted issue price as of the purchase date, you will have purchased the OID Debt Security at an “acquisition premium.” Under the acquisition premium rules, the amount of OID you must include in your gross income will be reduced (but not below zero) by the portion of the acquisition premium allocated to the period. The amount of acquisition premium allocated to each period is determined by multiplying the OID that you otherwise would include in income by a fraction, the numerator of which is the excess of your cost over the adjusted issue price of the OID Debt Security and the denominator of which is the excess of the OID Debt Security’s stated redemption price at maturity over its adjusted issue price. If the amount you pay is less than the OID Debt Security’s adjusted issue price, you will be required to include in income any OID accruing with respect to that OID Debt Security and, to the extent of the difference between the amount you pay and the OID Debt Security’s adjusted issue price, the OID Debt Security will be treated as having “market discount.” See “ – Market Discount” below.

Instead of reporting under your normal accounting method, you may elect to include in gross income all interest that accrues on an OID Debt Security by using the constant yield method applicable to OID, subject to certain limitations and exceptions. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest as adjusted by any amortizable bond premium or acquisition premium.

OID – Short-Term Notes

The OID rules described above generally also will apply to Debt Securities with maturities of one year or less, which we refer to as “Short-Term Notes,” but with some modifications.

First, the OID rules treat a Short-Term Note as having OID even if all the payments on the Short-Term Note are of qualified stated interest. As a result, all Short-Term Notes will be OID Debt Securities. Except as we indicate below, if you are a cash-basis holder of a Short-Term Note and you do not identify the Short-Term Note as part of a hedging transaction, you generally will not be required to accrue OID currently, but you will be required to treat any gain realized on a sale, exchange or retirement of the Short-Term Note as ordinary income to the extent the gain does not exceed the OID accrued with respect to the Short-Term Note during the period you held the Short-Term Note. In addition, you may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a Short-Term Note until the maturity of the Short-Term Note or its earlier disposition in a taxable transaction. Notwithstanding the foregoing, you may elect to accrue the OID on a Short-Term Note on a current basis. If you make this election, the limitation on the deductibility of interest we describe above will not apply.

In contrast, a holder using the accrual method of tax accounting and some cash method holders generally will be required to include OID on a Short-Term Note in gross income on a current basis. OID will be treated as accruing for these purposes on a ratable basis or, at the election of the holder, on a constant yield basis based on daily compounding. The IRS has not issued guidance describing the proper methodology for calculating OID accrual on either a ratable or constant yield basis where the amount of interest to be paid is contingent. A reasonable accrual methodology would be for you to include in income in a taxable year the amount of interest you would have received had the Short-Term Note matured on the last day of the taxable year. Because of the application of these rules, you may be required to include in income an amount in excess of actual cash payments received for some taxable years.

Second, regardless of whether you are a cash-basis or an accrual-basis holder, if you are the holder of a Short-Term Note you may elect to accrue any “acquisition discount” with respect to the Short-Term Note on a current basis. Acquisition discount is the excess of the remaining redemption amount of the Short-Term Note at the time of acquisition over the purchase price. Acquisition discount will be treated as accruing ratably or, at the election of the holder, under a constant yield method based on daily compounding. If you elect to accrue acquisition discount, the OID rules will not apply.

Finally, the market discount rules we describe below will not apply to Short-Term Notes.

Premium

If you purchase a Debt Security at a cost greater than the Debt Security’s redemption amount, you will be considered to have purchased the Debt Security at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the Debt Security. If you make this election, the election generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the IRS. If you elect to amortize the premium, you will be required to reduce your tax basis in the Debt Security by the amount of the premium amortized during your holding period. OID Debt Securities purchased at a premium will not be subject to the OID rules described above. If you do not elect to amortize premium, the amount of premium will be included in your tax basis in the Debt Security. Therefore, if you do not elect to amortize premium and you hold the Debt Security to maturity, you generally will be required to treat the premium as capital loss when the Debt Security matures.

Market Discount

If you purchase a Debt Security at a price that is lower than the Debt Security’s redemption amount (or in the case of an OID Debt Security, the note’s adjusted issue price), by 0.25% or more of the redemption amount (or adjusted issue price), multiplied by the number of remaining whole years to maturity, the Debt Security will be considered to have “market discount” in your hands. In this case, any gain that you realize on the disposition of the Debt Security generally will be treated as ordinary interest income to the extent of the market discount that accrued on the Debt Security during your holding period. In addition, you may be required to defer the deduction of a portion of the interest paid on any indebtedness that you incurred or maintained to purchase or carry the Debt Security. In general, market discount will be treated as accruing ratably over the term of the Debt Security, or, at your election, under a constant yield method.

You may elect to include market discount in gross income currently as it accrues (on either a ratable or constant yield basis), in lieu of treating a portion of any gain realized on a sale of the

Debt Security as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. If you do make this election, it will apply to all market discount debt instruments that you acquire on or after the first day of the first taxable year to which the election applies. The election may not be revoked without the consent of the IRS.

Sale, Exchange, or Retirement of Notes

Upon the sale, exchange, retirement or other disposition of a Debt Security, you will recognize gain or loss equal to the difference between the amount you realize from the disposition (less, if the Debt Security is disposed of between interest payment dates, the amount attributable to accrued interest) and your tax basis in the Debt Security. Your tax basis in a Debt Security initially is your cost for the Debt Security. This amount is increased by any OID or market discount previously included by you in income with respect to the Debt Security and is decreased by the amount of any bond premium you previously amortized and the amount of any payment (other than a payment of qualified stated interest) you have received in respect of the Debt Security. The portion of any amount realized that is attributable to accrued interest is included in your gross income as interest income.

Except as discussed above with respect to market discount, gain or loss realized by you on the sale, exchange, retirement, or other disposition of a Debt Security generally will be capital gain or loss and will be long-term capital gain or loss if the Debt Security has been held for more than one year. Net long-term capital gain recognized by an individual generally will be subject to tax at a maximum rate, which is currently 15%. Your ability to offset capital losses against ordinary income is limited.

Foreign Currency Notes

Additional considerations apply if you hold a Debt Security payable in a currency other than U.S. dollars (“Foreign Currency”) and you use the U.S. dollar as your functional currency. In the case of payments of interest, if you use the cash method of accounting for United States federal income tax purposes, when you receive a payment of interest on a Debt Security (other than OID or market discount), you will be required to include in income the U.S. dollar value of the Foreign Currency payment (determined on the date the payment is received) regardless of whether the payment is in fact converted to U.S. dollars at that time, and the U.S. dollar value will be your tax basis in the Foreign Currency. If you use the accrual method of accounting for United States federal income tax purposes, or are otherwise required to accrue interest prior to receipt, you will be required to include in income the U.S. dollar value of the amount of interest income (including OID) that has accrued and is otherwise required to be taken into account with respect to a Debt Security during an accrual period. The U.S. dollar value of the accrued income will be determined by translating the income at the average rate of exchange for the accrual period or, with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. You may elect, however, to translate the accrued interest income using the exchange rate on the last day of the accrual period or, with respect to an accrual period that spans two taxable years, using the exchange rate on the last day of the taxable year. If the last day of an accrual period is within five business days of the date of receipt of the accrued interest, you may translate the interest using the exchange rate on the date of receipt. The above election will apply to all other debt obligations held by you and may not be changed without the consent of the IRS. You should consult a tax advisor before making the above election. In addition to the interest income described above, because the Debt Securities are denominated and interest will be paid in a Foreign Currency, you will be required to recognize currency gain or loss. This gain or loss will be treated as ordinary income or loss. The currency gain or loss will be recognized on the date interest is received or the Debt Securities are disposed of and will equal the difference, if any, between the U.S. dollar value of the Foreign Currency payment received (determined on the date the payment is received) in respect of the accrual period and the U.S. dollar value of interest income that has accrued during the accrual period (as determined above).

If you purchase a Debt Security with previously owned Foreign Currency, you will recognize currency gain or loss (which will be treated as ordinary income or loss) in an amount equal to the difference, if any, between your tax basis in the Foreign Currency and the U.S. dollar fair market value of the Foreign Currency used to purchase the Debt Security, determined on the date of purchase.

If you receive Foreign Currency on a sale, exchange, or retirement of a Debt Security, the amount realized will be based on the U.S. dollar value of the Foreign Currency on the date the payment is received or the Debt Security is disposed of (or deemed disposed of as a result of a material change in the terms of the Debt Security). If, however, a Debt Security is traded on an established securities market and you are a cash basis taxpayer (or an accrual basis taxpayer that has made an appropriate election), the U.S. dollar value of the amount realized will be determined by translating the Foreign Currency payment at the spot rate of exchange on the settlement date of the sale. Your adjusted tax basis in a Debt Security will equal the amount you paid for the Debt Security, increased by the amounts of any market discount or OID you previously included in income with respect to the Debt Security and reduced by any amortized acquisition or other premium and any principal payments you received in respect of the Debt Security. For purposes of the previous sentence, the amount of any payment in or adjustments measured by Foreign Currency will be equal to the U.S. dollar value of the Foreign Currency on the date of the purchase or adjustment.

Gain or loss realized upon the sale, exchange, or retirement of a Debt Security that is attributable to fluctuations in currency exchange rates will be ordinary income or loss which will not be treated as interest income or expense. Gain or loss attributable to fluctuations in exchange rates will equal the difference between the U.S. dollar value of the Foreign Currency principal amount of the Debt Security, determined on the date the payment is received or the Debt Security is disposed of, and the U.S. dollar value of the Foreign Currency principal amount of the Debt Security, determined on the date you acquired the Debt Security. The Foreign Currency gain or loss will be recognized only to the extent of the total gain or loss you realized on the sale, exchange or retirement of the Debt Security.

You will have a tax basis in any Foreign Currency received as interest or on the sale, exchange, or retirement of a Debt Security equal to the U.S. dollar value of the Foreign Currency, determined at the time the interest is received or at the time of the sale, exchange, or retirement. Any gain or loss realized by you on a sale or other disposition of Foreign Currency (including its exchange for U.S. dollars or its use to purchase Debt Securities) will be ordinary income or loss.

If you purchase a Debt Security at a premium, because the notes are denominated in a Foreign Currency, you should calculate the amortization of the premium in the Foreign Currency. Premium amortization deductions attributable to a period reduce interest income in respect of that period, and therefore are translated into U.S. dollars at the rate that you use for interest payments in respect of that period. Currency gain or loss will be realized with respect to amortized premium based on the difference between the exchange rate computed on the date or dates the premium is amortized against interest payments on the note and the exchange rate on the date you acquired the Debt Security.

You must accrue market discount on a Debt Security denominated in a Foreign Currency in the specified currency. The amount that you will be required to include in income in respect of accrued market discount will be the U.S. dollar value of the accrued amount, generally calculated at the exchange rate in effect on the date that you dispose of the Debt Security. No part of the accrued market discount will be treated as currency gain or loss. Any accrued market discount on a Debt Security denominated in a Foreign Currency that is currently includable in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion of an accrual period within the holder’s taxable year). Currency gain or loss with respect to accrued market discount currently includable in income is determined in the manner described above with respect to the computation of currency gain or loss on accrued interest.

United States Holders – Principal Protected Indexed Notes

The Debt Security you purchase may provide for a payment at maturity, in addition to its principal, that is based on the value, return, appreciation or depreciation of a publicly traded security or index of publicly traded securities. We refer to these Debt Securities as “Principal Protected Notes.” In addition, we treat as Principal Protected Notes our Debt Securities as to which the amount of interest payable depends on whether the daily closing levels of 6-month LIBOR for specified periods is within a specified LIBOR range. A Principal Protected Note is treated as a “contingent payment debt instrument” for United States federal income tax purposes subject to taxation under the “noncontingent bond method.” Under the noncontingent bond method, you would be required to report OID or interest income based on a “comparable yield” and a “projected payment schedule,” as described below, established by us for determining interest accruals and adjustments in respect of a Principal Protected Note. If you do not use the “comparable yield” and/or follow the “projected payment schedule” to calculate your OID and interest income on the Principal Protected Note, you must timely disclose and justify the use of other estimates to the IRS.

A “comparable yield” with respect to a contingent payment debt instrument generally is the yield at which we could issue a fixed rate debt instrument with terms similar to those of the contingent payment debt instrument (taking into account for this purpose the level of subordination, term, timing of payments, and general market conditions, but ignoring any adjustments for liquidity or the riskiness of the contingencies with respect to the debt instrument and also ignoring any premium paid by an initial purchaser of the debt instrument). For example, if a hedge is available, the comparable yield is the yield on the synthetic fixed rate debt instrument that would result if the hedge is integrated with the contingent payment debt instrument. If a hedge is not available, but our similar fixed rate debt instruments trade at a price that reflects a spread above a benchmark rate, the comparable yield is the sum of the value of the benchmark rate on the issue date and the spread. Notwithstanding the foregoing, a comparable yield must not be less than the applicable federal rate based on the overall maturity of the debt instrument.

A “projected payment schedule” with respect to a contingent payment debt instrument is generally a series of expected payments the amount and timing of which would produce a yield to maturity on that debt instrument equal to the comparable yield. The “comparable yield” and “the projected payment schedule” for a Principal Protected Note may be obtained by contacting Bank of America Corporation. You should be aware that this information is not calculated or provided for any purposes other than the determination of a holder’s interest accruals and adjustments in respect of the Principal Protected Note. We make no representations regarding the actual amounts of payments on the Principal Protected Note.

Based on the comparable yield and the issue price of a Principal Protected Note, you generally are required (regardless of your accounting method) to accrue as OID the sum of the daily portions of interest on the Principal Protected Note for each day in the taxable year on which you held the Principal Protected Note, adjusted upward or downward to reflect the difference, if any, between the actual and projected amount of any contingent payments on the Principal Protected Note, as set forth below. The daily portions of interest in respect of a Principal Protected Note are determined by allocating to each day in an accrual period the ratable portion of interest on the

Principal Protected Note that accrues in the accrual period. The amount of interest on a Principal Protected Note that accrues in an accrual period is the product of the comparable yield on the Principal Protected Note (adjusted to reflect the length of the accrual period) and the adjusted issue price of the Principal Protected Note at the beginning of the accrual period. The adjusted issue price of a Principal Protected Note at the beginning of the first accrual period is its issue price and for any accrual period thereafter will be:

•	the sum of the issue price of the Principal Protected Note and any interest previously accrued thereon by a holder (disregarding any positive or negative adjustments) minus

•	the amount of any projected payments on the Principal Protected Note for previous accrual periods.

The issue price of each Principal Protected Note in an issue of Debt Securities is the first price at which substantial amounts of those Debt Securities were sold. Because of the application of the OID rules, it is possible that you will be required to include interest income or OID in excess of actual cash payments received for some taxable years.

You will be required to recognize interest income equal to the amount of any positive adjustment (i.e., the excess of actual payments over projected payments) in respect of a Principal Protected Note for a taxable year. A negative adjustment (i.e., the excess of projected payments over actual payments) in respect of a Principal Protected Note for a taxable year:

•	will first reduce the amount of interest in respect of the Principal Protected Note that you would otherwise be required to include in income in the taxable year; and

•	to the extent of any excess, will give rise to an ordinary loss equal to that portion of the excess as does not exceed the excess of (1) the amount of all previous interest inclusions under the Principal Protected Note over (2) the total amount of net negative adjustments that you have treated as ordinary loss on the Principal Protected Note in prior taxable years.

A net negative adjustment is not subject to the two percent floor limitation imposed on miscellaneous deductions under Section 67 of the Internal Revenue Code. Any negative adjustment in excess of the amounts described above will be carried forward to offset future interest income in respect of the Principal Protected Note or to reduce the amount realized on a sale, exchange, or retirement of the Principal Protected Note. If you purchase a Principal Protected Note at a price other than its issue price, the difference between your purchase price and the issue price generally will be treated as a positive or negative adjustment, as the case may be, and allocated to the daily portions of interest or projected payments with respect to the Principal Protected Note. For example, if your purchase price is more than the issue price of the Principal Protected Note and the reason for this difference is due to an increase in the amount you expect to receive at maturity, you should allocate the difference to the payment at maturity and treat this amount as a negative adjustment which is then netted against any positive adjustment at maturity for purposes of applying the rules described above. Your adjusted tax basis in the Principal Protected Note will be increased by any positive adjustments and decreased by any negative adjustments.

If a contingent payment becomes fixed more than six months prior to maturity, a positive or negative adjustment, as appropriate, is made to reflect the difference between the present value of the amount that is fixed and the present value of the projected amount. A similar adjustment may be appropriate in some circumstances in respect of the Principal Protected Note. For example, it may be possible to determine, based on the decline of an index of publicly traded securities, that the actual amount payable at maturity will be no more than the minimum amount payable, regardless of subsequent appreciation in that index of publicly traded securities. In such a case, assuming more than six months remain prior to maturity, a negative adjustment would be made to reflect the difference between the present value of the principal amount of the notes and the present value of the projected amounts. Moreover, during the term of the debt instrument, it may be possible to determine that the amount payable at maturity will be greater than the projected payment amount, even though the actual amount payable on the Principal Protected Note will not become fixed prior to the maturity date. In that circumstance, the IRS may deem it appropriate to adjust (using the methodology described above or another methodology) the amount of interest income you would be required to recognize in a particular taxable year in respect of a Principal Protected Note. However, until the IRS sets forth rules dealing with that situation, we do not intend to make these adjustments.

Sale, Exchange, or Retirement

Upon a sale, exchange, or retirement of a Principal Protected Note, you generally will recognize taxable gain or loss equal to the difference between the amount you realize on the sale, exchange, or retirement and your tax basis in the Principal Protected Note. Your tax basis in a Principal Protected Note generally will equal the amount you paid for that Principal Protected Note, increased by the amount of interest income previously accrued by you in respect of the Principal Protected Note (disregarding any positive or negative adjustments) and decreased by the amount of all prior projected payments in respect of the Principal Protected Note. You generally will treat any gain as interest income, and any loss as ordinary loss to the extent of the excess of previous interest inclusions over the total negative adjustments previously taken into account as ordinary losses, and the balance as long-term or short-term capital loss (depending upon your holding period for the Principal Protected Note).

Alternative Characterization

Principal Protected Notes may be characterized for federal income tax purposes under a different approach than that described above. For example, as to our Debt Securities as to which the amount of interest payable depends on whether the daily closing levels of 6-Month LIBOR for specified periods is within a specified LIBOR range, the interest rate payable on the Debt Securities may constitute an “objective rate” and thus the Debt Securities could be treated as variable rate debt instruments that are not subject to the rules described above. Under this alternative characterization, the character and possibly the timing of income or gain recognized by holders of that Debt Security may differ significantly from that described above. As another example, the IRS may contend that our Debt Securities linked to the performance of a reference asset should be treated as an investment unit consisting of either a fixed rate or contingent payment debt instrument and one or more options, or under a different approach. Under these alternative characterizations, the timing and character of income or gain recognized by holders of the Debt Securities and the tax basis of any shares of a reference asset received as a result of an exchange may differ significantly from that described above. Accordingly, prospective investors are urged to consult their own tax advisers concerning the United State federal income tax consequences of an investment in our Principal Protected Debt Securities.

United States Holders – Non-Principal Protected Indexed Notes

The Debt Security you purchase may provide for a payment at maturity that is entirely based on the value, return, appreciation or depreciation of a publicly traded security or index of publicly traded securities. We refer to these Debt Securities as “Non-Principal Protected Notes.” Our Indexed Debt Securities that are linked to a basket of securities are Non-Principal Protected Notes. By purchasing a Non-Principal Protected Note, you agree with us to treat the Non- Principal Protected Note, for United States federal income tax purposes, as an investment unit. In the case of our Indexed Debt Securities, the investment unit consists of a fixed rate debt instrument and a put option. Consistent with this characterization, we have determined that any amount paid to us in respect of the original issuance of the Non-Principal Protected Notes is allocated entirely to the debt instrument.

Assuming the agreement described above as to the United States federal income tax treatment of the Non-Principal Protected Note is respected, the interest paid on the Non-Principal

Protected Note will be treated (1) as in part a payment of interest, and (2) as in part a payment for the put option. With respect to each Non-Principal Protected Note, the portion that is treated as interest and the portion that is treated as payment for the put option may be obtained by contacting Bank of America Corporation. The Non-Principal Protected Notes have a term of one year or less, unless the term exceeds one year in the case of a market disruption event. Interest on the Non-Principal Protected Notes should be included in your income as interest at the time that the interest is accrued or received in accordance with your method of accounting. The IRS or a court may determine that the interest should instead be reported under the rules applicable to OID. Any amount you receive that is treated as a payment for the put option will either (1) be included in income by you upon maturity or sale of the Non-Principal Protected Note, or (2) reduce the basis of any shares of underlying securities you may receive at maturity.

A payment of the cash amount upon maturity of the Non-Principal Protected Note would be treated as (1) payment in full of the principal amount of the debt instrument, which would not result in the recognition of gain or loss if you are an initial purchaser of the Non-Principal Protected Note, and (2) the lapse of the put option which would result in your recognition of short-term capital gain in an amount equal to the amount paid to you for the put option as described in the preceding paragraph. Alternatively, with respect to a payment of the physical amount at maturity, delivery of the underlying securities upon maturity of the Non-Principal Protected Notes would be treated as (1) payment in full of the principal amount of the debt instrument, which would not result in the recognition of gain or loss if you are an initial purchaser of the Non-Principal Protected Notes, and (2) the exercise by us of the put option and your purchase of the underlying securities for an amount equal to the principal amount of the Non-Principal Protected Notes. Your United States federal income tax basis in the underlying securities you receive would equal the principal amount of your Non-Principal Protected Notes less the amount of payments you received for the put option as described in the preceding paragraph. Your holding period in the underlying securities you receive would begin on the day after you beneficially receive these securities. If you receive cash in lieu of fractional shares, you would recognize a short-term capital gain or loss in an amount equal to the difference between the amount of cash you receive and your tax basis (determined in the manner described above) in the fractional share.

Upon a sale, exchange, or other disposition of your Non-Principal Protected Notes (other than at maturity), you will be required to apportion the value of the amount you receive between the debt instrument and the put option on the basis of the values thereof on the date of the redemption or sale. You would recognize gain or loss with respect to the debt instrument in an amount equal to the difference between (1) the amount apportioned to the debt instrument and (2) your adjusted United States federal income tax basis in the debt instrument (which would generally be equal to the principal amount of your Non-Principal Protected Notes if you are an initial purchaser of the Non-Principal Protected Notes). Except to the extent attributable to accrued but unpaid interest with respect to the debt instrument (which would be treated as ordinary income), the gain or loss would generally be short-term capital gain or loss. The value of the amount that you receive that is apportioned to the put option (together with any amount of premium received in respect thereof and deferred as described above) would be treated as short-term capital gain. If the value of the debt instrument on the date of the sale of your Non-Principal Protected Notes is in excess of the amount you receive upon the sale, you would likely be treated as having made a payment to the purchaser equal to the amount of the excess in order to extinguish your rights and obligations under the put option. In this case, you would likely recognize short-term capital gain or loss in an amount equal to the difference between the premium you previously received in respect of the put option and the amount of the deemed payment made by you to extinguish the put option.

If you are a secondary purchaser of the Non-Principal Protected Notes, you would be required to allocate your purchase price for the Non-Principal Protected Notes between the debt instrument and put option based on the respective fair market values of each on the date of purchase. If, however, the portion of your purchase price allocated to the debt instrument in accordance with the preceding sentence is in excess of your purchase price for the Non-Principal Protected Notes, you would likely be treated for tax purposes as having paid nothing for the put option (i.e., your purchase price for the put option would be zero) and as having received a payment for obligating yourself under the put option (which will be deferred as described above) in an amount equal to the excess. If the portion of your purchase price allocated to the debt instrument is at a discount from, or is in excess of, the principal amount of the Non-Principal Protected Notes, you may be subject to the market discount or amortizable bond premium rules with respect to the debt instrument. The portion of your purchase price, if any, that is allocated to the put option would likely be offset for tax purposes against amounts you subsequently receive with respect to the put option (including amounts received upon a sale of the Non-Principal Protected Notes that are attributable to the put option), thereby reducing the amount of gain or increasing the amount of loss you would recognize with respect to the put option or with respect to the sale of any of the underlying securities you receive upon the exercise of the put option.

Although you are generally required to report your income in accordance with the treatment described above, alternative characterizations are possible. For example, the IRS or a court may conclude that the Non-Principal Protected Notes should not be treated as an investment unit and should instead be characterized as a single debt instrument including a contingent payment debt instrument or some type of equity interest. Under these characterizations, the timing and character of income or gain you would be required to recognize in respect of the Non-Principal Protected Notes may differ significantly from that described above. Among other things, the IRS or a court may require you to use an accrual (rather than the cash receipts and disbursements) method of accounting with respect to interest on your Non-Principal Protected Notes, or require you to recognize ordinary gain or loss upon the sale or maturity of your Non-Principal Protected Notes in an amount equal to the difference, if any, between the cash or the fair market value of the underlying securities received at the time and your adjusted United States federal income tax basis in the Non-Principal Protected Notes. Also, the IRS or a court may determine that amounts denominated as option premium should be includible in the United States Holder’s income as interest or other kinds of income. Accordingly, you are urged to consult your own tax advisors concerning the United States federal income tax consequences of an investment in the Non-Principal Protected Notes.

If you purchase the Non-Principal Protected Notes at original issue and you sell any shares of the basket stocks prior or subsequent to the purchase, your purchase of the Non-Principal Protected Notes will not cause you to be subject to any restriction or limitation with respect to the recognition of loss, if any, for United States federal income tax purposes upon your sale of the shares of the basket stocks. If you are a secondary purchaser of the Non-Principal Protected Notes or if you have shorted shares of basket stocks, you should consult your tax advisor regarding the possible application of the wash sale rules to your sale of shares of basket stocks prior or subsequent to your purchase of the Non-Principal Protected Notes.

United States Holders – Backup Withholding and Information Reporting

Generally, payments of principal and interest, and the accrual of OID, with respect to a Debt Security will be subject to information reporting and possibly to backup withholding. Information reporting means that the payment is required to be reported to the holder of the Debt Security and the IRS. Backup withholding means that we are required to collect and deposit a portion of the payment with the IRS as a tax payment on your behalf. Under current United States federal income tax law, backup withholding will be imposed at a rate of 28% through 2010 and at a rate of 31% thereafter.

Unless you are an exempt recipient such as a corporation, payments of principal and interest, and the accrual of OID, with respect to a Debt Security held by you and proceeds from the sale of a Debt Security through the United States office of a broker will be subject to backup withholding unless you supply us with a taxpayer identification number and certify that the taxpayer identification number is correct or you otherwise establish an exemption. In addition, backup withholding will be imposed on any payment of principal and interest, and the accrual of OID, with respect to a Debt Security held by you if you have been informed by the United States Secretary of the Treasury that you have not reported all dividend and interest income required to be shown on your federal income tax return or you fail to certify that you have not underreported your interest and dividend income.

Payments of the proceeds from the sale of a Debt Security to or through a foreign office of a broker, custodian, nominee, or other foreign agent acting on your behalf will not be subject to information reporting or backup withholding. If, however, the nominee, custodian, agent, or broker is, for United States federal income tax purposes, (1) a United States person, (2) the government of the United States or the government of any state or political subdivision of any state (or any agency or instrumentality of any of these governmental units), (3) a controlled foreign corporation, (4) a foreign partnership that is either engaged in a United States trade or business or whose United States partners in the aggregate hold more than 50% of the income or capital interests in the partnership, (5) a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, or (6) a United States branch of a foreign bank or foreign insurance company, the payments will be subject to information reporting, unless (a) the custodian, nominee, agent, or broker has documentary evidence in its records that the holder is not a United States person and other conditions are met or (b) the holder otherwise establishes an exemption from information reporting.

If you do not provide us with your correct taxpayer identification number, you may be subject to penalties imposed by the IRS. In addition, any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided specified required information is furnished to the IRS.

Non-United States Holders – Income Tax Considerations

Under current United States federal income tax law and subject to the discussion below concerning backup withholding, if you are a Non-United States Holder, the payment by us, or any paying agent, of principal or interest, including OID, on a Debt Security is not subject to United States federal income or withholding tax provided:

•	you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote;

•	you are not a controlled foreign corporation that is related to us through stock ownership;

•	you are not a bank receiving interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business;

•	the payment is not effectively connected with the conduct of a trade or business in the United States; and

•	either (A) you provide us (or any paying agent) with a statement which sets forth your address, and certifies, under penalties of perjury, that you are not a United States person, citizen, or resident (which certification may be made on an IRS Form W-8BEN (or successor form)) or (B) a financial institution holding the Debt Security on your behalf certifies, under penalties of perjury, that the statement has been received by it and furnishes a copy thereof to us (or any paying agent).

Payments not meeting the requirements set forth above and thus subject to withholding of United States federal income tax may nevertheless be exempt from withholding if you provide us with a properly executed IRS Form W-8BEN (or successor form) claiming an exemption from withholding under the benefit of a tax treaty. To claim benefits under an income tax treaty, you must obtain a taxpayer identification number and certify as to its eligibility under the appropriate treaty’s limitations on benefits article.

You will not be subject to United States federal income tax on any gain realized on the sale, exchange, or retirement of a Debt Security, provided that (a) the gain is not effectively connected with a United States trade or business and (b) in the case of an individual, you are not present in the United States for 183 days or more in the taxable year of the sale or other disposition.

Non-United States Holders – Backup Withholding and Information Reporting

If you are a Non-United States Holder, payments of principal and interest, and the accrual of OID, with respect to a Debt Security and proceeds from the sale of a Debt Security will not be subject to information reporting and backup withholding so long as you certify that you are not a United States person and we do not have actual knowledge that the certification is false (or you otherwise establish an exemption). However, if you do not certify that you are not a United States person or we have actual knowledge that the certification is false (and you have not otherwise established an exemption), you will be subject to backup withholding and information reporting in the manner described above in “United States Holders – Backup Withholding and Information Reporting.”

Reportable Transactions

Applicable Treasury regulations require taxpayers that participate in “reportable transactions” to disclose their participation to the IRS by attaching Form 8886 to their tax returns and to retain a copy of all documents and records related to the transaction. In addition, organizers and sellers of the transaction are required to maintain records, including the lists identifying investors in the transactions, and must furnish those records to the IRS upon demand. A transaction may be a “reportable transaction” based on any of several criteria, one or more of which may be present with respect to an investment in the Debt Securities. Although we do not believe that the issuance of the Debt Securities constituted a “reportable transaction” as defined in the regulations, whether an investment in the notes constitutes a “reportable transaction” for any investor depends on that investor’s particular circumstances. The regulations provide that, in addition to certain other transactions, a “loss transaction” constitutes a “reportable transaction.” A “loss transaction” is any transaction resulting in the taxpayer claiming a loss under section 165 of the Internal Revenue Code in an amount equal to or in excess of certain threshold amounts. The regulations specifically provide that a loss resulting from a “section 988 transaction” will constitute a section 165 loss. In general, a Debt Security will be subject to the rules governing foreign currency exchange gain or loss. Therefore, losses realized with respect to a Debt Security which is denominated in a foreign currency may constitute a section 988 transaction, and a holder of those Debt Securities that recognizes exchange loss in an amount that exceeds the loss threshold amount applicable to that holder may be required to file Form 8886. Investors should consult their own tax advisors concerning any possible disclosure obligation they may have with respect to their investment in the Debt Securities and should be aware that should we, or other participants in the transaction, determine that the investor list maintenance requirement applies to this transaction, we or they would comply with this requirement.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly, and special reports, proxy statements, and other information with the SEC. You may read and copy any document that we file with the SEC at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You also may inspect our filings over the Internet at the SEC’s website, www.sec.gov. The reports and other information we file with the SEC also are available at our website, www.bankofamerica.com. We have included the SEC’s web address and our web address as inactive textual references only. Except as specifically incorporated by reference into this prospectus, information on those websites is not part of this prospectus.

You also can inspect reports and other information we file at the offices of The New York Stock Exchange, Inc., 20 Broad Street, 17th Floor, New York, New York 10005.

The SEC allows us to incorporate by reference the information we file with it. This means:

•	incorporated documents are considered part of this prospectus;

•	we can disclose important information to you by referring you to those documents; and

•	information that we file with the SEC automatically will update and supersede this incorporated information and information in this prospectus.

We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934:

•	our annual report on Form 10-K for the year ended December 31, 2003; and

•	our current reports on Form 8-K filed January 2, 2004, January 15, 2004, January 29, 2004, February 17, 2004, February 19, 2004, March 2, 2004, March 10, 2004, March 15, 2004, March 18, 2004, March 22, 2004, March 23, 2004, March 30, 2004, April 1, 2004 (as amended April 14, 2004), April 9, 2004, and April 14, 2004 (other than those portions furnished under Item 9 or Item 12 of Form 8-K).

We also incorporate by reference reports that we will file under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, but not any information that we may furnish pursuant to Item 9 or Item 12 of Form 8-K.

You should assume that the information appearing in this prospectus is accurate only as of the date of this prospectus. Our business, financial position, and results of operations may have changed since that date.

You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address:

Bank of America Corporation

Corporate Treasury Division

NC1-007-07-06

100 North Tryon Street

Charlotte, North Carolina 28255

(704) 386-5972

FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You may find these statements by looking for words such as “plan,” “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “potential,” “possible,” or other similar expressions.

The forward-looking statements involve certain risks and uncertainties. Our ability to predict results or the actual effect of our results, performance, or achievements, is inherently uncertain. Accordingly, actual results may differ materially from anticipated results. Information regarding important factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements, is contained under the caption “Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K for the year ended December 31, 2003, which is incorporated by reference. See “Where You Can Find More Information” above for information about how to obtain a copy of our annual report.

Because these forward-looking statements are subject to assumptions and uncertainties, actual results may differ materially from those expressed or implied by these forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this prospectus or the date of any document incorporated by reference in this prospectus.

All subsequent written and oral forward-looking statements attributable to us or any person on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

EXPERTS

Our consolidated financial statements incorporated in this prospectus by reference to our annual report on Form 10-K for the year ended December 31, 2003 have been incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in auditing and accounting.